EXECUTION VERSION
FIFTH AMENDMENT TO LOAN FINANCING AND SERVICING AGREEMENT, dated as of April 4, 2023 (this “Amendment”), among BCRED DENALI PEAK FUNDING LLC, as borrower (the “Borrower”), BCRED TWIN PEAKS LLC, as servicer (the “Servicer”), each LENDER party hereto, the AGENTS for the Lender Groups from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), and DEUTSCHE BANK AG, NEW YORK BRANCH, as facility agent (in such capacity, the “Facility Agent”).
WHEREAS, the Borrower, the Servicer, Wilmington Trust, National Association. as collateral agent and collateral custodian, the Facility Agent and each Lender party thereto are party to the Loan Financing and Servicing Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”); and
WHEREAS, the Borrower, the Servicer, the Facility Agent and the Lenders have agreed to amend the Loan Agreement in accordance with Section 17.2 of the Loan Agreement and subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.1.Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement and the Sale Agreement (as defined in the Loan Agreement), as applicable.
ARTICLE II

Amendments
SECTION 1.1.Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement (including the Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.
SECTION 1.2.Amendments to the Exhibits and Schedules to the Loan Agreement. As of the date of this Amendment, the Exhibits and Schedules to the Loan Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Exhibits and Schedules to the Loan Agreement attached as Appendix B hereto.
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ARTICLE III
Conditions to Effectiveness
SECTION 1.1.This Amendment shall become effective as of the date first written above upon the execution and delivery of this Amendment by each party hereto.
ARTICLE IV
Representations and Warranties
SECTION 1.1.The Borrower hereby represents and warrants to the Facility Agent and each Lender that, as of the date first written above, (i) no Facility Termination Event, Unmatured Facility Termination Event, Cash Trap Event, Servicer Event of Default or Unmatured Servicer Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement and the other Transaction Documents are true and correct in all respects on and as of such day (other than any representation and warranty that is made as of a specific date).
ARTICLE V

Miscellaneous
SECTION 1.1.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 1.2.Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 1.3.Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
SECTION 1.4.Counterparts; Electronic Signatures. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. The parties agree that this Amendment may be executed and delivered by electronic signatures and that the electronic signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
SECTION 1.5.Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
BCRED DENALI PEAK FUNDING LLC, as Borrower
By:     /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Fifth Amendment to LFSA]

BCRED TWIN PEAKS LLC, as Servicer
By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Fifth Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent
By:     /s/ Amit Patel
Name: Amit Patel
Title: Managing Director
By:     /s/ Ho Min Kwak
Name: Ho Min Kwak
Title: Vice President

[Signature Page to Fifth Amendment to LFSA]

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender
By:     /s/ Amit Patel
Name: Amit Patel
Title: Managing Director
By:     /s/ Ho Min Kwak
Name: Ho Min Kwak
Title: Vice President

[Signature Page to Fifth Amendment to LFSA]

DEUTSCHE BANK AG, LONDON BRANCH, as an Agent and as a Committed Lender
By:     /s/ Amit Rohatgi
Name: Amit Rohatgi
Title: Director
By:     /s/ Shamil Shah
Name: Shamil Shah
Title: Managing Director

[Signature Page to Fifth Amendment to LFSA]

RAYMOND JAMES BANK, as an Agent and as a Lender
By:     /s/ Mark Specht
Name: Mark Specht
Title: Vice President

[Signature Page to Fifth Amendment to LFSA]

ALTSHULER SHAHAM PROVIDENT FUNDS & PENSION LTD, on behalf of the provident and pension funds set forth on Schedule I to Joinder Agreement of even date herewith, by and among Altshuler Shaham Provident Funds & Pension Ltd, the Borrower and the Facility Agent, as an Agent and as a Lender
By:     /s/ Nirit Frey-Markman
Name: Nirit Frey-Markman
Title: Executive Vice President, Head of Credit

[Signature Page to Fifth Amendment to LFSA]

APPENDIX A
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EXECUTION VERSION
Conformed through ~~Altshuler Joinder March 2022~~Fifth Amendment dated April 4, 2023
LOAN FINANCING AND SERVICING AGREEMENT
dated as of October 11, 2018
BCRED DENALI PEAK FUNDING LLC,
as Borrower
BCRED TWIN PEAKS LLC,
as Servicer
THE LENDERS FROM TIME TO TIME PARTIES HERETO,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent
THE OTHER AGENTS PARTIES HERETO,
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian
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TABLE OF CONTENTS
Page
ARTICLE I    DEFINITIONS    1
Section 1.1    Defined Terms    1
Section 1.2    Other Definitional Provisions    ~~63~~61
ARTICLE II    THE FACILITY, ADVANCE PROCEDURES AND NOTES    ~~65~~63
Section 2.1    Advances    ~~65~~63
Section 2.2    Funding of Advances    ~~65~~63
Section 2.3    Notes    ~~66~~65
Section 2.4    Repayment and Prepayments    ~~67~~65
Section 2.5    Permanent Reduction of Facility Amount    ~~67~~66
Section 2.6    Extension of Revolving Period    ~~68~~66
Section 2.7    Calculation of Discount Factor    ~~68~~66
Section 2.8    Increase in Facility Amount    ~~69~~68
ARTICLE III    YIELD, UNDRAWN FEE, ETC    ~~70~~68
Section 3.1    Yield and Undrawn Fee    ~~70~~68
Section 3.2    Yield Distribution Dates    ~~70~~68
Section 3.3    Yield Calculation    ~~70~~69
Section 3.4    Computation of Yield, Fees, Etc    ~~70~~69
ARTICLE IV    PAYMENTS; TAXES    ~~70~~69
Section 4.1    Making of Payments    ~~70~~69
Section 4.2    Due Date Extension    ~~71~~69
Section 4.3    Taxes    ~~71~~69
ARTICLE V    INCREASED COSTS, ETC    ~~75~~73
Section 5.1    Increased Costs, Capital Adequacy    ~~75~~73
~~Section 5.2    Inability to Determine Rates SONIA Market Disruption and Cost of Funds    76~~
ARTICLE VI    EFFECTIVENESS; CONDITIONS TO ADVANCES    ~~77~~75
Section 6.1    Effectiveness    ~~77~~75
Section 6.2    Advances and Reinvestments    ~~79~~76
Section 6.3    Transfer of Collateral Obligations and Permitted Investments    ~~81~~78
ARTICLE VII    ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS    ~~82~~80
Section 7.1    Retention and Termination of the Servicer    ~~82~~80
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Section 7.2    Resignation and Removal of the Servicer; Appointment of Successor Servicer    ~~82~~80
Section 7.3    Duties of the Servicer    ~~84~~81
Section 7.4    Representations and Warranties of the Servicer    ~~85~~82
Section 7.5    Reserved    ~~87~~85
Section 7.6    Covenants Relating to the Servicer    ~~87~~85
Section 7.7    Reserved    ~~90~~88
Section 7.8    Collateral Reporting    ~~90~~88
Section 7.9    Reserved    ~~90~~88
Section 7.10    Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records    ~~90~~88
Section 7.11    Optional Sales    ~~92~~89
Section 7.12    Repurchase or Substitution of Warranty Collateral Obligations    ~~93~~91
ARTICLE VIII    ACCOUNTS; PAYMENTS    ~~94~~92
Section 8.1    Accounts    ~~94~~92
Section 8.2    Excluded Amounts    ~~96~~94
Section 8.3    Distributions, Reinvestment and Dividends    ~~96~~94
Section 8.4    Fees    ~~100~~98
Section 8.5    Monthly Report    ~~100~~98
ARTICLE IX    REPRESENTATIONS AND WARRANTIES OF THE BORROWER    ~~101~~99
Section 9.1    Organization and Good Standing    ~~101~~99
Section 9.2    Due Qualification    ~~101~~99
Section 9.3    Power and Authority    ~~101~~99
Section 9.4    Binding Obligations    ~~101~~99
Section 9.5    Security Interest    ~~101~~100
Section 9.6    No Violation    ~~102~~101
Section 9.7    No Proceedings    ~~103~~101
Section 9.8    No Consents    ~~103~~101
Section 9.9    Solvency    ~~103~~101
Section 9.10    Compliance with Laws    ~~103~~102
Section 9.11    Taxes    ~~103~~102
Section 9.12    Monthly Report    ~~104~~102
Section 9.13    No Liens, Etc    ~~104~~102
Section 9.14    Information True and Correct    ~~104~~102
Section 9.15    Bulk Sales    ~~105~~103
Section 9.16    Collateral    ~~105~~103
Section 9.17    Selection Procedures    ~~105~~103
Section 9.18    Indebtedness    ~~105~~103
Section 9.19    No Injunctions    ~~105~~103
Section 9.20    No Subsidiaries    ~~105~~103
Section 9.21    ERISA Matters    ~~105~~103
Section 9.22    Investment Company Status    ~~105~~103
Section 9.23    Set-Off, Etc    ~~105~~103
Section 9.24    Collections    ~~105~~104
Section 9.25    Value Given    ~~106~~104
Section 9.26    Regulatory Compliance    ~~106~~104
Section 9.27    Separate Existence    ~~106~~104
Section 9.28    Transaction Documents    ~~106~~104
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Section 9.29    Anti-Terrorism, Anti-Money Laundering    ~~106~~104
Section 9.30    Anti-Bribery and Corruption    ~~107~~105
Section 9.31    EEA Financial Institution    ~~107~~106
Section 9.32    ~~Volcker Rule 107~~[Reserved]    106
Section ~~9.34~~9.33    AIFMD    ~~108~~106
Section ~~9.35~~9.34    Similar Law    ~~108~~106
ARTICLE X    COVENANTS    ~~108~~106
Section 10.1    Protection of Security Interest of the Secured Parties    ~~108~~106
Section 10.2    Other Liens or Interests    ~~109~~107
Section 10.3    Costs and Expenses    ~~109~~107
Section 10.4    Reporting Requirements    ~~109~~107
Section 10.5    Separate Existence    ~~110~~108
Section 10.6    Hedging Agreements    ~~111~~109
Section 10.7    Tangible Net Worth    111
Section 10.8    Taxes    ~~113~~111
Section 10.9    Merger, Consolidation, Etc    ~~113~~111
Section 10.10    Deposit of Collections    ~~113~~112
Section 10.11    Indebtedness; Guarantees    ~~113~~112
Section 10.12    Collateral Obligation Limitations    ~~114~~112
~~Section 10.13    The Borrower must (at all times) own no fewer than three Collateral Obligations meeting such requirements    114~~
Section ~~10.14~~10.13    Documents    ~~114~~112
Section ~~10.15~~10.14    Preservation of Existence    ~~114~~112
Section ~~10.16~~10.15    Limitation on Investments    ~~114~~112
Section 10.16    Distributions    ~~114~~112
Section 10.17    Performance of Borrower Assigned Agreements    ~~115~~113
Section 10.18    Material Modifications    ~~115~~113
Section 10.19    Further Assurances; Financing Statements    ~~115~~114
Section 10.20    Obligor Payment Instructions    ~~116~~114
Section 10.21    Delivery of Collateral Obligation Files    ~~116~~115
Section 10.22    Beneficial Ownership Certification    ~~116~~115
Section 10.23    Limitation on Purchases from Affiliates    ~~117~~115
Section 10.24    ERISA~~. The Borrower shall not become a Benefit Plan Investor at any time while any Obligations are outstanding 117~~    115
Section 10.25    Policies and Procedures for Sanctions    ~~117~~115
Section 10.26    Compliance with Sanctions    ~~117~~115
Section 10.27    Compliance with Anti-Money Laundering    ~~117~~116
Section 10.28    Ineligible Collateral    116
ARTICLE XI    THE COLLATERAL AGENT    ~~117~~116
Section 11.1    Appointment of Collateral Agent    ~~117~~116
Section 11.2    Monthly Reports    ~~118~~116
Section 11.3    Collateral Administration    ~~118~~116
Section 11.4    Removal or Resignation of Collateral Agent    ~~121~~120
Section 11.5    Representations and Warranties    ~~122~~120
Section 11.6    No Adverse Interest of Collateral Agent    ~~122~~121
Section 11.7    Reliance of Collateral Agent    ~~122~~121
Section 11.8    Limitation of Liability and Collateral Agent Rights    ~~123~~121
Section 11.9    Tax Reports    ~~125~~124
Section 11.10    Merger or Consolidation    ~~125~~124
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Section 11.11    Collateral Agent Compensation    ~~126~~124
Section 11.12    Anti-Terrorism Laws    ~~126~~125
ARTICLE XII    GRANT OF SECURITY INTEREST    ~~126~~125
Section 12.1    Borrower’s Grant of Security Interest    ~~126~~125
Section 12.2    Borrower Remains Liable    ~~128~~126
Section 12.3    Release of Collateral    ~~128~~127
ARTICLE XIII    FACILITY TERMINATION EVENTS    ~~128~~127
Section 13.1    Facility Termination Events    ~~128~~127
Section 13.2    Effect of Facility Termination Event    ~~131~~130
Section 13.3    Rights upon Facility Termination Event    ~~131~~130
Section 13.4    Collateral Agent May Enforce Claims Without Possession of Notes    132
Section 13.5    Collective Proceedings    ~~133~~132
Section 13.6    Insolvency Proceedings    ~~133~~132
Section 13.7    Delay or Omission Not Waiver    ~~134~~133
Section 13.8    Waiver of Stay or Extension Laws    ~~134~~133
Section 13.9    Limitation on Duty of Collateral Agent in Respect of Collateral    ~~134~~133
Section 13.10    Power of Attorney    ~~135~~134
ARTICLE XIV    THE FACILITY AGENT    135
Section 14.1    Appointment    135
Section 14.2    Delegation of Duties    ~~136~~135
Section 14.3    Exculpatory Provisions    ~~136~~135
Section 14.4    Reliance by Note Agents    136
Section 14.5    Notices    ~~137~~136
Section 14.6    Non-Reliance on Note Agents    ~~137~~136
Section 14.7    Indemnification    ~~138~~137
Section 14.8    Successor Note Agent    ~~138~~137
Section 14.9    Note Agents in their Individual Capacity    ~~139~~138
Section 14.10    Borrower Procedural Review    ~~139~~138
ARTICLE XV    ASSIGNMENTS    ~~139~~138
Section 15.1    Restrictions on Assignments    ~~139~~138
Section 15.2    Documentation    ~~139~~138
Section 15.3    Rights of Assignee    139
Section 15.4    Assignment by Lenders    139
Section 15.5    Registration; Registration of Transfer and Exchange    ~~140~~139
Section 15.6    Mutilated, Destroyed, Lost and Stolen Notes    ~~141~~140
Section 15.7    Persons Deemed Owners    141
Section 15.8    Cancellation    ~~142~~141
Section 15.9    Participations; Pledge    ~~142~~141
Section 15.10    Reallocation of Advances    ~~143~~142
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ARTICLE XVI    INDEMNIFICATION    ~~143~~142
Section 16.1    Borrower Indemnity    ~~143~~142
Section 16.2    Reserved    143
Section 16.3    Contribution    ~~144~~143
Section 16.4    Net After-Tax Basis    ~~144~~143
ARTICLE XVII    MISCELLANEOUS    ~~144~~143
Section 17.1    No Waiver; Remedies    ~~144~~143
Section 17.2    Amendments, Waivers    144
Section 17.3    Notices, Etc    ~~148~~146
Section 17.4    Costs and Expenses    ~~148~~146
Section 17.5    Binding Effect; Survival    ~~149~~146
Section 17.6    Captions and Cross References    ~~149~~147
Section 17.7    Severability    ~~149~~147
Section 17.8    GOVERNING LAW    ~~149~~147
Section 17.9    Counterparts    ~~149~~147
Section 17.10    WAIVER OF JURY TRIAL    ~~150~~148
Section 17.11    No Proceedings    ~~150~~148
Section 17.12    Limited Recourse    ~~150~~149
Section 17.13    ENTIRE AGREEMENT    ~~152~~150
Section 17.14    Confidentiality    ~~152~~150
Section 17.15    Non-Confidentiality of Tax Treatment    ~~153~~151
Section 17.16    Replacement of Lenders    ~~153~~151
Section 17.17    Consent to Jurisdiction    ~~154~~152
Section 17.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~154~~152
Section 17.19    Lender Representation    ~~155~~153
Section 17.20    Acknowledgement Regarding Any Supported QFCs    ~~155~~153
Section 17.21    Electronic Communications and Signatures    ~~156~~154
ARTICLE XVIII    COLLATERAL CUSTODIAN    ~~156~~154
Section 18.1    Designation of Collateral Custodian    ~~156~~154
Section 18.2    Duties of the Collateral Custodian    ~~156~~154
Section 18.3    Delivery of Collateral Obligation Files    ~~158~~156
Section 18.4    Collateral Obligation File Certification    ~~159~~157
Section 18.5    Release of Collateral Obligation Files    ~~160~~157
Section 18.6    Examination of Collateral Obligation Files    ~~161~~159
Section 18.7    Lost Note Affidavit    ~~162~~159
Section 18.8    Transmission of Collateral Obligation Files    ~~162~~160
Section 18.9    Merger or Consolidation    ~~162~~160
Section 18.10    Collateral Custodian Compensation    ~~162~~160
Section 18.11    Removal or Resignation of Collateral Custodian    ~~163~~160
Section 18.12    Limitations on Liability    ~~163~~161
Section 18.13    Collateral Custodian as Agent of Collateral Agent    ~~165~~162

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EXHIBIT A    Form of Note
EXHIBIT B    Audit Standards
EXHIBIT C-1    Form of Advance Request
EXHIBIT C-2    Reserved
EXHIBIT C-3    Form of Electronic Asset Approval Request
EXHIBIT C-4    Form of Electronic Asset Approval Notice
EXHIBIT D    Form of Monthly Report
EXHIBIT E    Reserved
EXHIBIT F-1    Authorized Representatives of Servicer
EXHIBIT F-2    Request for Release and Receipt
EXHIBIT F-3    Request for Release of Request for Release and Receipt
EXHIBIT G-1    U.S. Tax Compliance Certificate (Foreign Lender - non-Partnerships)
EXHIBIT G-2    U.S. Tax Compliance Certificate (Foreign Participant - non-Partnerships)
EXHIBIT G-3    U.S. Tax Compliance Certificate (Foreign Participants - Partnerships)
EXHIBIT G-4    U.S. Tax Compliance Certificate (Foreign Lenders - Partnerships)
EXHIBIT H    Schedule of Collateral Obligations Certification

SCHEDULE 1    Diversity Score Calculation
SCHEDULE 2    Moody’s Industry Classification Group List
SCHEDULE 3    Collateral Obligations
SCHEDULE 4    GICS Industry Classification Group List

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LOAN FINANCING AND SERVICING AGREEMENT
THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of October 11, 2018, among BCRED DENALI PEAK FUNDING LLC, a Delaware limited liability company (the “Borrower”), BCRED TWIN PEAKS LLC, a Delaware limited liability company (the “Servicer”), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, an “Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION (“WTNA”), as Collateral Agent and Collateral Custodian (each as hereinafter defined), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).
RECITALS
WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and
WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.
NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE VI

DEFINITIONS
SECTION 1.1.Defined Terms. As used in this Agreement, the following terms have the following meanings:
“1940 Act” means the Investment Company Act of 1940, as amended.
“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.
“Account Collateral” has the meaning set forth in Section 12.1(d).
“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.
“Accrual Period” means, with respect to any Distribution Date, the period from and excluding the Determination Date for the immediately preceding Distribution Date (or, in the case of the first Distribution Date following the Fourth Amendment Effective Date, from and including the Distribution Date immediately preceding the Fourth Amendment Effective Date) through and including the Determination Date preceding such Distribution Date.
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“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.
“Advance” has the meaning set forth in Section 2.1(a).
“Advance Date” has the meaning set forth in Section 2.1(a).
“Advance Rate” means, with respect to any Eligible Collateral Obligation, on any date of determination, the applicable percentage in accordance with the following chart:

Advance Rates	For BSLs
BSL type
Advance Rate

Type 1 Broadly Syndicated Loan
72.5%

Type 2 Broadly Syndicated Loan
50%

Type 3 Broadly Syndicated Loan
40%

For Middle Market Loans
Middle Market Loan type
Advance Rate

First Lien Middle Market Loans
70%

Type 1 FILO Loan and Recurring Revenue Collateral Obligations
65%

Type 2 FILO Loan
60%

Type 3 FILO Loan
55%

Second Lien Middle Market Loans and Deemed Second Lien Loans
40%
For Bonds Bond type Advance Rate Senior Secured Bonds 65% Unsecured Bonds 35%
“Advance Request” has the meaning set forth in Section 2.2(a).
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“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” has the meaning set forth in Section 5.1.
“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided that for purposes of determining whether any Collateral Obligation is an Eligible Collateral Obligation or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” has the meaning set forth in the Preamble.
“Aggregate Eligible Collateral Obligation Amount” means, as of any date, the sum of the Collateral Obligation Amounts for all Eligible Collateral Obligations.
“Aggregate Funded Spread” means, as of any day, the sum of: (a) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that bears interest at a spread over ~~a London interbank offered rate based~~an index, (~~i~~A) the excess for each such Collateral Obligation of (x) the sum of (I) the ~~stated interest rate~~sum of such spread ~~on~~for each such Collateral Obligation ~~above~~and such index (inclusive of any credit adjustment spread, if any) for each such Collateral Obligation plus (II) for each such Collateral Obligation that provides for a minimum index amount, the excess, if any, of such minimum index amount over such index on such date of determination, over (y) the Applicable Index in effect for such applicable period of time (which spread or excess may be expressed as a negative percentage) multiplied by (~~ii~~B) the Collateral Obligation Amount of each such Collateral Obligation plus (b) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that ~~bears interest at a spread over an index other than a London interbank offered rate based index~~is a Fixed Rate Collateral Obligation, (~~A~~i) the excess for each such Collateral Obligation of ~~the sum of such spread for each such Collateral Obligation and such index for each such Collateral Obligation over the Applicable Index for such applicable period of time (which spread or excess may be expressed as a negative percentage) multiplied by (B) the Collateral Obligation Amount of each such Collateral Obligation plus (c) in the case of each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation,~~ (x) the interest rate for such Collateral Obligation ~~minus~~over (y) the Applicable Index in effect for the Accrual Period that includes such date of determination multiplied by (~~y~~ii) the Collateral Obligation Amount of each such Collateral Obligation.
“Aggregate Notional Amount” ~~shall mean~~means, with respect to any date of determination, an amount equal to the sum of the notional amounts or equivalent amounts of all outstanding Hedging Agreements, Replacement Hedging Agreements and Qualified Substitute Arrangements, each as of such date of determination.
“Aggregate Unfunded Amount” ~~shall mean~~means, as of any date of determination, the sum of the unfunded commitments and all other standby or contingent commitments associated with each Variable Funding Asset included in the Collateral as of such date.
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“Agreement” means this Loan Financing and Servicing Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“AIF” has the meaning given to the term under the AIFMD.
“AIFM” has the meaning given to the term under the AIFMD.
“AIFMD” means (a) Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and amending Directives 2003/41/EC and 2009/65/EC and Regulations (EC) No. 1060/2009 and (EU) No. 1095/2010, as the same may be amended, supplemented, superseded or re-adopted from time to time (whether with or without qualification) and (b) any applicable law of a member state of the European Union implementing the AIFMD.
“Alternate Base Rate” means a fluctuating rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:
(a)the rate of interest announced publicly by DBNY in New York, New York, from time to time as DBNY’s base commercial lending rate;
(b)½ of one percent above the Federal Funds Rate; and
(c)zero.
“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Accrual Period and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period ending on the day preceding such Distribution Date (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account with respect to the related Accrual Period.
“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.30(a).
“Anti-Money Laundering Laws” has the meaning set forth in Section 9.29(b).
“Applicable Conversion Rate” means, with respect to Euros, GBPs, or CADs, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.
“Applicable Exchange Rate” means with respect to any Collateral Obligation denominated and payable in Euros, GBPs or CADs, on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the related Cut-Off Date and (b) the Applicable Conversion Rate for such currency.
“Applicable Index” means (a) with respect to Dollar Advances, the ~~LIBOR Rate~~sum of (i) Term SOFR and (ii) the Term SOFR Adjustment, (b) with respect to any GBP Advances, Daily Simple SONIA, (c) with respect to Euro Advances, EURIBOR, and (d) with respect to CDOR Advances, CDOR, or, in each case, any other successor index pursuant to the terms of this Agreement.
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“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
“Applicable Margin” means (i) prior to the occurrence of any Facility Termination Event, 1.95% per annum and (ii) after the Revolving Period, 2.05% per annum; provided that, the Applicable Margin shall increase by 2.00% per annum after the occurrence and during the continuance of a Facility Termination Event (unless waived by the Facility Agent in its sole discretion).
“Applicable Time Zone” means (i) with respect to Dollar Advances and CAD Advances, New York City time and (ii) with respect to Euro Advances and GBP Advances, London time.
“Appraised Value” means, with respect to any Asset Based Loan, the appraised value of the pro rata portion of the underlying collateral securing such Collateral Obligation as determined by an Approved Valuation Firm.
“Approved Broker Dealer” means (a) any of JPMorgan Securities, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman Sachs & Co., Société Générale Securities Services, Morgan Stanley & Co., Bank of America Merrill Lynch, Nomura Securities International, Inc., BNP Paribas Securities Corp, Barclays Capital Inc., Credit Suisse Securities (UA) LLC, UBS Financial Services Inc., Wells Fargo Clearing Services, LLC, Jefferies LLC, RBC Capital Markets LLC, Bank of Montreal, The Bank of New York Mellon, N.A., The Bank of Nova Scotia, BMO Harris Bank N.A., Credit Agricole S.A., HSBC Bank, Lloyds TSB Bank, Natixis or Royal Bank of Canada, (b) any other financial institution designated as an “Approved Broker Dealer” by the Servicer and reasonably acceptable to the Facility Agent or (c) any banking or securities Affiliate of any Person specified in clause (a) or (b).
“Approved Valuation Firm” means, with respect to any Collateral Obligation, (i) any of Houlihan Lokey, Duff & Phelps, Lincoln International LLC, Murray Devine, Valuation Research Corp., FTI Consulting, Inc., and any other nationally recognized accounting firm or valuation firm approved by the Facility Agent in its sole discretion and (ii) any other valuation firm specified on the related Asset Approval Request and approved by the Facility Agent in its sole discretion on the related Approval Notice.
“Asset Approval Request” means an electronic notice to the Facility Agent in the form of an email that (a) either (i) is in the form of Exhibit C-3 or (ii) notifies the Facility Agent that the information required by Exhibit C-3, to the extent available (and if not available, the Facility Agent has approved the unavailability of such information), has been posted to the relevant data site and (b) other than with respect to any Non-Approval Collateral Obligation in which notice to the Facility Agent shall not be required, requests the approval of the Facility Agent, in its sole discretion, of one or more Collateral Obligations.
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“Asset Approval Notice” means an electronic notice containing the information from Exhibit C-4 and that provides the approval of the Facility Agent, in its sole discretion, to the acquisition (or incremental pledge) of one or more Collateral Obligations.
“Asset Based Loan” means any Loan which the Servicer identifies on the related Asset Approval Request that (i) was underwritten primarily on the appraised value of the assets securing such Loan and (ii) is governed by a borrowing base.
“Assigned Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute an Eligible Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the subject loan (or, if the seller is the Equityholder, is a “back to back” participation in which the lender on the subject loan is the Parent), (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) is elevated within 45 days of the related Cut-Off Date.
“Available Funds” has the meaning set forth in Section 17.12.
“Available Tenor” means, as of any date of determination and with respect to the then-current Applicable Index, as applicable, any tenor for such Applicable Index or payment period for interest calculated with reference to such Applicable Index, as applicable, that is or may be used for determining the length of a ~~LIBOR~~SOFR Accrual Period pursuant to this Agreement as of such date.
“Average Life” means, as of any day and with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation multiplied by (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.
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“Base Rate” for any Advance means a rate per annum equal to the Applicable Index for such Advance or portion thereof; provided, that in the case of
(d)any day on or after the first day on which a Committed Lender shall have notified the Facility Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Official Body asserts that it is unlawful, for such Committed Lender to fund such Advance at the Base Rate set forth above (and such Committed Lender shall not have subsequently notified the Facility Agent that such circumstances no longer exist), or
(e)any period in the event the Applicable Index is not reasonably available to any Lender for such period, then, except as otherwise provided in Section 17.2, the “Base Rate” shall be a floating rate per annum equal to the Alternate Base Rate in effect on each day of such period.
“Basel III Regulation” ~~shall mean~~means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any governmental authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified. Without limiting the generality of the foregoing, “Basel III Regulation” shall include Part 6 of the European Union regulation on prudential requirements for credit institutions and investment firms (the “CRR”) and any law, regulation, standard, guideline, directive or other publication supplementing or otherwise modifying the CRR.
“Benchmark Replacement” means, for any ~~LIBOR~~SOFR Accrual Period, the first alternative set forth in the order below that can be determined by the Facility Agent with the consent of the Borrower for the applicable Benchmark Replacement Date:
~~(1)    the sum of: (x) in the case of any Advance denominated in Dollars, (a) Term SOFR and (b) the related Benchmark Replacement Adjustment and (y) in the case of any Advance denominated in an Eligible Currency other than Dollars, (a) the alternative set forth in clause (3) below and (b) the related Benchmark Replacement Adjustment;~~
(~~2~~1)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and
(~~3~~2)    the sum of: (a) the alternate benchmark rate that has been selected by the Facility Agent with the consent of the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Eligible Currency at such time and (b) the related Benchmark Replacement Adjustment;
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provided that~~, notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Term SOFR Transition Event, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition. In addition~~, if at any time the Benchmark Replacement would be less than 0%, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Applicable Index with an unadjusted Benchmark Replacement for any applicable ~~LIBOR~~SOFR Accrual Period and Available Tenor for any setting of such unadjusted Benchmark Replacement:
(1)     for purposes of ~~clauses~~clause (1~~) and (2~~) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Facility Agent and that is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Facility Agent in its reasonable discretion:
(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the reference time such Benchmark Replacement is first set for such ~~LIBOR~~SOFR Accrual Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Applicable Index with the applicable unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)the spread adjustment (which may be a positive or negative value or zero) as of the reference time such Benchmark Replacement is first set for such ~~LIBOR~~SOFR Accrual Period that would apply to the fallback rate for a derivative transaction referencing the International Swaps and Derivatives Association definitions to be effective upon an index cessation event with respect to such Applicable Index for the applicable Corresponding Tenor; and
(2)     for purposes of clause (~~3~~2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Facility Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Applicable Index with the applicable unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Applicable Index with the applicable unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Eligible Currency at such time.
    “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “~~LIBOR~~SOFR Accrual Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Facility Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent decides that adoption of any portion of such market practice is
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not administratively feasible or if the Facility Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Facility Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Replacement Date” means, with respect to any Applicable Index, the earliest to occur of the following events with respect to such then-current Applicable Index as determined by the Facility Agent with the consent of the Borrower:
(1)in the case of clause (1) ~~or (2)~~ of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Applicable Index (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Applicable Index (or such component thereof);
(2)in the case of clause (~~3~~2) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

~~(3) in the case of a Term SOFR Transition Event, as applicable, the date that is thirty (30) days after the date notice thereof is provided to the Lenders and the Borrower pursuant to Section 17.2; or~~
(3)~~(4)~~ in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Facility Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the reference time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the reference time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Applicable Index upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Applicable Index (or the published component used in the calculation thereof.
“Benchmark Transition Event” means, as determined by the Facility Agent with the consent of the Borrower, the occurrence of one or more of the following events with respect to the relevant Applicable Index:
(1)a public statement or publication of information by or on behalf of the administrator of such Applicable Index (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Applicable Index (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Applicable Index (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Applicable Index (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Applicable Index (or such component),
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a resolution authority with jurisdiction over the administrator for such Applicable Index (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Applicable Index (or such component), in each case which states that the administrator of such Applicable Index (or such component) has ceased or will cease to provide all Available Tenors of such Applicable Index (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Applicable Index (or such component thereof); and
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Applicable Index (or the published component used in the calculation thereof) announcing that all Available Tenors of such Applicable Index (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Applicable Index if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Applicable Index (or the published component used in the calculation thereof).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bond” means a Senior Secured Bond or an Unsecured Bond.
“Borrower” has the meaning set forth in the Preamble.
“Borrower Assigned Agreements” has the meaning set forth in Section 12.1(c).
“Borrowing Base” means, on any day of determination, (i) the product of the lower of (a) the Weighted Average Advance Rate and (b) the Maximum Portfolio Advance Rate multiplied by the Adjusted Aggregate Eligible Collateral Obligation Balance plus (ii) the amount on deposit in the Principal Collection Account minus (iii) the Aggregate Unfunded Amount plus (iv) the amount on deposit in the Unfunded Exposure Account.
“Borrowing Base Condition” means, both before and after giving pro forma effect to any such distribution, (i) with respect to any distribution permitted under Sections 10.16(a)(A)(1) and 10.16(a)(A)(2), the Borrowing Base is greater than or equal to the
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Advances outstanding, and (ii) with respect to any distribution permitted under Section 10.16(a)(A)(3), the Borrowing Base is greater than or equal to 110% of the Advances outstanding.
“Borrowing Base Deficiency” means an event that occurs and is continuing on any date of determination that the aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base.
“Broadly Syndicated Loan” means a Loan that, as of the related Cut-Off Date, (a) is a syndicated commercial loan, (b) has a Tranche Size of $150,000,000 or greater (without consideration or reductions thereon from scheduled amortization payments), (c)  other than with respect to a Recurring Revenue Collateral Obligation, the relevant Obligor has EBITDA for the most recently reported prior twelve calendar months of at least $50,000,000 (after giving pro forma effect to any acquisition in connection therewith), (d) is rated (or will be rated) (or the relevant Obligor is rated ) at least B3 by Moody’s or B- by S&P and (e) has an average of not less than two observable market quotes over the immediately preceding thirty (30) day period from Approved Broker Dealers and such quotes have been determined with respect to such Loan by Loan X Mark-It Partners, Loan Pricing Corporation or another nationally recognized pricing service for at least the Principal Balance of such Loan.
“Business Day” means any day that is not (i) a Saturday or, Sunday, (ii) any other day on which banking institutions in New York, New York, Luxembourg, London or the city in which the offices of the Collateral Agent or Collateral Custodian are located are authorized or obligated by law, executive order or government decree to remain closed~~,~~ or (iii~~) if the applicable Business Day relates to the advance or continuation of, or payment of an Advance bearing interest at the LIBOR Rate or the determination of the LIBOR Rate, days on which banks are dealing in deposits in an Eligible Currency in the interbank eurodollar market in London, England are closed or (iv~~) if such day relates to a GBP Advance, a day that is not an RFR Banking Day. All references to any “day” or any particular day of any “calendar month” shall mean calendar day unless otherwise specified.
“CAD” means the lawful money of Canada.
“CAD Advance” means each Advance made in CAD.
“Capped Fees/Expenses” means, at any time, the Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses such that the aggregate amount of such Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses paid to the Collateral Agent or the Collateral Custodian under the Transaction Documents in any calendar year do not exceed the sum of (i) 0.03% per annum of the Principal Amount plus (ii) $100,000.
“Cause” means, with respect to an Independent Manager, (i) acts or omissions by such Independent Manager that constitute willful disregard of such Independent Manager’s duties as set forth in the Borrower’s organizational documents, (ii) that such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Manager, (iii) that such Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that such Independent Manager no longer meets the definition of Independent Manager.
“CDOR” means, with respect to any ~~LIBOR~~SOFR Accrual Period, the greater of (i) 0.00% and (ii) the average rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) applicable to bankers’ acceptances for a term equivalent to the ~~LIBOR~~SOFR Accrual Period appearing on the BLOOMBERG PROFESSIONAL Service (or any successor thereto)
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~~CDOR Screen~~Canadian Dealer Offered Rate as of 10:00 a.m. (Toronto time), on the first day of such ~~LIBOR~~SOFR Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, however, if such rate does not appear on the Bloomberg Professional Service (or any successor thereto) ~~CDOR Screen~~Canadian Dealer Offered Rate as contemplated, then the CDOR Rate on any date shall be calculated as the arithmetic mean of the rates of interest quoted as of 10:00 a.m. (Toronto time) on such day by the Facility Agent on the basis of the discount amount at which the Facility Agent is then offering to purchase CAD denominated bankers’ acceptances that have a comparable aggregate face amount to the Advances outstanding in CAD and the same term to maturity as such ~~LIBOR~~SOFR Accrual Period, or if such date is not a Business Day, then on the immediately preceding Business Day.
“Change of Control” means any of (a) the Equityholder shall no longer be the sole equityholder of the Borrower (free and clear of any liens), and (b) Blackstone Credit BDC Advisors LLC, or an Affiliate of The Blackstone Group, Inc. ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Equityholder or the Servicer.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning set forth in Section 12.1.
“Collateral Agent” means WTNA, solely in its capacity as Collateral Agent, together with its successors and permitted assigns in such capacity.
“Collateral Agent and Collateral Custodian Fee Letter” means that certain letter agreement, dated on or about the Third Amendment Effective Date, among the Collateral Agent and Collateral Custodian and the Borrower, as the same may be amended, supplemented or otherwise modified by the parties thereto.
“Collateral Agent Fees and Expenses” has the meaning set forth in Section 11.11.
“Collateral Custodian” means WTNA, solely in its capacity as collateral custodian, together with its successors and permitted assigns in such capacity.
“Collateral Custodian Fees and Expenses” has the meaning set forth in Section 18.10.
“Collateral Database” has the meaning set forth in Section 11.3(a)(i).
“Collateral Obligation” means a Loan, a Bond or Participation Interest therein owned by the Borrower, excluding the Retained Interest thereon.
“Collateral Obligation Amount” means for any Collateral Obligation, as of any date of determination, an amount equal to the product of (i) the Discount Factor of such Collateral Obligation at such time multiplied by (ii) the Principal Balance of such Collateral Obligation as of such date of determination.
The Collateral Obligation Amount of any Collateral Obligation that ceases to be (or otherwise is not) an Eligible Collateral Obligation shall be zero.
“Collateral Obligation File” means, with respect to each Collateral Obligation, as identified on the related Document Checklist, (X) for any Middle Market Loan, (i) if the Collateral Obligation includes a promissory note, (x) an original, executed copy of such
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promissory note, or (y) in the case of a lost promissory note, a copy of such executed promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank (unless such note is in bearer form, in which case delivery alone shall suffice), or (z) in the case of a noteless Collateral Obligation, a copy of each executed document or instrument evidencing the assignment of such Collateral Obligation to the Borrower, (ii) copies of the primary loan agreement or indenture, (iii) any related security agreement, mortgage, moveable or immoveable hypothec, deed of hypothec, guarantees, note purchase agreement, intercreditor and/or subordination agreement and in the possession of the Borrower, (iv) copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation and (v) any other document included by the Servicer on the related Document Checklist and (Y) for any Broadly Syndicated Loan, (x) copies of the related loan agreement, (y) copies of the related assignment agreement, and (z) any other document reasonably available to the Borrower and requested by the Facility Agent or any Lender.
“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Diversity Test, the Minimum Weighted Average Spread Test, the Minimum Weighted Average Coupon Test and the Maximum Weighted Average Life Test.
“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.
“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.
“Commercial Paper Rate” for Advances means, to the extent a Conduit Lender funds such Advances by issuing commercial paper, the sum of (i) the weighted average of the rates at which commercial paper notes of such Conduit Lender issued to fund such Advances (which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to its commercial paper maturing on dates other than those on which corresponding funds are received by the Conduit Lender and costs or other borrowings by the Conduit Lender (other than under any related support facility) may be sold by any placement agent or commercial paper dealer selected by such Conduit Lender, as agreed in good faith between each such agent or dealer and such Conduit Lender; provided, that if the rate (or rates) as agreed between any such agent or dealer and such Conduit Lender for any Advance is a discount rate (or rates), then such rate shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum plus, without duplication (ii) any and all reasonable costs and expenses of any issuing and paying agent or other Person responsible for the administration of such Conduit Lender’s commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper issued to fund the making or maintenance of any Advance. Each Conduit Lender shall notify the Facility Agent of its Commercial Paper Rate applicable to any Advance promptly after the determination thereof.
“Commitment” means, for each Committed Lender, (a) prior to the Facility Termination Date, the commitment of such Committed Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Committed Lender’s name on Annex B or pursuant to the assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur
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of (i) the Facility Termination Date and (ii) the end of the Revolving Period, such Committed Lender’s pro rata share of all Advances outstanding.
“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.
“Competitor” means (a) any Person primarily engaged in the business of private investment management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Borrower, the Servicer, the sub-advisor of the Servicer, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.
“Conduit Advance Termination Date” means, with respect to a Conduit Lender, the date of the delivery by such Conduit Lender to the Borrower of written notice that such Conduit Lender elects, in its sole discretion, to permanently cease funding Advances hereunder.
“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.
“Contractual Obligation” means with respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent, the Securities Intermediary or the Collateral Custodian, as applicable, specified on Annex A, or such other address within the United States as it may designate from time to time by notice to the Facility Agent.
“Cost of Funds Rate” means, for any Accrual Period and any Lender, the rate determined as set forth below:
(a)with respect to each Conduit Lender and each day of such Accrual Period, the lower of (i) such Conduit Lender’s Commercial Paper Rate for such day and (ii) ~~the LIBOR Rate~~Term SOFR; provided, that if and to the extent that, and only for so long as, a Conduit Lender at any time determines in good faith that it is unable to raise or is precluded or prohibited from raising, or that it is not advisable to raise, funds through the issuance of commercial paper notes in the commercial paper market of the United States to finance its making or maintenance of its portion of any Advance or any portion thereof (which determination may be based on any allocation method employed in good faith by such Conduit Lender), upon notice from such Conduit Lender to the Agent for its Lender Group and the Facility Agent, such Conduit Lender’s portion of such Advance shall bear interest at a rate per annum equal to the Base Rate.
(b)with respect to each Committed Lender, the Base Rate.
“Covered Entity” means any of the following:
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(a)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(c)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning set forth in Section 17.20.
“Critical Component” means, in respect of a weapons system referred to in the definition of Prohibited Defense Asset, a fundamental component used specifically in the production of the weapon system or plays a direct role in the lethality of the weapon system.
“Cut-Off Date” means, with respect to each Collateral Obligation, the date such Collateral Obligation becomes a part of the Collateral.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Facility Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for leveraged loans; provided, that if the Facility Agent decides that any such convention is not administratively feasible for the Facility Agent, then the Facility Agent may establish another convention with the consent of the Borrower.
“Daily Simple SONIA” for any day (a “SONIA Interest Day”), an interest rate per annum equal to the sum of (x) SONIA for the Lookback Period prior to (A) if such SONIA Interest Day is a business day, such SONIA Interest Day or (B) if such SONIA Interest Day is not a business day, the business day immediately preceding such SONIA Interest Day, plus (y) 0.1193% per annum. Notwithstanding the foregoing, “Daily Simple SONIA” shall not have a value of less than zero.
“DBNY” means Deutsche Bank AG, New York Branch, and its successors.
“DB Sole Discretion Trigger Event” means, with respect to any Collateral Obligation, (i) the occurrence of a Revaluation Event under clause (a) or (c) of the definition thereof or (ii) more than one Revaluation Event shall have occurred with respect to such Collateral Obligation.
“Debt-to-Recurring-Revenue Ratio” means, with respect to any Recurring Revenue Collateral Obligation for any period, the meaning of “Debt-to-Recurring Revenue Ratio” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Debt-to-Recurring Revenue Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness of the related Obligor less Unrestricted Cash, to (b) recurring revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that, in the event of a lack of any such information necessary to calculate the Debt-to-Recurring Revenue Ratio, a Revaluation Event shall occur as set forth in the definition thereof.
“Deemed Second Lien Loan” means any Loan which would have constituted a FILO Loan but for the second proviso of the definition thereof.
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“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Collateral Obligation” means any Collateral Obligation as to which any one of the following events has occurred:
(c)any Scheduled Collateral Obligation Payment or part thereof is unpaid more than 2 Business Days beyond the grace period (if any) permitted by the related Underlying Instrument;
(d)an Insolvency Event occurs with respect to the Obligor thereof;
(e)the Servicer or the Borrower has actual knowledge of a default as to the payment of principal and/or interest that has occurred and continues for more than two Business Days beyond the grace period (if any) under the related underlying instruments (but in no case longer than 5 Business Days total, including any grace period) on another loan or other debt obligation of the same Obligor that is (a) senior or pari passu in right of payment to such Collateral Obligation, (b) either a full recourse obligation of the Obligor or secured by the same collateral securing such Collateral Obligation and (c) in an amount (whether separately or in the aggregate) in excess of $250,000;
(f)such Collateral Obligation has (x) a public rating by Standard & Poor’s of “CC” or below, or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by Standard & Poor’s or Moody’s, as applicable;
(g)the Servicer or the Borrower has actual knowledge that such Collateral Obligation is pari passu or junior in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has (i) a public rating by Standard & Poor’s of “CC” or below, or “SD” or (ii) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD”, and in each case such other debt obligation remains outstanding (provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor);
(h)a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of such Collateral Obligation (but only until such default is cured or waived) in the manner provided in the Underlying Instruments; or
(i)the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a material portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status.
“Deferrable Collateral Obligation” means a Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest~~.~~, excluding, however, any Collateral Obligation that provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 6.00% per annum over the Applicable Index or (ii) otherwise, 5.00% per annum over the applicable index rate.
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“Delayed Drawdown Collateral Obligation” means a Collateral Obligation that (a) requires the Borrower to make one or more future advances to the Obligor under the Underlying Instruments, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only to the extent of unfunded commitments and solely until all commitments by the Borrower to make advances on such Collateral Obligation to the Obligor under the Underlying Instruments expire or are terminated or are reduced to zero.
“Determination Date” means the last day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.
“DIP Loan” means any Loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior Liens.
“Discount Factor” means, with respect to each Collateral Obligation and as of any date of determination pursuant to Section 2.7, the value (expressed as a percentage of par) of such Collateral Obligation as determined by the Facility Agent in its sole discretion in accordance with Section 2.7.
“Distribution Date” means the 20th day of each calendar month.
“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 1 hereto, as such diversity scores shall be updated at the option of the Facility Agent in its sole discretion if Moody’s publishes revised criteria and the application of such revised criteria to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.
“Document Checklist” means an electronic list delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian that identifies each of the documents contained in each Collateral Obligation File and whether such document is an original or a copy and an electronic copy will be delivered to the Collateral Custodian related to a Collateral Obligation and includes the name of the Obligor with respect to such Collateral Obligation, in each case as of the related Funding Date.
“Dodd-Frank Regulation” means, with respect to any Affected Person, any rule, regulation or guideline applicable to such Affected Person and arising directly or indirectly from the Dodd-Frank Wall Street Reform and Consumer Protection Act and all laws, regulations requests, rules, guidelines or directives thereunder or issued in connection therewith.
“Dollar(s)” and the sign “$” mean lawful money of the United States of America.
“Early Opt-in Election” means, with respect to any Eligible Currency, the occurrence of: (1) a notification by the Facility Agent to (or the request by the Borrower to the Facility Agent to notify) each of the other parties hereto that syndicated credit facilities denominated in the applicable Eligible Currency being executed at such time, or that include language similar to that contained in Section 17.2 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the relevant Applicable Index, and (2) the joint election by the Facility Agent and the Borrower to declare that an Early Opt-in Election for such Eligible Currency has occurred and the provision, as applicable, by the Facility Agent of written notice of such election to the Borrower and the Lenders.
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“EBITDA” means, with respect to any Relevant Test Period and any Collateral Obligation, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Obligation. In any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related Obligor and any of its parents that are obligated with respect to such Collateral Obligation pursuant to its Underlying Instruments and any of their respective Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent reported pursuant to the related Underlying Instruments and set forth on the related Asset Approval Notice or otherwise approved by the Facility Agent in its sole discretion, other non-cash charges that were deducted in determining earnings from continuing operations for such period and, to the extent mutually agreed by the Servicer and the Facility Agent on a Collateral Obligation by Collateral Obligation basis, any other adjustments to earnings, including costs and expenses reducing earnings, other extraordinary non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period), and pro forma adjustments in connection with acquisitions.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution to the extent such public administrative authority or Person has the authority to exercise Write-Down and Conversion Powers.
“Effective Date” has the meaning set forth in Section 6.1.
“Effective Equity” means, as of any day, the greater of (x) the sum of the Principal Balances of all Eligible Collateral Obligations on such date plus the amount on deposit in the Principal Collection Account on such date plus the amount on deposit in the Unfunded Exposure Account on such date minus the Aggregate Unfunded Amount on such date minus the outstanding principal amount of all Advances on such date and (y) $0.
“Effective LTV” means, with respect to any Asset Based Loan as of any date of determination, the product of (i) the Principal Balance of such Collateral Obligation divided by (ii) the Appraised Value of such Collateral Obligation as of such date of determination.
“Eligible Account” means (i) a segregated trust account or (ii) a segregated direct deposit account, in each case, maintained with a securities intermediary or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1 by Standard & Poor’s and P-1 by Moody’s. In either case, such depository institution or trust company shall have been approved by the Facility Agent, acting in its reasonable discretion, by written notice to the Borrower. DBNY and WTNA are deemed to be acceptable securities intermediaries to the Facility Agent.
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“Eligible Collateral Obligation” means, on any Measurement Date, each Collateral Obligation that satisfies the following conditions (unless otherwise added with the consent of the Borrower or waived by the Facility Agent in its sole discretion on the related Asset Approval Notice):
(j)(x) the Facility Agent in its sole discretion has delivered an Asset Approval Notice with respect to such Collateral Obligation or (y) such Collateral Obligation is a Non-Approval Collateral Obligation so long as the Facility Agent has received notice from the Borrower of such Non-Approval Collateral Obligation;
(k)such Collateral Obligation is a Type 1 Broadly Syndicated Loan, a Type 2 Broadly Syndicated Loan, a Type 3 Broadly Syndicated Loan, a First Lien Middle Market Loan, a Type 1 FILO Loan, a Type 2 FILO Loan, a Type 3 FILO Loan, a Second Lien Middle Market Loan, a Deemed Second Lien Loan, a Senior Secured Bond, or an Unsecured Bond;
(l)such Collateral Obligation is not a Defaulted Collateral Obligation;
(m)such Collateral Obligation is not an Equity Security and is not convertible into an Equity Security at the option of the applicable Obligor or any other Person other than the Borrower;
(n)such Collateral Obligation is not a Structured Finance Obligation, an Unsecured Loan or participation interest (unless it is a Participation Interest);
(o)such Collateral Obligation is denominated in an Eligible Currency and is not convertible by the Obligor thereof into any currency (other than an Eligible Currency);
(p)such Collateral Obligation is not a single-purpose real estate based loan (unless the related real estate is a hotel, casino or other operating company), a construction loan or a project finance loan;
(q)such Collateral Obligation is not a lease (including a financing lease);
(r)if such Collateral Obligation is a Deferrable Collateral Obligation, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Obligation having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Obligation is a Fixed Rate Collateral Obligation, 3.00% per annum over the ~~LIBOR Rate~~Applicable Index (or applicable replacement index) or (ii) otherwise, 3.00% per annum over the applicable index rate;
(s)has a Purchase Price of at least 80% of par, unless otherwise approved by the Facility Agent in its sole discretion;
(t)such Collateral Obligation is not incurred or issued in connection with a merger, acquisition, consolidation, sale of all or substantially all of the assets of a Person, restructuring or similar transaction, which obligation or security by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions has provided the issuer of such obligation or security with a binding written commitment to provide the same, so long as (i) such commitment
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is equal to the outstanding principal amount of such Collateral Obligation and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such one year maturity pursuant to the terms thereof);
(u)such Collateral Obligation is not a trade claim and the value of such Collateral Obligation is not primarily derived from an insurance policy;
(v)if such Collateral Obligation is a Broadly Syndicated Loan or otherwise has a public rating by Standard & Poor’s or a Moody’s probability of default rating (as published by Moody’s), as of the related Cut-Off Date, such Collateral Obligation does not have either (x) a public rating by Standard & Poor’s of “CCC-” or below or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa2” or below;
(w)the Obligor with respect to such Collateral Obligation is an Eligible Obligor;
(x)such Collateral Obligation is not Margin Stock;
(y)such Collateral Obligation is not a security or swap transaction that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation;
(z)such Collateral Obligation provides for the periodic payment of cash interest;
(aa)such Collateral Obligation is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicing Standard, other than non-credit related risks that have previously been disclosed to the Facility Agent during the process of obtaining an Asset Approval Notice with respect to such Collateral Obligation;
(ab)the acquisition of which will not cause the Borrower to be deemed to own 5.0% or more of any class of vested voting securities of any Obligor or 25.0% or more of the total issued and outstanding vested voting equity securities of any Obligor or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of any class of vested voting equity securities of any Obligor or 25.0% or more of the total issued and outstanding vested voting equity securities of any Obligor, in each case as determined by the Servicer;
(ac)the Underlying Instrument for which does not contain confidentiality provisions that restrict the ability of the Facility Agent to exercise its rights under the Transaction Documents, including, without limitation, its rights to review such debt obligation or participation, the Underlying Instrument and related documents and credit approval file so long as the Facility Agent or each Lender, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments;
(ad)the acquisition of which is not in violation of Regulations T, U or X of the FRS Board;
(ae)such Collateral Obligation is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein (a) subject to customary qualifications for instruments similar to such Collateral Obligation, to the
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Facility Agent, (b) subject to customary qualifications for instruments similar to such Collateral Obligation, to any assignee of the Facility Agent permitted or contemplated under this Agreement, (c) subject to customary qualifications for instruments similar to such Collateral Obligation, to any Person at any foreclosure or strict sale or other disposition initiated by a secured creditor in furtherance of its security interest, and (d) subject to customary qualifications for instruments similar to such Collateral Obligation, to commercial banks, financial institutions, offshore and other funds (in each case, including transfer permitted by operation of the Uniform Commercial Code);
(af)the proceeds of such Loan will not be used to finance activities of the type engaged in by businesses classified under NAICS Codes 2361 (Residential Building Construction), 2362 (Nonresidential Building Construction), 2371 (Utility System Construction), or 2372 (Land Subdivision);
(ag)the Related Security for such Collateral Obligation is primarily located in the United States or an Eligible Jurisdiction;
(ah)such Collateral Obligation has a stated maturity that does not exceed eight (8) years from the related issuance date;
(ai)if such Collateral Obligation is an Assigned Participation Interest, such Assigned Participation Interest has been elevated to a full assignment within the earlier to occur of (x) forty-five (45) days of the related Cut-Off Date and (y) two (2) Business Days following the occurrence of an Unmatured Facility Termination Event or a Facility Termination Event;
(aj)if such Collateral Obligation is a Non-Assigned Participation Interest, the seller thereof has (x) long-term unsecured ratings of at least “Baa1” by Moody’s and “BBB+” by S&P and (y) short-term unsecured ratings of at least “A-1” by S&P and “P-1” by Moody’s;
(ak)such Collateral Obligation does not have an Obligor in a Prohibited Industry;
(al)the proceeds of such Collateral Obligation will not be used to provide financing to any Prohibited Industry or any other industry which is illegal under Applicable Law at the time of acquisition of such Collateral Obligation; and
(am)if such Collateral Obligation is a Recurring Revenue Collateral Obligation, and, as of the related Cut-Off Date, (x) the related Obligor’s last quarter annualized Revenue is at least $25,000,000 (calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor)), (y) has a Debt-to-Recurring-Revenue Ratio of less than 3x for the most recent reporting period of such Obligor and (z) has an Effective LTV less than 40% for the most recent reporting period of such Obligor.
“Eligible Currency” means CADs, Dollars, Euros and GBP.
“Eligible Currency Advance” means any Advances made in CADs, Dollars, Euros and GBPs.
~~“Eligible Currency LIBOR Successor Rate Conforming Changes” means, with respect to any proposed Eligible Currency LIBOR Successor Rate, any conforming changes to the definition of LIBOR Accrual Period, timing and frequency of determining rates and making~~
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~~payments of interest and other administrative matters as may be appropriate, in the discretion of the Facility Agent, to reflect the adoption of such Eligible Currency LIBOR Successor Rate and to permit the administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Eligible Currency LIBOR Successor Rate exists, in such other manner of administration as the determines).~~
“Eligible Jurisdiction” means Australia, Canada, Cayman Islands, Germany, Ireland, Luxembourg, New Zealand, Sweden, Switzerland, The Netherlands, the United Kingdom and the United States.
“Eligible Obligor” means, on any day, any Obligor that (i) is a business organization (and not a natural person) that is duly organized and validly existing under the laws of, the United States or any State thereof or the District of Columbia (or any other Eligible Jurisdiction), (ii) is a legal operating entity or holding company, (iii) is not an Official Body, (iv) is not insolvent, (v) is required to pay all maintenance, repair, insurance and taxes related to the related Collateral Obligation, (vi) is not an Affiliate of, or controlled by, the Borrower, the Servicer or the Equityholder, (vii) is not a Non-Sustainable Obligor and (viii) other than a Recurring Revenue Collateral Obligation, as of the Cut-Off Date, has a most recently reported trailing twelve month EBITDA of $15,000,000 or greater.
“Eligible Successor” means an entity (1) that is legally qualified and has the capacity to act as Servicer under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Servicer under this Agreement and (2) the appointment of which will not cause either of the Borrower or the pool of Collateral Obligations to become required to register under the provisions of the 1940 Act.
“Enterprise Value Loan” means any Loan that is not an Asset Based Loan.
“Environmental Laws” means any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or any other Official Body, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.
“Equity Cure Notice” means a notice from the Borrower to the Facility Agent which satisfies each of the following conditions:
(a)such notice is delivered to the Facility Agent not later than three (3) Business Days after the occurrence of an event specified in Section 13.1(e) and (q);
(b)such notice sets forth evidence demonstrating that the Borrower will cure such Borrowing Base Deficiency, in whole or in part, (i) with a contribution of cash proceeds of one or more equity subscriptions received by Parent;, (ii) such contribution is equal to or greater
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than the amount necessary to cure any such Borrowing Base Deficiency taking into account any other obligations of the Equityholder that such equity subscriptions could be used for and (iii) such proceeds of such contribution shall be used to reduce such Borrowing Base Deficiency;
(c)if such Borrowing Base Deficiency represents more than a 5.0% variance from the level required to be in compliance with the Borrowing Base, then the Equityholder shall contribute to the Borrower all available cash of the Equityholder held in its deposit accounts and securities accounts (after reserving for outstanding liabilities and other outstanding obligations of the Equityholder at such time, and in no event exceeding the amount required to cure the related Borrowing Base Deficiency) not later than three (3) Business Day after the occurrence of an event specified in Section 13.1(e) and (q); and
(d)not more than four (4) other Equity Cure Notices have been delivered within the previous twelve (12) calendar months;
provided that any Equity Cure Notice shall no longer be permitted if the Parent is no longer receiving equity subscriptions.
“Equityholder” means BCRED Twin Peaks LLC, a Delaware limited liability company, together with its permitted successors and assigns.
“Equityholder Collateral Obligation” means each Collateral Obligation sold and/or contributed by the Equityholder to the Borrower pursuant to the Sale Agreement.
“Equityholder Purchased Loan Balance” means, as of any date of determination, an amount equal to the aggregate Principal Balance of all Equityholder Collateral Obligations acquired by the Borrower prior to such date.
“Equity Security” means any asset that is not a Type 1 Broadly Syndicated Loan, a Type 2 Broadly Syndicated Loan, a Type 3 Broadly Syndicated Loan, a First Lien Middle Market Loan, a Type 1 FILO Loan, a Type 2 FILO Loan, a Type 3 FILO Loan, a Second Lien Middle Market Loan, a Deemed Second Lien Loan, a Senior Secured Bond, or an Unsecured Bond.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“EURIBOR” means, with respect to any ~~LIBOR~~SOFR Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the Reuters Screen (or any applicable successor page) that displays an average European Money Markets Institute Settlement Rate for deposits in Euros for a period equal to such ~~LIBOR~~SOFR Accrual Period as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such ~~LIBOR~~SOFR Accrual Period; provided, that in the event no such rate is shown, the EURIBOR Rate shall be the rate per annum based on the rates at which Euro deposits for a period equal to such ~~LIBOR~~SOFR Accrual Period are displayed on page “EURIBOR” of the Reuters Screen (or any applicable successor page) for the purpose of displaying Euro interbank offered rates of major banks as of 11:00 a.m., Brussels time, two Business Days prior to the first day of such ~~LIBOR~~SOFR Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the EURIBOR Rate shall be a rate per annum at which
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deposits in Euros are offered by the principal office of the Facility Agent in Brussels, Belgium to prime banks in the euro interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such ~~LIBOR~~SOFR Accrual Period for delivery on such first day and for a period equal to such ~~LIBOR~~SOFR Accrual Period.
“Euro”, “Euros”, “euro” and “€” mean the lawful currency of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time.
“Euro Advance” means each Advance made in Euros.
“Exceptions” has the meaning set forth in Section 18.4(b).
“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Collateral Obligations to be purchased or sold by the Borrower on such date), the sum, without duplication, of the following amounts, in each case multiplied by the Discount Factor, in each case, as applicable to each such individual Collateral Obligation, in each case, unless otherwise waived by the Facility Agent in its sole discretion:
(a)the excess, if any and without duplication, of the sum of the Principal Balances of all Collateral Obligations that are not Senior Secured Loans, FILO Loans or Senior Secured Bonds, over 25% of the Excess Concentration Measure;
(b)the excess, if any and without duplication, of the sum of the Principal Balances of all Collateral Obligations that are (x) Second Lien Loans (excluding any Deemed Second Lien Loans) or (y) Unsecured Bonds, over 15% of the Excess Concentration Measure;
(c)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over (i) for Middle Market Loans, 5% and (ii) for Broadly Syndicated Loans, 6%, in each case, of the Excess Concentration Measure; provided, that with respect to any three Obligors that represent Principal Balances of all Collateral Obligations in excess of all other single Obligors, the sum of the Principal Balances of all Collateral Obligations that are obligations of each of such Obligors may be up to 8.0% of the Excess Concentration Measure; provided that the Collateral Obligation Amount of any Collateral Obligation in excess of $50,000,000 shall be part of the Excess Concentration Amount unless approved by the Facility Agent in its sole discretion;
(d)the excess, if any, of the sum of the Principal Balances of all Loans that are Fixed Rate Collateral Obligations that are not subject to a qualifying Hedging Agreement pursuant to Section 10.6 over 10% of the Excess Concentration Measure;
(e)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations in any single GICS Industry Classification (other than a GICS Industry Classification described in the following proviso) over 17.5% of the Excess Concentration Measure; provided that (x) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the largest GICS Industry Classification, may be up to 27.5% of the Excess Concentration Measure, (y) the sum of the Principal Balances of all Collateral Obligations with Obligors in the second largest GICS Industry Classification may be up to 25.0% of the Excess Concentration Measure and (z) the sum of the Principal Balances of all Collateral Obligations with Obligors in the third largest GICS Industry Classification may be up to 20.0% of the Excess Concentration Measure; provided further, subject to the above limitation, that the sum of
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the Principal Balances of all Eligible Collateral Obligations with Obligors in (x) “Energy Equipment and Services”, “Oil, Gas and Consumable Fuels”, “Metals and Mining”, “Electric Utilities” and “Gas Utilities” GICS Industry Classifications may be up to an aggregate 10% of the Excess Concentration Measure and (y) “Hotels, Restaurants and Leisure”. “Interest and Catalog Retail”. “Multiline Retail”, “Specialty Retail” and “Food and Staples Retailing” GICS Industry Classification may be up to an aggregate 10% of the Excess Concentration Measure;
(f)[reserved];
(g)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in an Eligible Jurisdiction other than the United States of America over 30% of the Excess Concentration Measure; provided that the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in an Eligible Jurisdiction other than the United States of America and Canada may be up to 20% of the Excess Concentration Measure; provided, further, that that the sum of the Principal Balances of all Collateral Obligations which have an Obligor organized in an Eligible Jurisdiction other than the United States of America, the United Kingdom and Germany, may be up to 10% of the Excess Concentration Measure;
(h)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations which have an Obligor with either or both of (x) a public rating by Standard & Poor’s of “CCC” or (y) a Moody’s probability of default rating (as published by Moody’s) of “Caa2” over 10% of the Excess Concentration Measure;
(i)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are DIP Loans over 10% of the Excess Concentration Measure;
(j)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Senior Secured Bonds over 15% of the Excess Concentration Measure;
(k)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Non-Assigned Participation Interests over 5% of the Excess Concentration Measure;
(l)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Variable Funding Assets over 10% of the Excess Concentration Measure;
(m)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Assigned Participation Interests over 5.0% of the Excess Concentration Measure;
(n)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Collateral Obligations denominated in CAD over 10.0% of the Excess Concentration Measure;
(o)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Collateral Obligations denominated in Euros or GBP over 20.0% of the Excess Concentration Measure;
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(p)the excess, if any, of the sum of the Collateral Obligation Amounts of all Collateral Obligations that are Deferrable Collateral Obligations over 10.0% of the Excess Concentration Measure;
(q)the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Recurring Revenue Collateral Obligations over 20% of the Excess Concentration Measure;
(r)the excess, if any, of the sum of the Collateral Obligation Amounts of all Broadly Syndicated Loans with a Purchase Price of 80.0% or greater but below 90.0% (expressed as a percentage of par), over 10.0% of the Excess Concentration Measure.
“Excess Concentration Measure” means (a) during the Ramp-up Period, the Target Portfolio Amount, and (b) after the Ramp-up Period, the sum of (x) the Principal Balances of all Collateral Obligations, (y) all Principal Collections on deposit in the Principal Collection Account and (z) all amounts on deposit in the Unfunded Exposure Account.
“Excess Funds” means, as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination and (ii) the principal of and interest on all of its loans outstanding on such date of such determination.
“Excluded Amounts” means (i) any amount received in the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount deposited into the Collection Account in error or (vi) payments by the Obligors of indemnification obligations and reimbursements for actually incurred out-of-pocket expenses, in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
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“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President of such Person or any other Person included on any incumbency of the Borrower, Servicer or Equityholder, as applicable, delivered hereunder and, with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.
“Extension Request” has the meaning set forth in Section 2.6.
“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.
“Facility Agent” has the meaning set forth in the Preamble.
“Facility Amount” means (a) prior to the end of the Revolving Period, $750,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the aggregate principal amount of all the Advances outstanding.
“Facility Termination Date” means the earlier of (i) the date that is twenty-four months after the last day of the Revolving Period and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.
“Facility Termination Event” means any of the events described in Section 13.1.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.
“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” has the meaning set forth in Section 8.4.
“Fees” has the meaning set forth in Section 8.4.
“FILO Loan” means a Senior Secured Loan which would otherwise be a First Lien Middle Market Loan but for the fact that at any time prior to and/or after an event of default such loan would be paid after one or more tranches of First Out Loans issued by the Obligor have been paid in full in accordance with specified waterfall or other priority of payments; provided that any Loan that would otherwise be a FILO Loan hereunder but with respect to which (a) the Leverage Multiple attributable to such First Out Loans attaches at 1.25x or less, and (b) the total Tranche Size of First Out Loans repayable ahead of such FILO Loan shall be less than 25% of the sum of the total Tranche Sizes of such First Out Loans and such FILO Loan,
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in each case shall be deemed to be a First Lien Middle Market Loan for all purposes hereunder; provided further that if such Loan has a Leverage Multiple that attaches at 2.5x or greater as of the related Cut-Off Date, such Loan shall be a Deemed Second Lien Loan.
“Financial Sponsor” means any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person. For the avoidance of doubt, The Blackstone Group L.P. and its Affiliates, investment funds and investment vehicles controlled, managed or advised, directly or indirectly, by The Blackstone Group L.P. or any of its Affiliates shall be deemed to be a Financial Sponsor.
“First Lien Middle Market Loan” means a Middle Market Loan which as of the Cut-Off Date, with respect to which the Obligor has a most recently reported trailing twelve month EBITDA of $15,000,000 or greater (other than with respect to a Recurring Revenue Collateral Obligation).
“First Out Loan” means any Senior Secured Loan that, in any bankruptcy, reorganization, arrangement, insolvency, moratorium, post-event of default scenario or liquidation proceedings, is senior in right of payment to a FILO Loan to the same Obligor.
“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.
“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~USD LIBOR~~Term SOFR.
“Foreign Currency Advance Amount” means, on any Measurement Date, the sum of (a) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in Euros outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (b) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in GBPs outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate plus (c) the equivalent in Dollars of the aggregate principal amount of all Advances denominated in CADs outstanding on such date, as determined by the Servicer using the Applicable Conversion Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.
“Foreign Currency Sublimit” means on any Measurement Date and with respect to any Eligible Currency (other than Dollars), a Dollar amount equal to 50% of the Facility Amount on such date.
“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Fourth Amendment Effective Date” means March ~~7~~9, 2022.
“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.
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“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, in each case owing to such Lender, (c) reduce the amount of any such payment of principal or interest owing to such Lender, (d) reduce the rate at which interest is payable to such Lender or any fee is payable hereunder to such Lender, excluding in each case, any such reduction as a result of a full or partial waiver of interest or fees accruing at a default rate imposed during a Facility Termination Event or a result of a waiver of a Facility Termination Event), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.4(a), Section 8.3, or Section 17.2 or any related definitions or provisions in a manner that would alter the effect of such Sections, (g) modify the definition of the “Required Lenders” or “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (h) extend the Revolving Period.
“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.
“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.
“GBP” means the lawful currency for the time being of the United Kingdom.
“GBP Advance” means an Advance denominated in Pounds Sterling.
“GICS Industry Classification” means the industry classifications set forth in Schedule 4, as such industry classifications shall be updated in the commercially reasonable discretion of the Facility Agent if MSCI Inc. publishes revised industry classifications.
“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.
“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.
“Hedge Counterparty” means (a) DBNY and its Affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent, and (y) has a long-term unsecured debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long-term Rating Requirement”) and a short-term unsecured debt rating of not less than “A-1” by S&P, not less than “P-1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short-term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in
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the event that Moody’s, S&P or Fitch reduces its long-term unsecured debt rating below the Long-term Rating Requirement or reduces it short-term debt rating below the Short-term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii) hereof and has entered into a Hedging Agreement with the Borrower on or prior to the date of such transfer.
“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 10.6 and is governed by a Hedging Agreement.
“Hedging Agreement” means the agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into by the Borrower and such Hedge Counterparty pursuant to Section 10.6, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or a “Confirmation” that incorporates the terms of such a “Master Agreement” and “Schedule.”
“Increased Costs” means collectively, any increased cost, loss or liability owing to the Facility Agent and/or any other Affected Person under Article V of this Agreement.
“Indebtedness” means, with respect to any Person, at any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt of others guaranteed by such Person and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” does not include (x) any unfunded commitments of the Borrower with respect to Variable Funding Assets or (y) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Loan that arises solely as a n accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency or liquidation proceeding of the Borrower, in each case in excess of the amount sold or purportedly sold.
“Indemnified Amounts” has the meaning set forth in Section 16.1.
“Indemnified Party” has the meaning set forth in Section 16.1.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
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“Independent Accountants” means a firm of nationally recognized independent certified public accountants.
“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, Global Securitization Services, LLC or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Facility Agent, in each case that is not an Affiliate of the Borrower and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has not been for a period of five years prior to serving as an Independent Manager, and will not while serving as Independent Manager be, any of the following:
(s)a member, partner, manager, director, officer or employee of the Borrower, the Equityholder, or any of their respective Affiliates (other than as an Independent Manager of the Borrower or an Affiliate of the Borrower that is not in the direct chain of ownership of the Borrower and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Manager is employed by a company that routinely provides professional Independent Managers or managers in the ordinary course of its business);
(t)a creditor, supplier or service provider (including provider of professional services) to the Borrower, the Equityholder, or any of their respective equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Borrower, the Equityholder or any of their respective Affiliates in the ordinary course of its business);
(u)an immediate family member of any such member, partner, manager, director, officer, employee, creditor, supplier or service provider; or
(v)a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.
“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Instrument” has the meaning given such term in the UCC.
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“Interest Collections” means, with respect to the Collateral following the applicable Cut-Off Date, (i) all payments and collections owing to the Borrower in its capacity as lender and attributable to interest on any Collateral Obligation or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Obligation or other Collateral, (ii) any commitment, ticking, upfront, underwriting, origination or amendment fees received in respect of any Collateral Obligation (including any proceeds received by the Borrower as a result of exercising any Warrant Asset at any time), (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate cap transaction and (iv) the earnings on Interest Collections in the Collection Account that are invested in Permitted Investments, in each case other than Retained Interests.
“Interest Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 150202-101, which is created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).
“Interest Rate” means, for any Accrual Period and any Lender, a rate per annum equal to the sum of (a) the Applicable Margin and (b) the Cost of Funds Rate for such Accrual Period and such Lender.
“IRS” means the United States Internal Revenue Service.
“Lender” means each Conduit Lender, each Committed Lender and each Uncommitted Lender, as the context may require.
“Lender Group” means each Lender and related Agent from time to time party hereto.
“Leverage Multiple” means, with respect to any Collateral Obligation (other than a Recurring Revenue Collateral Obligation) for the most recently reported Relevant Test Period as of the applicable date of determination, the ratio of (i) Indebtedness of the relevant Obligor (other than Indebtedness of such Obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such Obligor held by the Borrower) less unrestricted cash of the relevant Obligor to (ii) EBITDA of such Obligor (as such calculation may be updated in connection with a modification of such Collateral Obligation described in clause (j) of the definition of “Material Modification”).
~~“LIBOR Accrual Period” means, with respect to any LIBOR Distribution Date, the period from and including the previous LIBOR Distribution Date (or, in the case of the first LIBOR Distribution Date, from and including the Effective Date) through and including the day preceding such LIBOR Distribution Date.~~
~~“LIBOR Distribution Date” means the 20th Business Day of February, May, August and November; provided that, the last Distribution Date shall occur on the Facility Termination Date.~~
~~“LIBOR Rate” shall mean, with respect to any LIBOR Accrual Period, the greater of (a) 0.0% and (b) the rate per annum shown by the BLOOMBERG PROFESSIONAL Service as the ICE Benchmark Administration Limited London interbank offered rate for deposits for Dollars for a period equal to such LIBOR Accrual Period as of 11:00 a.m., London time, two~~
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~~Business Days prior to the first day of such LIBOR Accrual Period; provided, that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum based on the rates at which deposits for Dollars for a period equal to such LIBOR Accrual Period are displayed on page “LIBOR” of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such LIBOR Accrual Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided, further, that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be a rate per annum at which deposits for Dollars are offered by the principal office of the Facility Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such LIBOR Accrual Period for delivery on such first day and for a period equal to such LIBOR Accrual Period (or with respect to any Advance disbursed during such LIBOR Accrual Period, two Business Days prior to the day such Advance was disbursed).~~
“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law; provided that “Lien” does not include (i) customary restrictions on assignments or transfers thereof on customary and market based terms pursuant to the Underlying Instruments relating to any Collateral Obligation or (ii) in the case of any Equity Securities, customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer.
“Loan” means any commercial loan.
“Lookback Period” means five RFR Banking Days.
“Make-Whole Fee” means a fee equal to the positive difference (if any) of (x) the product of (1) the Applicable Margin multiplied by (2) the average daily Commitment of the applicable Lender Group during the related Accrual Period multiplied by (3) Make-Whole Fee Percentage minus (y) the product of (1) the Applicable Margin multiplied by (2) the daily average Advances funded by the applicable Lender Group during such Accrual Period minus (z) the Undrawn Fee accrued during such Accrual Period with respect to the amount of the unutilized Commitment for which a Make-Whole Fee is owing pursuant to the foregoing clauses (x) and (y).
“Make-Whole Fee Percentage” means on any day (a) prior to the three-month anniversary of the Third Amendment Effective Date, 25%, (b) on and after the three-month anniversary of the Third Amendment Effective Date and prior to the six month anniversary of the Third Amendment Effective Date, 50%, and (c) thereafter until the end of the Revolving Period, 75%. The Make-Whole Fee shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which the Make-Whole Fee is payable over a year comprised of 360 days; provided the Make-Whole Fee Percentage will reset upon an increase of the Commitments of $50,000,000 or greater.
“Majority Lenders” means, at any time, Required Lenders; provided that, in addition to the foregoing, if there are more than two (2) Lenders at such time, at least two (2) Lenders shall be required to constitute “Majority Lenders”.
“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.
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“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Servicer taken as a whole; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement taken as a whole.
“Material Modification” means any amendment or waiver of, or modification or supplement to, any Eligible Collateral Obligation entered into after the related Cut-Off Date which:
(w)reduces or forgives any or all of the principal amount due under such Collateral Obligation;
(x)(i) waives one or more interest payments (other than any incremental interest accrued due to a default or event of default with respect to such Collateral Obligation), (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the spread or coupon payable on such Collateral Obligation (other than pursuant to the application of any pricing grid for such Collateral Obligation approved by the Facility Agent in its sole discretion in connection with original asset approval or replacement of ~~LIBOR~~Libor (London Inter-Bank Offered Rate) or other applicable floating rate index) unless (x) the Servicer certifies that such reduction results from an increase in the credit quality of the related Obligor and (y) such reduction (when taken together with all other reductions with respect to such Collateral Obligation) is by less than 10% of the spread or coupon payable as of the related Cut-Off Date;
(y)contractually or structurally subordinates such Collateral Obligation by operation of (i) any priority of payment provisions, (ii) turnover provisions, (iii) the transfer of assets in order to limit recourse to the related Obligor or (iv) the granting of Liens on any of the collateral securing such Collateral Obligation, each that requires the consent of the Borrower or any lenders thereunder;
(z)either (i) extends the maturity date of such Collateral Obligation by more than 120 days past the maturity date as of the related Cut-Off Date or (ii) extends the amortization schedule with respect thereto;
(aa)substitutes, alters or releases the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Obligation;
(ab)results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related Obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has a material adverse effect on the ability of Servicer or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required or permitted hereunder; provided, however, that it shall not be a Material Modification if any such amendment, waiver, modification or supplement grants an extension (or extensions) of not more than 30 days of the time for delivery of quarterly or annual financial statements or grants an extension (or extensions) of the time for delivery
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of, or waives delivery of, financial statements other than quarterly and annual financial statements;
(ac)results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Obligation was originally denominated unless the related currency risk is mitigated by a Hedging Agreement acceptable to the Facility Agent in its reasonable discretion;
(ad)with respect to an Asset Based Loan, results in a material (as determined by the Facility Agent in its reasonable discretion) change to or grants material (as determined by the Facility Agent in its reasonable discretion) relief from the borrowing base or any related definition;
(ae)with respect to an Asset Based Loan, any of (i) if the Borrower has the authority to change the appraiser with respect to such Asset Based Loan as set forth on the related Asset Approval Request, the appraiser is changed to a Person other than an Approved Valuation Firm without the prior written consent of the Facility Agent, (ii) the frequency of the appraisals is reduced from the frequency set forth on the related Asset Approval Request or (iii) the related appraiser changes the metric for valuing the collateral of such Loan other than in accordance with its ordinary practices, and such change results in an increase in the value of the collateral for such Asset Based Loan; or
(af)results in a modification of the calculation of EBITDA for any Obligor during any period hereunder, by including any other non-cash charges that were deducted in determining earnings of such Obligor from continuing operations for such period, unless (w) such modification or non-cash charges were set forth on the related Asset Approval Request, (x) such modification or non-cash charges were otherwise approved by the Facility Agent in its sole discretion, (y) the Servicer continues to calculate the EBITDA of such Obligor without giving effect to such modification for all purposes under this Agreement, or if the Servicer elects to calculate the EBITDA of such Obligor after giving effect to such modification, the Servicer shall recalculate the Original Leverage Multiple for such Collateral Obligation by giving pro forma effect to such modification of the calculation of EBITDA or (z) both (1) at the time of such modification, the Equityholder and its Subsidiaries did not collectively possess an ability to prevent the effectiveness of such modification and (2) no Revaluation Event described in clause (g) of the definition thereof occurs with respect to such Collateral Obligation as a result of such modification provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from ~~LIBOR~~(London Inter-Bank Offered Rate) to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Servicer’s commercially reasonable judgment is consistent with the successor for ~~LIBOR~~(London Inter-Bank Offered Rate).
“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the Aggregate Unfunded Amount plus (iv) all amounts on deposit in the Unfunded Exposure Account, each as of such date of determination plus (v) for collateral for which a sale trade confirmation is available, the aggregate sale proceeds of all Collateral Obligations that the Borrower shall have committed to sell as of such date but for which the settlement date has not yet occurred.
“Maximum Portfolio Advance Rate” means:

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Diversity Score	Maximum Portfolio Advance Rate
Less than 8	50.0%
Greater than or equal to 8 but less than 10	55.0%
Greater than or equal to 10 but less than ~~12~~13	65.0%
Greater than or equal to ~~12~~13	70.0%
; provided that, after the end of the Ramp-Up Period, the Servicer shall have the option to calculate the Borrowing Base with the then-prevailing Advance Rates above for up to two months from the date the Diversity Score falls below ~~12~~13 (but remains above 10) (the “Cash Trap Event”). After two months (or if the Diversity Score falls below 10), the Maximum Portfolio Advance Rate will step down as per the provision above, and any resulting Borrowing Base Deficiency will be subject to cure pursuant to Section 13.1(e); provided further that the Borrower shall not be permitted to make distributions pursuant to Section 10.16 at any time during such period when the Maximum Portfolio Advance Rate remains at 70.0% despite the Diversity Score remaining below ~~12~~13.
“Maximum Weighted Average Life Test” means a test that will be satisfied on any day if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to 6.0 years.
“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date, (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Revaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.12; and (vii) the date of any Optional Sale.
“Middle Market Loan” means a Senior Secured Loan that is not a Broadly Syndicated Loan.
“Minimum Diversity Test” means a test that will be satisfied on any date of determination if the Diversity Score of all Eligible Collateral Obligations included in the Collateral is equal to or greater than (x) prior to the end of the Ramp-Up Period, 6, and (y) thereafter, 10.
“Minimum Equity Condition” means a test that will be satisfied on any date of determination if the Effective Equity is equal to the greater of (a) prior to the earlier of (x) the date that is 120 days after the Third Amendment Effective Date and (y) the first date after the Third Amendment Effective Date on which the Advances outstanding equals $100,000,000, the greater of (i) $20,000,000 and (ii) the aggregate of the outstanding Principal Balances of the Collateral Obligations that comprise the two largest Obligors, (b) after the expiration of the period set forth in clause (a) and prior to the earlier of (x) the date that is 180 days after the Third Amendment Effective Date and (y) the first date after the Third Amendment Effective Date on which the Advances outstanding equals $150,000,000, the greater of (i) $25,000,000 and (ii) the aggregate of the outstanding Principal Balances of the Collateral Obligations that comprise the three largest Obligors and (c) thereafter, the greater of (i) $30,000,000 and (ii) the aggregate of
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the outstanding Principal Balances of the Collateral Obligations that comprise the four largest Obligors.
“Minimum Weighted Average Coupon Test” means a test that will be satisfied on any date of determination if (a) none of the Eligible Collateral Obligations are Fixed Rate Collateral Obligations or (b) the Weighted Average Coupon on such date is equal to or greater than 6.00%.
“Minimum Weighted Average Spread Test” means a test that will be satisfied on any day if the Weighted Average Spread of all Eligible Collateral Obligations included in the Collateral on such day is equal to or greater than 5.00%
“Monthly Report” means a report prepared by the Collateral Agent, on behalf of the Borrower, substantially in the form of Exhibit D.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Moody’s Industry Classification” means the industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion only if Moody’s publishes revised industry classifications and the application of such revised industry classifications to this facility is necessary to avoid an increased regulatory capital charge for the Facility Agent or its Affiliates that are Lenders hereunder.
“Non-Approval Collateral Obligation” means any Collateral Obligation (other than Recurring Revenue Loans) that (i) constitutes a Senior Secured Loan, (ii) has a Leverage Multiple of less than 4.0x and an Effective LTV of less than 50%, (iii) does not have a Leverage Multiple attributable to First Out Loans related to such Collateral Obligation in excess of 1.25x, (iv) has a most recently reported trailing twelve month EBITDA of $20,000,000 or greater, and (v) in the event such Collateral Obligation is a Broadly Syndicated Loan, such Collateral Obligation has (x) a public rating by Standard & Poor’s of “B-” or higher or a Moody’s probability of default rating (as published by Moody’s) of “B3” or higher and (y) an initial Purchase Price of at least 90% of par.
“Non-Assigned Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute an Eligible Collateral Obligation were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, and (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.
“Non-Sustainable Obligor” means any Obligor (a) currently engaged (i) in activities within or in close proximity to World Heritage Sites that might impact the outstanding universal values of the site as defined by UNESCO, (ii) in activities located in or involving the clearing of primary tropical moist forests, illegal logging or uncontrolled and/or illegal use of fire (iii) as an upstream producer and / or processor of palm oil and palm fruit products that is not a member or certified in accordance with the Roundtable on Sustainable Palm Oil (“RSPO”) or time-bound committed toward RSPO certification, (iv) in expanding an existing or developing a new coal-fired power irrespective of location, (v) in developing greenfield thermal coal mining,
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or (vi) in using mountain top removal as an extraction method in mining or (b) in relation to which there is evidence of child or forced labor in accordance with international labor conventions or other human rights violations such as slavery, forced or compulsory labor and human trafficking as defined by the Modern Slavery Act 2015.
“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of an Agent, on behalf of the related Lenders.
“Note Agent” has the meaning set forth in Section 14.1.
“Note Register” has the meaning set forth in Section 15.5(a).
“Note Registrar” has the meaning set forth in Section 15.5(a).
“Obligations” means all obligations (monetary or otherwise) of the Borrower to the Lenders, the Agents, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Facility Agent or any other Affected Person or Indemnified Party arising under or in connection with this Agreement, the Notes and each other Transaction Document.
“Obligor” means any Person that owes payments under any Collateral Obligation and, solely for purposes of calculating the Excess Concentration Amount pursuant to clause (b) or (c) of the definition thereof, any Obligor that is an Affiliate of another Obligor shall be treated as the same Obligor.
“Obligor Information” means, with respect to any Obligor of any Collateral Obligation other than a Broadly Syndicated Loan (and upon request of the Facility Agent for any Broadly Syndicated Loan), (i) the legal name and address and, if available to the Servicer using commercially reasonable efforts, tax identification number of such Obligor, (ii) the jurisdiction in which such Obligor is domiciled, (iii) the audited financial statements for the three prior fiscal years of such Obligor (or such shorter period of time for which such audited financial statements have been prepared and are available, unless the Servicer has notified the Facility Agent that such audited financial statements are unavailable and the Facility Agent has, in its sole discretion, waived the requirement to deliver such audited financial statements), (iv) the Servicer’s internal credit memo with respect to the Obligor and the related Collateral Obligation and any non-privileged updates or supplements to such memo, which memo is expected to include (a) an executive deal summary setting forth the purpose and terms of the loan transaction underlying the related Collateral Obligation, (b) a company overview of the Obligor including sources and uses, pro-forma capitalization and organizational chart and corporate structure, (c) indicative terms of the related Collateral Obligation(s), (d) an overview of the industry of such Obligor, (e) a summary of historical financial statements and performance of such Obligor, (f) a valuation and comparables, (g) a company forecast of such Obligor including plans related to capital expenditures, (h) the business model, company strategy and names of known peers of such Obligor, (i) the shareholding pattern and details of the management team of such Obligor and (j) details of any banking facilities and the debt maturity schedule of such Obligor; provided that the items set forth in clauses (a) through (j) above shall not be required with respect to each such internal credit memo but are indicative of the expected contents of such internal credit memos prepared by the Servicer generally; and (v) such other information reasonably available to the Servicer as the Facility Agent may reasonably request; provided, further, that to the extent any of the above information is unavailable, the Servicer will notify the Facility Agent of such missing information, and the Facility Agent may, in its sole discretion, provide a waiver with respect to such information.
“Observable Market Price” means, for any date of determination, the bid price determined by the Loan Pricing Corporation, Markit Group Limited, Loan X Mark-It Partners,
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Thompson Reuters Pricing Service, or any other nationally recognized loan pricing service selected by the Servicer; or (ii) if a price described in clause (i) is not available, (A) the average of the bid prices determined by three broker-dealers active in the trading of such asset that are independent from each other and a Borrower and the Servicer; and (B) if only two such bids can be obtained, the lower of the bid prices of such two bids.
“OFAC” has the meaning set forth in Section 9.29(a).
“Officer’s Certificate” means a certificate signed by an Executive Officer.
“Official Body” means any government or political subdivision or any agency, authority, regulatory body, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
“Omnibus Amendment Effective Date” means September 9, 2019.
“Opinion of Counsel” means a written opinion of independent counsel reasonably acceptable in form and substance and from counsel acceptable to the Facility Agent.
“Optional Sale” has the meaning set forth in Section 7.11.
“Original Effective LTV” means, with respect to any Collateral Obligation, the Effective LTV of such Collateral Obligation as calculated by the Servicer in accordance with the definitions of Effective LTV and the definitions used therein and set forth in the related Asset Approval Request.
“Original Leverage Multiple” means, with respect to any Collateral Obligation, the Leverage Multiple applicable to such Collateral Obligation as calculated by the Servicer and approved by the Facility Agent in accordance with the definition of Leverage Multiple and the definitions used therein and set forth in the related Asset Approval Request (as such calculation may be updated in connection with a modification of such Collateral Obligation described in clause (j) of the definition of “Material Modification”).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in the Obligations or any Transaction Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment pursuant to Section 17.16).
“Parent” means Blackstone Private Credit Fund, a Delaware statutory trust.
“Participant” has the meaning set forth in Section 15.9.
“Participant Register” has the meaning set forth in Section 15.9.
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“Participation Interest” means an Assigned Participation Interest and a Non-Assigned Participation Interest.
“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.
“Permitted Gaming Industry” means an industry in respect of which the following conditions must be satisfied:
(a)the Obligor or any of its Affiliates hold the required licenses for the jurisdiction and are in compliance with the applicable local gaming, betting and gambling legislation and regulation; and
(b)the Obligor or any of its Affiliates have satisfactory anti-financial crime policies (including anti-money laundering and anti-bribery and corruption) in place which satisfy the applicable policies of the Servicer.
“Permitted Investment” means, at any time:
(c)direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;
(d)demand or time deposits in, certificates of deposit of, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a non-U.S. depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Securities Intermediary or Facility Agent or any agent thereof acting in its commercial capacity); provided, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;
(e)repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Securities Intermediary has taken actual or constructive delivery of such obligation in accordance with Article VIII of this Agreement, and (ii) entered into with (x) the Securities Intermediary or (y) the corporate trust department of a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s (including, if applicable, the Facility Agent, Collateral Agent or any agent thereof acting in its commercial capacity);
(f)securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are assigned one of the two highest long-term ratings by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, that securities issued by any particular corporation will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the
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Accounts collectively to exceed 10% of the value of Permitted Investments held in such account (with Permitted Investments held in such accounts valued at par);
(g)commercial paper that (i) is payable in an Eligible Currency and (ii) is rated at least “A-1” by Standard & Poor’s and “P-1” by Moody’s;
(h)units of money market funds rated in the highest credit rating category by each Rating Agency;
(i)share or other securities of non-United States registered money market funds which funds have, at all times, credit ratings of “Aaa mf” by Moody’s and “AAAm” by S&P;
(j)U.S. Dollars; or
(k)any other demand or time deposit, obligation, security or investment (including a hedging arrangement) as may be acceptable to the Facility Agent, as evidenced by a writing to that effect.
Permitted Investments may be purchased by or through the Securities Intermediary or any of its Affiliates. All Permitted Investments shall be held in the name of the Securities Intermediary. No Permitted Investment shall have an “f”, “r”, “p”, “pi”, “q”, “sf” or “t” subscript affixed to its Standard & Poor’s rating. Any such investment may be made or acquired from or through the Collateral Agent or the Facility Agent or any of their respective affiliates, or any entity for whom the Collateral Agent or the Facility Agent or any of their respective affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Permitted Investment at the time of acquisition).
“Permitted Lien” means (i) the Lien in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) Liens for Taxes and mechanics’ or suppliers’ liens for services or materials supplied, in either case, not yet due and payable and for which adequate reserves have been established in accordance with GAAP, (iii) as to Related Security (1) the Lien in favor of the Borrower herein and (2) any Liens on the Related Security permitted pursuant to the applicable Underlying Instruments or that are otherwise reasonable or customary for loans similar to such Collateral Obligation, (iv) as to agented Loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor and (v) Liens arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (vi) as to any Account, customary Liens in favor of the Securities Intermediary to the extent permitted in the Account Control Agreement.
“Permitted RIC Distribution” means distributions on any Distribution Date to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to Parent to permit Parent to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital
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gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.
“Permitted Working Capital Revolver” means, in respect of an Obligor and a Collateral Obligation, a revolving lending facility (i) incurred secured on a first lien basis solely by all or a portion of the current assets of the related Obligor, which current assets subject to such security interest do not constitute a material portion of the Obligor’s total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related Obligor) and (ii) that, as of the Cut-Off Date, (a) has an aggregate commitment equal to not more than 25% of the sum of (x) the aggregate commitment amount of such revolving lending facility, (y) the aggregate commitment amount of such Collateral Obligation and (z) the aggregate commitment amount of any other debt that is pari passu with, or senior to, such Collateral Obligation less unrestricted cash; or (b) has a ratio of the aggregate commitment amount of such working capital facility to EBITDA of such Obligor is not greater than 1.25x.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.
“Prepayment Fee” means a nonrefundable fee equal to (a) 1.0% from the Third Amendment Effective Date to but excluding the first anniversary of the Third Amendment Effective Date, and (b) thereafter, 0.00%.
“Prepayment Fee Termination Event” means the occurrence of any one or more of the following: (a) any Lender has, prior to the date of such permanent reduction in whole or in part, declined an Extension Request, (b) the maturity of the Obligations is accelerated following the occurrence of a Facility Termination Event or (c) the ratio of (i) the number of Collateral Obligations approved by the Facility Agent to (ii) the number of Presented Collateral Obligations is less than 50% (the “Loan Rejection Percentage”). For purposes of this definition, “Presented Collateral Obligation” means any Collateral Obligation that otherwise meets the eligibility requirements under the definition of “Eligible Collateral Obligation” (without giving effect to any item waived by the Facility Agent in accordance with such definition).
“Primary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor servicer (as applicable) for services rendered during the related Accrual Period, which shall be equal to one-twelfth of the product of (i) the Primary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Accrual Period. For the avoidance of doubt, the Servicer may waive or defer the payment of any Primary Servicer Fee in its sole discretion.
“Primary Servicer Fee Percentage” means 0.45%.
“Principal Balance” means with respect to any Collateral Obligation and as of any date, (a) if such Collateral Obligation is denominated and payable in Dollars, the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the outstanding principal balance of such Collateral Obligation exclusive of (i) any deferred or capitalized interest on any Deferrable Collateral Obligation that is deferred or capitalized after the Cut-Off Date applicable to such Deferrable Collateral Obligation and (ii) any unfunded amounts with respect to any Variable Funding Asset, and (b) if such Collateral Obligation is denominated and
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payable in Euros, GBPs, or CADs, the equivalent in Dollars (and if such Collateral Obligation is match-funded by Advances in the same Eligible Currency, then the Dollar equivalent shall be determined by the Servicer using the Applicable Conversion Rate, otherwise it shall be determined by the Servicer using the Applicable Exchange Rate) of the lower of (x) the Purchase Price paid by the Borrower for such Collateral Obligation and (y) the outstanding principal balance of such Collateral Obligation, determined by the Servicer using the Applicable Exchange Rate, in each case exclusive of (i) any deferred or capitalized interest on any Deferrable Collateral Obligation that is deferred or capitalized after the Cut-Off Date applicable to such Deferrable Collateral Obligation and (ii) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that the “Principal Balance” of any Variable Funding Asset as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The “Principal Balance” of any Equity Security shall be zero.
“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii)  the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate swap or index rate swap transaction and (iv) all Repurchase Amounts, in each case other than Retained Interests.
“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 150202-100, which is created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).
“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.
“Prohibited Defense Asset” means a Collateral Obligation in respect of which the related Obligor’s primary direct business is the production or distribution of antipersonnel landmines, cluster munitions, biological and chemical, radiological and nuclear weapons or their Critical Components.
“Prohibited Industry” means with respect to any Obligor, its primary business is (a) within an industry referred to in the definition of Prohibited Defense Asset; (b) the manufacture of fully completed and operational assault weapons or firearms; (c) in pornography or adult entertainment; (d) in the gaming industry (other than (i) a Permitted Gaming Industry or (ii) hospitality and/or resorts development or the management thereof); or (e) the growth or sale of marijuana.
“Purchase Price” means, as of any date of determination, (a) with respect to any Collateral Obligation acquired by the Borrower for a purchase price (as a percentage of par) equal to or greater than 97%, 100%, and (b) with respect to any other Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation expressed as a percentage of par; provided that such amount shall not be greater than par.
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“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning set forth in Section 17.20.
“Ramp-up Period” means the period from and including the Third Amendment Effective Date to the earlier of (i) the first date on which the sum of the Aggregate Eligible Collateral Obligation Amount equals or is greater than the Target Portfolio Amount and (ii) June 30, 2022.
“Rating Agencies” means Standard & Poor’s and Moody’s.
“Recipient” means (a) the Facility Agent, (b) any Agent, (c) any Lender and (d) any other recipient of a payment hereunder.
“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.
“Recurring Revenue Collateral Obligation” means any Collateral Obligation that is a Senior Secured Loan and that (a) is structured as a recurring revenue loan that is in a high-growth industry or industry that customarily has businesses with revenue derived from perpetual licenses, subscription, service, support, hosting agreements, maintenance streams or other similar and perpetual cash flow streams (as reasonably determined in good faith by the Borrower), (b) does not include and would not customarily be expected to include (at the time of origination) a financial covenant based on debt to EBITDA, debt to EBIT or a similar multiple of debt to operating cash flow and (c) is designated as a Recurring Revenue Collateral Obligation by the Borrower in the applicable Asset Approval Request and approved by the Facility Agent as such.
“Reinvestment” has the meaning given in Section 8.3(b).
“Reinvestment Date” has the meaning given in Section 8.3(b).
“Reinvestment Request” has the meaning given in Section 8.3(b).
“Related Committed Lender” means, with respect to any Uncommitted Lender, each Committed Lender in its Lender Group.
“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.
“Related Security” means, with respect to each Collateral Obligation:
(l)any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Advance Date and all liquidation proceeds thereof;
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(m)all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;
(n)all Collections with respect to such Collateral Obligation and any of the foregoing;
(o)any guarantees or similar credit enhancement for an Obligor’s obligations under any Collateral Obligation, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);
(p)all Records with respect to such Collateral Obligation and any of the foregoing; and
(q)all recoveries and proceeds of the foregoing.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Advances denominated in GBP, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Advances denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.
“Relevant Test Period” means with respect to any Collateral Obligation, the relevant test period for the calculation of EBITDA for such Collateral Obligation in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four (4) consecutive fiscal quarters of the principal Obligor on such Collateral Obligation for which financial statements were required to have been delivered under the related Underlying Instruments; provided that with respect to any Collateral Obligation for which the relevant test period is not provided for in the related Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the fourth (4th) fiscal quarter from the date of formation, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor.
“Replacement Hedging Agreement” means one or more Hedging Agreements, which in combination with all other Hedging Agreements then in effect, after giving effect to any planned cancellations of any presently outstanding Hedging Agreements satisfy the Borrower’s covenant contained in Section 10.6, of this Agreement to maintain Hedging Agreements.
“Reporting Date” means the 20th day of each calendar month.
“Repurchase Amount” means, for any Warranty Collateral Obligation for which a payment or substitution is being made pursuant to Section 7.12 as of any time of determination, the sum of (i) an amount equal to the purchase price paid by the Borrower for such Collateral Obligation (excluding purchased accrued interest and original issue discount) less all payments
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of principal received in connection with such Collateral Obligation since the date it was added to the Collateral (ii) any accrued and unpaid interest thereon since the last Distribution Date and (iii) all Hedge Breakage Costs owed to any relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement, incurred in connection with such payment or repurchase and the termination of any Hedge Transactions in whole or in part in connection therewith.
“Repurchased Collateral Obligation” means, with respect to any Accrual Period, any Collateral Obligation as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Borrower or the Servicer, as applicable, on or before the immediately prior Reporting Date and any Collateral Obligation purchased by the Equityholder pursuant to the Sale Agreement as to which the Repurchase Amount has been deposited in the Collection Account by or on behalf of the Equityholder.
“Request for Release and Receipt” means a form substantially in the form of Exhibit F-2 completed and signed by the Servicer.
“Required Lenders” means, at any time, the Facility Agent and any Lenders holding Advances aggregating greater than 50% of all Advances outstanding or if there are no Advances outstanding, Lenders holding Commitments aggregating greater than 50% of all Commitments.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, any duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer or authorized signatory, as applicable, of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s or authorized signatory’s knowledge of familiarity with the particular subject and with respect to the Collateral Agent, Collateral Custodian or Securities Intermediary, an officer to whom a corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.
“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.
“Revaluation Diversion Event” means an event that shall occur (and be deemed continuing at all times thereafter) if, at any time after the end of the Revolving Period (a) the sum of all decreases in the Collateral Obligation Amount (solely as a result of (x) decreases in the Discount Factor pursuant to Section 2.7(b) or (y) any such Collateral Obligation becoming a Defaulted Collateral Obligation) first equals or exceeds the product of (A) 7.5% multiplied by (B) the Adjusted Aggregate Eligible Collateral Obligation Balance as of the first Business Day after the end of the Revolving Period and (b) a Revaluation Event shall occur with respect to two (2) or more Collateral Obligations after the end of the Revolving Period.
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“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral:
(r)the occurrence of a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (after giving effect to the shorter of any grace period applicable thereto and five (5) Business Days from the due date);
(s)the Borrower, the Facility Agent or the Servicer obtains actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing (after giving effect to any grace period applicable thereto) with respect to another debt obligation of the same Obligor that is (i) secured by the same collateral, (ii) senior to or pari passu with in right of payment to such Collateral Obligation and (iii) in an amount in excess of $250,000;
(t)the occurrence of an Insolvency Event with respect to any related Obligor;
(u)the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a portion of such Collateral Obligation is not collectible or otherwise places such Collateral Obligation on non-accrual status;
(v)the occurrence (without the prior approval of the Facility Agent) of a Material Modification with respect to such Collateral Obligation;
(w)the Obligor thereunder fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Underlying Instruments of such Collateral Obligation (including any grace periods thereunder) but in no event less frequently than quarterly, that in each case has an adverse effect on the ability of the Servicer or the Facility Agent (as determined by the Facility Agent in its reasonable discretion) to make any determinations or calculations required hereunder; provided, however, that the Borrower (or the Servicer on its behalf) may, on a single occasion (or any other additional occasions approved by the Facility Agent in its sole discretion) with respect to any Obligor, grant an extension of up to 30 days for the delivery of such financial statements by such Obligor;
(x)with respect to any Enterprise Value Loan, (x) the Leverage Multiple with respect to such Collateral Obligation increases by 1x or more over the Original Leverage Multiple with respect to such Collateral Obligation; provided that each subsequent increase of an additional 1x over the applicable Original Leverage Multiple shall be an additional Revaluation Event and (y) if such Collateral Obligation is a FILO Loan with an Original Leverage Multiple that attaches at 2.5x or lower, the attaching Leverage Multiple with respect to such Collateral Obligation increases to 2.5x or greater;
(y)with respect to any Asset Based Loan, (A) the Borrower fails (or fails to cause the Obligor) to retain an Approved Valuation Firm to re-calculate the Appraised Value of (x) with respect to any such Asset Based Loan that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Asset Based Loan that at least once every twelve (12) months that such Loan is included in the Collateral (subject to a 30 day grace period with respect to any such review) and (y) with respect to all other Asset Based Loans included in the Collateral, the collateral securing such Loan at least once every six (6) months that such Loan in included in the Collateral (subject to a 30 day grace period with respect to any such review) or (B) the Borrower (or the related Obligor, as applicable) changes the Approved Valuation Firm with respect to any Asset Based Loan that or the related
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Approved Valuation Firm changes the metric for valuing the collateral of such Loan, each without the written approval of the Facility Agent;
(z)with respect to any Broadly Syndicated Loan, the Obligor thereunder fails to maintain a rating of not less than “CCC” by S&P or “Caa2” by Moody’s;
(aa)with respect to any Asset Based Loan, the Effective LTV of such Collateral Obligation increases by more than an amount equal to 15% of the Original Effective LTV of such Collateral Obligation or the Effective LTV is greater than 100%; provided that each subsequent increase of an additional 15% over the applicable Original Effective LTV shall be an additional Revaluation Event;
(ab)the related Obligor undergoes a merger, acquisition or other restructuring that results in a “Change of Control” (or comparable definition, in each case as defined in the applicable Underlying Instrument) in such Obligor;
(ac)with respect to any Recurring Revenue Collateral Obligation, (1) the Debt-to-Recurring-Revenue Ratio with respect to such Recurring Revenue Collateral Obligation on any date reported under the Underlying Instrument (x) increases by (i) more than 20.0% from the Debt-to-Recurring-Revenue Ratio calculated on the applicable Cut-Off Date or (ii) more than 0.5x or (y) is greater than 3x or (2) the related Obligor’s last quarter annualized Revenue is less than $25,000,000 calculated using the most recent financial information of such Obligor received by the Borrower (or otherwise available to the Borrower with respect to such Obligor);
(ad)with respect to calculating the Debt-to-Recurring-Revenue Ratio for any Recurring Revenue Collateral Obligation, a failure to provide the information necessary to calculate the Debt-to-Recurring Revenue Ratio for any Recurring Revenue Obligation;
(ae)with respect to any Recurring Revenue Collateral Obligation, the occurrence of any breach with respect to any financial covenant (including, for the avoidance of doubt, liquidity and amortization covenants) under the Underlying Instrument as a result of underperformance by the Obligor, which, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute an event of default under such Underlying Instrument, regardless of any waiver, modification or amendment of such Underlying Instrument; provided that any occurrence described by this clause (i) that occurred prior to the applicable Cut-Off Date and that was disclosed to the Facility Agent shall not constitute a Revaluation Event.
(af)any Collateral Obligation is sold for a purchase price of less than the lower of (x) its Purchase Price or (y) its Discount Factor;
(ag)any Broadly Syndicated Loan no longer satisfies any of the criteria in the definition of “Broadly Syndicated Loan” after the related Cut-Off Date;
(ah)if, as of the Cut-Off Date, such Collateral Obligation is a Broadly Syndicated Loan or otherwise has a public rating by Standard & Poor’s or a Moody’s probability of default rating (as published by Moody’s), then after the Cut-Off Date, such Collateral Obligation (i) does not have a public rating or (ii) has a public rating by Standard & Poor’s or a Moody’s of CCC- / Ca3 or below;
(ai)any Permitted Working Capital Revolver that has an aggregate commitment equal to greater than 25% of the sum of (x) the aggregate commitment amount of such revolving lending facility, (y) the aggregate commitment amount of such
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Collateral Obligation and (z) the aggregate commitment amount of any other debt that is pari passu with, or senior to, such Collateral Obligation, less unrestricted cash; or (b) has a ratio of the aggregate commitment amount of such working capital facility to EBITDA of such Obligor of greater than or equal to 1.25x; or
(aj)the occurrence of a default as to any financial maintenance covenant has occurred and is continuing with respect to such Collateral Obligation (after giving effect to any grace or cure period applicable thereto.
“Revenue” means, with respect to any Recurring Revenue Collateral Obligation, the definition of annualized recurring revenue used in the Underlying Instruments for each such Collateral Obligation, or any comparable definition for “Revenue,” “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Collateral Obligation or if such comparable definition is not defined in such Underlying Instruments, the recurring revenue, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.
“Revolving Collateral Obligation” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the Obligor expire or are terminated or irrevocably reduced to zero.
“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) (a) September 30, 2024, (b) if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Agent or (c) the date the Borrower provides notice to the Facility Agent of termination of the Revolving Period, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) upon the occurrence and during the continuation of a Facility Termination Event; provided that the Majority Lenders may waive such termination of the Revolving Period pursuant to this clause (iii) in their sole discretion.
“RFR Banking Day” means a day (other than a Saturday or Sunday) in which banks are open for general business in London.
“Sale Agreement” means the Sale and Contribution Agreement, dated as of October 11, 2018, by and between the Equityholder, as seller, and the Borrower, as purchaser.
“Sanctioned Countries” has the meaning set forth in Section 9.29(a).
“Sanction Target” has the meaning set forth in Section 9.29(a).
“Sanctions” has the meaning set forth in Section 9.29(a).
“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request (which may be in the form of a Borrowing Base certification , which shall identify the assets that will become Collateral Obligations).
“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.
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“Second Lien Loan” means any commercial loan (other than a Senior Secured Loan or a FILO Loan) that (i) is secured by a pledge of collateral which security interest is validly perfected and second priority (subject to customary exceptions for permitted liens, including but not limited to tax liens and any Permitted Working Capital Lien) and (ii) the Servicer determines in good faith that the value of the collateral securing the loan (including based on enterprise value) on or about the time of origination or acquisition by the Borrower together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and demands for that cash flow) equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.
“Second Lien Middle Market Loan” means any Middle Market Loan that is a Second Lien Loan.
“Second Omnibus Amendment Effective Date” means March 5, 2021.
“Secondary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor Servicer (as applicable) for services rendered during the related Accrual Period, which shall be equal to one-twelfth of the product of (i) the Secondary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Accrual Period. For the avoidance of doubt, the Servicer may waive or defer the payment of any Secondary Servicer Fee in its sole discretion.
“Secondary Servicer Fee Percentage” means 0.30%.
“Secured Indebtedness” means, with respect to a Person as of a given date, all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property.
“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each Agent, each other Affected Person, Indemnified Party and Hedge Counterparty and their respective permitted successors and assigns.
“Securities Intermediary” means the Collateral Agent, or any subsequent institution acceptable to the Facility Agent at which the Accounts are kept.
“Senior Secured Bond” means a debt security that, if it were a commercial loan, would satisfy the definition of a Senior Secured Loan.
“Senior Secured Loan” means any commercial loan that (i) is not (and is not expressly permitted by its terms to become) contractually subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien, customary waterfall provisions contained in the applicable loan agreement or indenture or with respect to trade claims, capitalized leases or similar obligations), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to customary exceptions for permitted liens, including but not limited to tax liens) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investment accounts (as such terms are defined in the UCC) and any other assets securing any Permitted Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority
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(subject to customary exceptions for permitted liens, including but not limited to tax liens) in all other collateral under Applicable Law and (iii) the value of the collateral securing such loan (including based on enterprise value) together with other attributes of the Obligor (including its general financial condition, ability to generate cash flow available for debt service and demands for that cash flow) is adequate (in the good faith judgment of the Servicer) to repay the outstanding principal balance of the loan in accordance with its terms and to repay the aggregate outstanding balance of all other loans of equal or higher seniority secured by a valid first priority lien in, to or on the same collateral.
“Servicer” means, initially, BCRED Twin Peaks LLC, or any successor servicer appointed pursuant to this Agreement.
“Servicer Event of Default” means the occurrence of one of the following events:
(ak)any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Collection Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom (after giving effect to the lesser of (x) a grace period of two (2) Business Days and (y) any related grace period or applicable notice period or requirement);
(al)failure on the part of the Servicer duly to observe or to perform in any respect any other covenant or agreement of the Servicer which failure continues unremedied for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent (with a copy to each Agent);
(am)the occurrence of an Insolvency Event with respect to the Servicer;
(an)any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of any other Transaction Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Transaction Document, and (ii) within 30 days after written notice thereof shall have been given to the Servicer by the Borrower, the Collateral Agent or the Facility Agent, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;
(ao)a Facility Termination Event occurs;
(ap)the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $25,000,000, individually or in the aggregate; or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt;
(aq)the rendering against the Servicer of one or more final, non-appealable judgments, decrees or orders for the payment of money in excess of $25,000,000 (exclusive of judgment amounts to the extent covered by applicable insurance), individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;
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(ar)a Change of Control occurs;
(as)the Servicer shall be indicted, or any of its senior executive officers shall be convicted, of a criminal offense under the laws of the United States or a state thereof or the laws of any other jurisdiction in which it conducts business, materially related to the Servicer’s asset management business, unless, in the case of an indictment of the Servicer, the individuals engaged in the conduct giving rise to such indictment, or, in the case of a conviction of a senior executive officer of the Servicer, such individuals, as applicable, have, within 30 days after such occurrence, been removed from performing work in fulfillment of the Servicer’s obligations under this Agreement; or
(at)BCRED Twin Peaks LLC or Blackstone Private Credit Fund (or another affiliate thereof) ceases to be the Servicer.
“Servicing Standard” means, with respect to any Collateral Obligations, to service and administer such Collateral Obligations on behalf of the Secured Parties (including in respect of any exercise of discretion) with reasonable care (i) using a similar degree of care, skill and attention as it employs with respect to similar collateral that which the Servicer or Blackstone Credit BDC Advisors LLC exercises with respect to comparable assets and/or portfolios that such Person manages for itself and others having similar investment objectives and restrictions and (ii) to the extent not inconsistent with clause (i), the Servicer’s or Blackstone Credit BDC Advisors LLC’s customary standards, policies and procedures.
“Similar Law” means any federal, state or local law, regulation or other legal constraint that is materially similar to the fiduciary and/or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Accrual Period” means, with respect to any SOFR Distribution Date, the period from and including the first calendar day of the prior SOFR Distribution Date through and including the last calendar day of the month preceding such SOFR Distribution Date.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Distribution Date” means the 20th Business Day of February, May, August and November; provided that, the last SOFR Distribution Date shall occur on the Facility Termination Date.
“Solvent” means as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and
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matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.
“SONIA” means, with respect to any Business Day, the sterling overnight index average published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means Sterling Overnight Index Average published by the SONIA Administrator on the SONIA Administrator’s Website.
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source of the sterling overnight index average identified as such by the SONIA Administrator from time to time.
“Standard & Poor’s” or “S&P” means S&P Global Ratings and any successor thereto.
“Structured Finance Obligation” means any obligation owing or issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.
“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors; provided that a Person whose Equity Securities were acquired by the Borrower or the Equityholder, as the case may be, in a workout or restructuring of a Collateral Obligation shall not be deemed to be a “Subsidiary” for purposes of this Agreement.
“Substituted Collateral Obligation” means, with respect to any Accrual Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.12 and the Sale Agreement.
“Supermajority Lenders” means, at any time, the Facility Agent and any Lenders holding Advances aggregating greater than 66% of all Advances outstanding or if there are no Advances outstanding, Lenders holding Commitments aggregating greater than 66% of all Commitments.
“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated Subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated Subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks; provided that such calculation shall not take into consideration any market price changes or perceived market price changes.
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“Target Portfolio Amount” means $800,000,000; provided that such Target Portfolio Amount shall be increased proportionally in connection with any Facility Amount increases of $50,000,000 or greater.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means ~~the forward-looking term rate for any period that is approximately (as determined by the Facility Agent with the consent of the Borrower) as long as the LIBOR Accrual Period and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Facility Agent from time to time in its reasonable discretion.~~, for any calculation with respect to an Advance in Dollars (other than an Advance bearing interest at the Alternate Base Rate), the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the relevant SOFR Accrual Period, as such rate is published by the SOFR Administrator; provided that if Term SOFR is less than 0.0%, Term SOFR shall be deemed to be 0.0% for purposes of this Agreement.
~~“Term SOFR Transition Event” means the determination by the Facility Agent (with the consent of the Borrower) that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Facility Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 17.2 that is not Term SOFR.~~
“Term SOFR Adjustment” has the meaning set forth in the applicable Fee Letter.
“Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR” in this Section 1.1.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Third Amendment Effective Date” means September 30, 2021.
“Tranche Size” means, in respect of any Collateral Obligation, the aggregate principal amount of all of the borrowing facilities available to the Obligor under the terms of the relevant Underlying Instrument as of the original effective date of the Underlying Instrument. For purposes of determining the Tranche Size in respect of any Collateral Obligation: (1) for Collateral Obligations that are, in accordance with then-prevailing market practice, typically bought and sold together, the respective aggregate principal amount of the borrowing facilities available to the Obligor under the facilities evidenced by the relevant Underlying Instrument shall be aggregated (and, for the avoidance of doubt, the respective aggregate principal amounts of all revolving facilities, term loan “A” tranches, term loan “B” tranches and similar loan tranches issued under a single credit agreement shall be aggregated); (2) the respective principal amounts of lines of credit and delayed draws that, in accordance with then-prevailing market practice, trade with any Collateral Obligation shall be aggregated; and (3) the respective principal amount of any borrowing facilities that are, under then prevailing market practice, considered add-on facilities in respect of any Collateral Obligation shall be aggregated with the principal amount of such Collateral Obligation; provided that, in the case of clauses (1), (2) and (3) above, such facilities are pari passu in terms of repayment seniority.
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“Transaction Documents” means this Agreement, the Notes, the Sale Agreement, the Collateral Agent and Collateral Custodian Fee Letter, each Fee Letter, the Account Control Agreement, and the other documents to be executed and delivered in connection with this Agreement, specifically excluding from the foregoing, however, Underlying Instruments delivered by the Borrower or the Servicer in connection with this Agreement.
“Type 1 Broadly Syndicated Loan” means any Broadly Syndicated Loan that is a not a Type 2 Broadly Syndicated Loan or Type 3 Broadly Syndicated Loan.
“Type 2 Broadly Syndicated Loan” means a Broadly Syndicated Loan (other than a Type 3 Broadly Syndicated Loan) that has either (i) a Moody’s Rating below “B3,” (ii) an S&P Rating below “B-” or (iii) a Fitch Rating below “B-”.
“Type 3 Broadly Syndicated Loan” means a Broadly Syndicated Loan that is a Second Lien Loan.
“Type 1 FILO Loan” means a FILO Loan that has a Leverage Multiple that attaches greater than 1.25x and less than or equal to 1.5x.
“Type 2 FILO Loan” means a FILO Loan that has a Leverage Multiple that attaches greater than 1.5x and less than or equal to 2.0x.
“Type 3 FILO Loan” means a FILO Loan that has a Leverage Multiple that attaches greater than 2.0x and less than or equal to 2.5x.
“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uncommitted Lender” means any Conduit Lender designated as an “Uncommitted Lender” for any Lender Group and any of its assignees.
“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Obligation has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Obligation or of which the holders of such Collateral Obligation are the beneficiaries.
“Undrawn Fee” a fee payable pursuant to Section 3.1(b) for each day of the related Accrual Period during the Revolving Period equal to the product of (x) the difference between the aggregate Commitments on such day minus the aggregate principal amount of outstanding Advances on such day, times (y) the Undrawn Fee Rate times (z) 1/360.
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“Undrawn Fee Rate” means, beginning on the Third Amendment Effective Date, (a) 0.00% from the Third Amendment Effective Date to (but excluding) the three (3)-month anniversary of the Third Amendment Effective Date and (b) 0.25% thereafter.
“Unfunded Exposure Account” means the account designated as the Unfunded Exposure Account in, and which is established and maintained pursuant to, Section 8.1(a).
“Unfunded Exposure Shortfall” has the meaning set forth in Section 8.1(a).
“Unmatured Facility Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Facility Termination Event.
“Unmatured Servicer Event of Default” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Event of Default.
“Unsecured Bond” means any bond that is (a) not secured by a pledge of collateral and (b) senior or pari passu in right of payment to any other unsecured indebtedness of the related Obligor.
“Unsecured Loan” means any loan that is (a) not secured by a pledge of collateral and (b) senior or pari passu in right of payment to any other unsecured indebtedness of the related Obligor.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.
~~“USD LIBOR” means the London interbank offered rate for U.S. dollars as determined in accordance with the definition of “LIBOR Rate”.~~
“U.S. Borrower” means a Borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning set forth in Section 17.20.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.3(f).
“Variable Funding Asset” means any Delayed Drawdown Collateral Obligation or any Revolving Collateral Asset.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Warrant Asset” means any equity purchase warrants or similar rights convertible into or exchangeable or exercisable for any equity interests received by the Borrower as an “equity kicker” from the Obligor in connection with a Collateral Obligation.
“Warranty Collateral Obligation” has the meaning set forth in Section 7.12.
“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible
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Collateral Obligation Balance, the number obtained by (i) summing the products obtained by multiplying (a) the Advance Rate of each such Eligible Collateral Obligation by (b) such Eligible Collateral Obligation’s contribution to the Adjusted Aggregate Eligible Collateral Obligation Balance and (ii) dividing such sum by the Adjusted Aggregate Eligible Collateral Obligation Balance.
“Weighted Average Coupon” means, as of any day with respect to all Eligible Collateral Obligations included in the Adjusted Aggregate Eligible Collateral Obligation Balance, the number expressed as a percentage obtained by dividing (i) the sum for each Eligible Collateral Obligation (including, for any Deferrable Collateral Obligation, only the required current cash pay interest thereon) that is a Fixed Rate Collateral Obligation of (x) the interest rate for each such Collateral Obligation minus the ~~LIBOR Rate~~Applicable Index multiplied by (y) the Collateral Obligation Amount of each such Collateral Obligation by (ii) the Adjusted Aggregate Eligible Collateral Obligation Balance for Fixed Rate Collateral Obligations.
“Weighted Average Life” means, as of any day with respect to all Eligible Collateral Obligations included in the Collateral, the number of years following such date obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Eligible Collateral Obligation by (b) the Collateral Obligation Amount of such Collateral Obligation and (ii) dividing such sum by the aggregate Collateral Obligation Amounts of all Eligible Collateral Obligations included in the Collateral.
“Weighted Average Spread” means, as of any day, the number expressed as a percentage equal to (i) the Aggregate Funded Spread divided by (ii) the Aggregate Eligible Collateral Obligation Amount (excluding any interest that has been deferred and capitalized on any Deferrable Collateral Obligation).
“Withholding Agent” means the Borrower, the Facility Agent, and the Servicer.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under the Bail-In Legislation that are related to or ancillary to any of those powers.
“written” or “in writing” (and other variations thereof) means any form of written communication or a communication by means of email, telex, telecopier device, telegraph or cable.
“Yield” means, with respect to any period, the daily interest accrued on Advances during such period as provided for in Article III.
SECTION 1.2.Other Definitional Provisions. (a)  Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in
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the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto.
(a)Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Notes or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto or thereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.
(b)The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, the term “including” means “including without limitation,” and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.
(c)The following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Certificated Securities, Chattel Paper, Control, Documents, Equipment, Financial Assets, Funds-Transfer system, General Intangibles, Indorse and Indorsed, Instruments, Inventory, Investment Property, Proceeds, Securities Accounts, Securities Intermediary, Security Certificates, Security Entitlements, Security Interest and Uncertificated Securities.
(d)For the avoidance of doubt, on each Measurement Date, the Borrower shall cause the Servicer to re-determine the status of each Eligible Collateral Obligation as of such calculation date and to provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, (A) Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date and (B) Collateral Obligations that were previously excluded from the Aggregate Eligible Collateral Obligation Amount on a prior Measurement Date may, upon receipt of a related Asset Approval Request, be included in the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.
(e)Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Transaction Documents.
(f)All calculations required to be made hereunder with respect to the Collateral Obligations and the Borrowing Base (including, without limitation, to determine whether an Unmatured Facility Termination Event or Facility Termination Event shall have occurred) shall be made on a trade date basis assuming (and after giving pro forma effect to) (x) all purchases or sales to be entered into on the related settlement date and (y) all Advances requested to be made on such related settlement date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Obligations.
(g)For all purposes under this Agreement, “knowledge” shall mean actual knowledge after reasonable inquiry.
(h)Notwithstanding anything to the contrary set forth in this Agreement, each reference to notice being delivered to both the Facility Agent and the Collateral Agent shall mean notice delivered by the applicable party to both the Collateral Agent and the Facility
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Agent; provided that each Advance Request and each voluntary prepayment notice shall be delivered by the Borrower to the Facility Agent, the Collateral Agent and each Agent (in the manner and at the times specified in the relevant provisions of this Agreement), and, in doing so, the Borrower shall be entitled to rely solely on the information contained in the Note Register and on Annex A and shall have no liability for any errors or omissions in either thereof.
(i)Unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of International Financial Reporting Standards) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, Borrower and Facility Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to the Facility Agent a written reconciliation in form and substance reasonably satisfactory to the Facility Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles.
(j)For purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, any amount denominated in an Eligible Currency other than Dollars shall be calculated in Dollars using the Applicable Conversion Rate as of the applicable date of determination.
ARTICLE VII

THE FACILITY, ADVANCE PROCEDURES AND NOTES
SECTION 1.1.Advances. (a)   On the terms and subject to the conditions set forth in this Agreement, each Lender Group hereby agrees to make advances to or on behalf of the Borrower (individually, an “Advance” and collectively the “Advances”) from time to time on any date (each such date on which an Advance is made, an “Advance Date”) during the period from the Effective Date to the end of the Revolving Period; provided that there shall be no more than three (3) Advance Dates during any calendar week.
(a)Under no circumstances shall any Lender make an Advance if, after giving effect to such Advance and any purchase of Eligible Collateral Obligations in connection therewith, (x) the aggregate outstanding principal amount of all Advances would exceed the lower of (i) the Facility Amount and (ii) the Borrowing Base on such day, or (y) in the case of an Advance denominated in an Eligible Currency other than Dollars, the Foreign Currency Advance Amount would exceed the Foreign Currency Sublimit on such day. Subject to the terms of this Agreement, during the Revolving Period, the Borrower may borrow, reborrow, repay and prepay (subject to the provisions of Section 2.4) one or more Advances.
SECTION 1.2.Funding of Advances. (a)  Subject to the satisfaction of the conditions precedent set forth in Section 6.2, the Borrower may request Advances hereunder by giving notice to the Facility Agent, each Agent and the Collateral Agent of the proposed Advance at or prior to 10:00 a.m., New York City time, (i) with respect to Advances denominated in Dollars, one (1) Business Day prior to the proposed Advance Date and (ii) with respect to Advances denominated in an Eligible Currency other than Dollars, two (2) Business Days prior to the proposed Advance Date. Such notice (herein called the “Advance Request”) shall be in the form of Exhibit C-1 and shall include (among other things) the proposed Advance Date and amount of such proposed Advance, and shall, if applicable, be accompanied by an
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Asset Approval Request setting forth the information required therein with respect to the Collateral Obligations to be acquired by the Borrower on the Advance Date (if applicable). In the event of any change to the wiring instructions of the Collateral Agent set forth on Schedule 1 to the Advance Request, the Collateral Agent shall provide written notice of such change to each Agent at least two (2) Business Days prior to any proposed Advance Date. The amount of any Advance shall at least be equal to the least of (v) the Maximum Availability, (w) $1,000,000 with respect to Advances denominated in Dollars, (x) the (1) Borrowing Base on such day minus (2) the Advances outstanding on such day, (y) with respect to Eligible Currency Advances not denominated in Dollars, the Foreign Currency Sublimit on such day minus the Foreign Currency Advance Amount on such day and (z) the (1) Facility Amount on such day minus (2) the Advances outstanding on such day before giving effect to the requested Advance as of such date. Any Advance Request given by the Borrower pursuant to this Section 2.2, shall be irrevocable and binding on the Borrower. The Facility Agent shall have no obligation to lend funds hereunder in its capacity as Facility Agent. Subject to receipt by the Collateral Agent of an Officer’s Certificate of the Borrower pursuant to Section 6.2(e), and the Collateral Agent’s receipt of such funds from the Lenders, the Collateral Agent shall make the proceeds of such requested Advances available to the Borrower by deposit to such account as may be designated by the Borrower (in a written notice received by the Facility Agent, each Agent and the Collateral Agent at least one (1) Business Day prior to such Advance Date) in same day funds no later than 2:00 p.m., New York City time, on such Advance Date.
(a)Committed Lender’s Commitment. At no time will any Uncommitted Lender have any obligation to fund an Advance. At all times on and after the Conduit Advance Termination Date, all Advances shall be made by the Agent on behalf of the applicable Committed Lenders. The Facility Agent shall use commercially reasonable efforts to ensure that Advances are funded in the first instance by the Uncommitted Lenders. At any time when any Uncommitted Lender has failed to or has rejected a request to fund an Advance, its Agent shall so notify the Related Committed Lender and such Related Committed Lender shall fund such Advance. Notwithstanding anything contained in this Section 2.2(b) or elsewhere in this Agreement to the contrary, no Committed Lender shall be obligated to provide its Agent or the Borrower with funds in connection with an Advance in an amount that would result in the portion of the Advances then funded by it exceeding its Commitment then in effect. The obligation of the Committed Lender in each Lender Group to remit any Advance shall be several from that of the other Lenders, and the failure of any Committed Lender to so make such amount available to its Agent shall not relieve any other Committed Lender of its obligation hereunder.
(b)Unfunded Commitment Provisions. Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) any acceleration of the maturity of Advances pursuant to Section ~~13.2~~13.2 or (ii) the end of the Revolving Period, the Borrower shall request an Advance in the amount of the Aggregate Unfunded Amount minus the amount then on deposit in the Unfunded Exposure Account. Following receipt of such Advance Request, the Lenders shall fund such requested amount by depositing such amount directly to the Collateral Agent to be deposited into the Unfunded Exposure Account, notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 6.2)
SECTION 1.3.Notes. The Borrower shall, upon request of any Lender Group, on or after such Lender Group becomes a party hereto (whether on the Effective Date or by assignment or otherwise), execute and deliver a Note evidencing the Advances of such Lender Group. Each such Note shall be payable to the order of the Agent for such Lender Group in a face amount equal to the applicable Lender Group’s Commitment as of the Effective Date or the effective date on which such Lender Group becomes a party hereto, as applicable. The Borrower hereby irrevocably authorizes each Agent to make (or cause to be made) appropriate notations on
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the grid attached to the Notes (or on any continuation of such grid, or at the option of such Agent, in its records), which notations, if made, shall evidence, inter alia, the date of the outstanding principal of the Advances evidenced thereby and each payment of principal thereon. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, that the failure to make any such notations shall not limit or otherwise affect any of the Obligations or any payment thereon.
SECTION 1.4.Repayment and Prepayments. (a) The Borrower shall repay the Advances outstanding (i) on each Distribution Date to the extent required to be repaid hereunder and funds are available therefor pursuant to Section 8.3 and (ii) in full on the Facility Termination Date.
(a)Prior to the Facility Termination Date, the Borrower may, from time to time, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Advance using Principal Collections on deposit in the Principal Collection Account or other funds available to the Borrower on such date; provided, that
(i)all such voluntary prepayments shall require prior written notice to the Facility Agent (with a copy to the Collateral Agent and each Agent) by 11:00 a.m. two (2) Business Days prior to such voluntary prepayment;
(ii)all such voluntary partial prepayments of Advances denominated in Dollars shall be in a minimum amount of $1,000,000 or the equivalent in an Eligible Currency; and
(iii)each prepayment shall be applied on the Business Day received by the Collateral Agent, on behalf of the Facility Agent, if received by 3:00 p.m., New York City time, on such day by the Collateral Agent as Amount Available constituting Principal Collections pursuant to Section 8.3(a) as if (x) the date of such prepayment were a Distribution Date and (y) such prepayment occurred during the Accrual Period to which such Distribution Date relates.
Each such prepayment shall be subject to the payment of any amounts required by Section 2.5(b) (if any) resulting from a prepayment or payment.
SECTION 1.5.Permanent Reduction of Facility Amount. (a) The Borrower may at any time upon five Business Days’ prior written notice to the Facility Agent and each Agent (with a copy to the Collateral Agent), permanently reduce the Facility Amount (i) in whole upon payment in full (in accordance with Section 2.4) of the aggregate outstanding principal amount of all Advances) or (ii) in part by any pro rata amount that the Facility Amount exceeds the aggregate outstanding principal amount of all Advances (after giving effect to any concurrent prepayment thereof). In connection with any permanent reduction of the Facility Amount under this Section 2.5(a), the Commitment of each Committed Lender shall automatically, and without any further action by any party, be reduced pro rata with all other Committed Lenders such that the sum of all Commitments will equal the newly reduced Facility Amount.
(a)Notwithstanding anything to the contrary herein, the Borrower may permanently reduce the Facility Amount at any time, provided that if such reduction occurs at any time other than those specified in Section ~~2.4(a)~~2.4(a)(ii), it shall, unless a Prepayment Fee Termination Event has occurred, pay the applicable Prepayment Fee to the Collateral Agent, for the respective accounts of the Lenders.
(b)Unless otherwise notified in writing by the Borrower to the Facility Agent in connection with a prepayment, any prepayment under this Section 2.5 must also be
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accompanied by a concurrent reduction of Commitments pursuant to Section 2.5 in an identical amount.
SECTION 1.6.Extension of Revolving Period. The Borrower may, at any time after the first anniversary of the Effective Date and prior to the date that is 45 days prior to the last date of the Revolving Period, deliver a written notice to each Agent (with a copy to the Collateral Agent and the Facility Agent) requesting an extension of the Revolving Period for an additional twelve months (each qualifying request, an “Extension Request”). Each Lender may approve or decline an Extension Request in its sole discretion; provided, that the Lenders shall respond to an Extension Request in writing not later than 30 days following receipt of such Extension Request, and if any Lender does not respond in writing by the end of such 30 day period it shall be deemed to have denied such Extension Request. No request by the Borrower to extend the Revolving Period shall be considered an “Extension Request” if such request is conditioned on an amendment to any other provision of the Transaction Documents.
SECTION 1.7.Calculation of Discount Factor.
(a)In connection with the purchase of each Collateral Obligation and prior to such Collateral Obligation being purchased by the Borrower and included in the Collateral, the Facility Agent will assign (in its sole discretion) a Discount Factor for such Collateral Obligation (and will provide written notice of such Discount Factor to the Servicer); provided, that, in connection with assigning a Discount Factor for any Collateral Obligation, the Facility Agent shall take into account whether the Purchase Price with respect to such Collateral Obligation already reflects any market discount so as to avoid duplication.
(b)Upon the occurrence of a Revaluation Event with respect to any Collateral Obligation that is a Broadly Syndicated Loan (other than a DB Sole Discretion Trigger), the Discount Factor shall be adjusted to equal the lesser of (x) the initial Purchase Price for such Collateral Obligation and (y) the Observable Market Price for such Collateral Obligation.
(c)Upon the occurrence of a Revaluation Event with respect to any Collateral Obligation that is a Middle Market Loan (other than a DB Sole Discretion Trigger), the Facility Agent shall have the right to adjust the Discount Factor for such Collateral Obligation in its sole discretion by providing written notice thereof to the Borrower, subject to the dispute rights of the Borrower set forth in clause (d) below; provided, that in the event of a Revaluation Event pursuant to clause (p) of the definition thereof, then (x) if such Collateral Obligation was sold at a price (as a percentage of par) greater than 80%, the Discount Factor of such Collateral Obligation shall be decreased to a price no less than the price (as a percentage of par) at which the relevant portion of such Collateral Obligation was sold and (y) if such Collateral Obligation was sold at a price (as a percentage of par) less than or equal 80%, the Discount Factor of such Collateral Obligation may be amended by the Facility Agent in its sole discretion. The Collateral Agent shall forward a copy of such notice to each Agent. The Facility Agent will provide written notice of each revised Discount Factor to the Borrower, the Servicer, each Agent and the Collateral Agent.
(d)With respect to not more than five (5) Middle Market Loans (and subject to the last sentence of this sub-section (d)) in any calendar quarter in respect of which the Facility Agent delivers notice to the Borrower of its intent to adjust the Discount Factor in accordance with clause (c) above, the Borrower shall be permitted to dispute such adjusted Discount Factor by providing written notice thereof to the Facility Agent, in which case the Discount Factor shall instead be adjusted to equal the lowest of the following: (i) following the occurrence of a Revaluation Event, the value of such Collateral Obligation (expressed as a percentage of par) set forth in the most recent report of Duff & Phelps or another Approved Valuation Firm delivered to the Parent, the Servicer or the Borrower with respect to such
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Collateral Obligation; (ii) the most recent value of such Collateral Obligation (expressed as a percentage of par) determined by the board of trustees of the Parent so long as the value is as of a date following the occurrence of the date of the related Revaluation Event; (iii) the initial Purchase Price of such Collateral Obligation; (iv) the par amount of such Collateral Obligation; and (v) the initial Discount Factor for such Collateral Obligation as of the related Cut-Off Date; provided, further, once an Approved Valuation Firm is selected with respect to any Eligible Collateral Obligation and the Borrower has provided the Facility Agent with notice of the exercise of its rights pursuant to this clause (d), such Approved Valuation Firm that has been selected with respect to such Eligible Collateral Obligation may not be changed without the prior written consent of the Facility Agent. Any such adjusted Discount Factor shall be re-calculated with respect to such Collateral Obligation at each 180-day interval thereafter in accordance with the immediately preceding sentence until the occurrence of a DB Sole Discretion Trigger with respect to such Collateral Obligation. Notwithstanding to above, the Borrower may not dispute any adjusted Discount Factor with respect to a FILO Loan subject to a Revaluation Event pursuant to clause (g)(y) of the definition thereof so long as the adjusted Discount Factor determined by the Facility Agent hereunder results in the same treatment if such Loan were characterized as a Deemed Second Lien Loan.
(e)Upon the occurrence of a DB Sole Discretion Trigger with respect to any Collateral Obligation, the Facility Agent shall have the right to adjust the Discount Factor for such Collateral Obligation in its sole discretion by providing written notice thereof to the Borrower. The Collateral Agent shall forward a copy of such notice to each Agent. The Facility Agent will provide written notice of each revised Discount Factor to the Borrower, the Servicer, each Agent and the Collateral Agent.
(f)Notwithstanding anything above to the contrary, the Servicer shall not dispute a Revaluation Event that has occurred for any Recurring Revenue Collateral Obligation.
(g)All fees and expenses in connection with this Section 2.7 are to be paid by the Borrower in accordance with Section 17.4.
SECTION 1.8.Increase in Facility Amount. The Borrower may, with the prior written consent of the Facility Agent (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) with the prior written consent of an existing Lender Group, increase the Commitment of such Lender Group (pro rata with other consenting Lender Groups), and/or (ii) add an additional Lender Group, which in each case shall increase the Facility Amount by the amount of the increased Commitment or new Commitment, as applicable, of each such existing or additional Lender Group; provided, that after giving effect to the increase described above in clause (i) and (ii), in no event shall the aggregate Commitment exceed $2,000,000,000.
ARTICLE VIII

YIELD, UNDRAWN FEE, ETC.
SECTION 1.1.Yield and Undrawn Fee. (a)  The Borrower hereby promises to pay, on the dates specified in Section 3.2, Yield on the unpaid principal amount of each Advance (or each portion thereof) for the period commencing on the applicable Advance Date until such Advance is paid in full. No provision of this Agreement or the Notes shall require the payment or permit the collection of Yield in excess of the maximum permitted by Applicable Law.
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(a)The Borrower shall pay the Undrawn Fee on the dates specified in Section 3.2.
SECTION 1.2.Yield Distribution Dates. Yield accrued on each Advance (including any previously accrued and unpaid Yield) and Undrawn Fee (as applicable) shall be payable, without duplication:
(a)on the Facility Termination Date;
(b)on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Advance; and
(c)on each Distribution Date.
SECTION 1.3.Yield Calculation. Each Note shall bear interest on each day during each Accrual Period at a rate per annum equal to the product of (a) the Interest Rate for such Accrual Period multiplied by (b) the outstanding Advances attributable to such Note on such day. All Yield shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such Yield is payable over a year comprised of 360 days (other than Yield accruing by the reference rate set forth in clause (a) of the definition of Alternate Base Rate, which shall be computed over a year comprised of 365/366 days).
SECTION 1.4.Computation of Yield, Fees, Etc. Each Agent (on behalf of its respective Lender Group) and the Facility Agent shall determine the applicable Yield and all Fees to be paid by the Borrower on each Distribution Date for the related Accrual Period and shall advise the Collateral Agent thereof in writing no later than five (5) Business Days immediately prior to such Distribution Date. Such reporting may also include an accounting of any amounts due and payable pursuant to Sections 4.3 and 5.1.
ARTICLE IX

PAYMENTS; TAXES
SECTION 1.1.Making of Payments. Subject to, and in accordance with, the provisions hereof, all payments of principal of or Yield on the Advances and other amounts due to the Lenders shall be made pursuant to Section 8.3(a) by no later than 3:00 p.m., in the Applicable Time Zone, on the day when due in the applicable Eligible Currency in immediately available funds. Payments received by any Lender or Agent after 3:00 p.m., in the Applicable Time Zone, on any day will be deemed to have been received by such Lender or Agent on its next following Business Day. Each Agent shall allocate to the Lenders in its Lender Group each payment in respect of the Advances received by such Agent as provided by Section 8.3 or Section 2.4. Payments in reduction of the principal amount of the Advances shall be allocated and applied to Lenders pro rata based on their respective portions of such Advances, or in any such case in such other proportions as each affected Lender may agree upon in writing from time to time with such Agent and the Borrower. Payments of Yield and Undrawn Fee shall be allocated and applied to Lenders pro rata based upon the respective amounts of interest and fees due and payable to them.
SECTION 1.2.Due Date Extension. If any payment of principal or Yield with respect to any Advance falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional Yield shall accrue and be payable for the period of such extension at the rate applicable to such Advance.
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SECTION 1.3.Taxes. (a)  Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(a)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Official Body in accordance with applicable law, or at the option of the Facility Agent timely reimburse it for the payment of, any Other Taxes.
(b)Indemnification by the Borrower. The Borrower shall jointly and severally indemnify each Recipient, and its direct and indirect beneficial owners, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or such beneficial owners or required to be withheld or deducted from a payment to such Recipient or such beneficial owners and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Facility Agent and each Agent), or by the Facility Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.
(c)Indemnification by the Lenders. Each Lender shall severally indemnify the Facility Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Facility Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.9 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Facility Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Facility Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Facility Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Facility Agent to the Lender from any other source against any amount due to the Facility Agent under this Section 4.3(d).
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to an Official Body pursuant to this Section 4.3, the Borrower shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.
(e)Status of Lenders.
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(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Facility Agent, at the time or times reasonably requested by the Borrower or the Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Facility Agent as will enable the Borrower or the Facility Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.3(f)(ii)(A), Section 4.3(f)(ii)(B) and Section 4.3(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, if the Borrower is a U.S. Borrower:
(A)any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Facility Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8 BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8 BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled
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foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8 BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8 BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Facility Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent) executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Facility Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Facility Agent as may be necessary for the Borrower and the Facility Agent to (x) comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or (y) determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.3(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.
(f)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon
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the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.3(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 4.3(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.3(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 4.3(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Survival. Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Facility Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Transaction Document.
ARTICLE X

INCREASED COSTS, ETC.
SECTION 1.1.Increased Costs, Capital Adequacy. (a) If, due to either (i) the introduction of or any change following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application arising following the date hereof of any Applicable Law, in each case whether foreign or domestic or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Official Body (whether or not having the force of law), (A) there shall be any increase in the cost to the Facility Agent, any Agent, any Lender, successor or assign thereof (each of which shall be an “Affected Person”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Person hereunder), as the case may be, (B) there shall be any reduction in the amount of any sum received or receivable by an Affected Person under this Agreement or under any other Transaction Document, or (C) any Recipient is subject to any Taxes (other than (1) Indemnified Taxes and (2) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then, in each case, the Borrower shall, from time to time, after written demand by the Facility Agent (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), on behalf of such Affected Person, pay to the Facility Agent, on behalf of such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs or reduced payments within thirty (30) days after such demand; provided, that the amounts payable under this Section 5.1 shall be without duplication of amounts payable under Section 4.3.
(a)If either (i) the introduction of or any change following the date hereof in or in the interpretation, administration or application arising following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Person with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Official Body or agency, including, without limitation, compliance by an Affected Person with any request or directive regarding capital adequacy or liquidity coverage, has or would have the effect of reducing the rate of return on the capital of any Affected Person, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such
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Affected Person could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Person with respect to capital adequacy and liquidity coverage), by an amount deemed by such Affected Person to be material, then, from time to time, after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay the Facility Agent on behalf of such Affected Person such additional amounts as will compensate such Affected Person for such reduction.
(b)If an Affected Person shall at any time (without regard to whether any Basel III Regulations or Dodd-Frank Regulations are then in effect) suffer or incur (i) any explicit or implicit charge, assessment, cost or expense by reason of the amount or type of assets, capital or supply of funding such Affected Person or any of its Affiliates is required or expected to maintain in connection with the transactions contemplated herein, without regard to (A) whether such charge, assessment, cost or expense is imposed or recognized internally, externally or inter-company or (B) whether it is determined in reference to a reduction in the rate of return on such Affected Person’s or Affiliate’s assets or capital, an inherent cost of the establishment or maintenance of a reserve of stable funding, a reduction in the amount of any sum received or receivable by such Affected Person or its Affiliates or otherwise, or (ii) any other imputed cost or expense arising by reason of the actual or anticipated compliance by such Affected Person or any of its Affiliates with the Basel III Regulations or Dodd-Frank Regulations, then, upon demand by or on behalf of such Affected Person through the Facility Agent, the Borrower shall pay to the Facility Agent, for the benefit of such Affected Person, such amount as will, in the determination of such Affected Person, compensate such Affected Person therefor. A certificate of the applicable Affected Person setting forth the amount or amounts necessary to compensate the Affected Person under this Section 5.1(c) shall be delivered to the Borrower and shall be conclusive absent manifest error.
(c)In determining any amount provided for in this Section 5.1, the Affected Person may use any reasonable averaging and attribution methods. The Facility Agent, on behalf of any Affected Person making a claim under this Section 5.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.
ARTICLE XI

EFFECTIVENESS; CONDITIONS TO ADVANCES
SECTION 1.1.Effectiveness. This Agreement shall become effective on the first day (the “Effective Date”) on which the Facility Agent, on behalf of the Lenders, shall have received the following, each in form and substance reasonably satisfactory to the Facility Agent:
(a)Transaction Documents. This Agreement and each other Transaction Document, in each case duly executed by each party thereto;
(b)Notes. For each Lender Group that has requested the same, a Note duly completed and executed by the Borrower and payable to the Agent for such Lender Group;
(c)Establishment of Account. Evidence that each Account has been established;
(d)Resolutions. Certified copies of the resolutions of the board of managers (or similar items) of the Borrower and the Servicer approving the Transaction Documents to
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be delivered by it hereunder and the transactions contemplated hereby, certified by its secretary or assistant secretary;
(e)Organization Documents. The certificate of formation (or similar organization document) of each of the Borrower and the Servicer certified by the Secretary of State of its jurisdiction of organization; and a certified, executed copy of the Borrower’s and the Servicer’s organizational documents;
(f)Good Standing Certificates. Good standing certificates for each of the Borrower and the Servicer issued by the applicable Official Body of its jurisdiction of organization;
(g)Incumbency. A certificate of the secretary or assistant secretary of the general partner of the Equityholder (or the sole member of such general partner) certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it;
(h)Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Facility Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder;
(i)Opinions. Legal opinions of counsel for the Borrower and the Servicer, and the Collateral Agent, each in form and substance reasonably satisfactory to the Facility Agent covering such matters as the Facility Agent may reasonably request;
(j)No Facility Termination Event, etc. Each of the Transaction Documents is in full force and effect and no Facility Termination Event or Unmatured Facility Termination Event has occurred and is continuing or will result from the issuance of the Notes and the borrowing hereunder;
(k)Liens. The Facility Agent shall have received (i) the results of a recent search by a Person satisfactory to the Facility Agent, of the UCC, judgment, security interest and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Facility Agent and (ii) filed UCC termination statements, if any, necessary to release all security interests and other rights of any Person in any Collateral previously granted by the Borrower and any executed pay-off letters reasonably requested by the Facility Agent;
(l)Payment of Fees. The Facility Agent shall have received evidence, to its sole satisfaction, that all Fees due to the Lenders on the Effective Date have been paid in full;
(m)No Material Adverse Effect. No Material Adverse Effect shall have occurred since October 11, 2018 and no litigation shall have commenced which, if successful, could have a Material Adverse Effect; and
(n)Other. Such other approvals, documents, opinions, certificates and reports as the Facility Agent may reasonably request.
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SECTION 1.2.Advances and Reinvestments. The making of any Advance (including the initial Advance hereunder) and any Reinvestment are all subject to the condition that the Effective Date shall have occurred and to the following further conditions precedent that:
(a)No Facility Termination Event, Etc. Each of the Transaction Documents shall be in full force and effect (unless terminated in accordance with their terms) and (i) no Facility Termination Event or Unmatured Facility Termination Event shall have occurred and be continuing or will result from the making of such Advance or Reinvestment, (ii) no Servicer Event of Default or Unmatured Servicer Event of Default shall have occurred and be continuing or will result from the making of such Advance or Reinvestment, (iii) the representations and warranties of the Borrower and the Servicer in the Transaction Documents shall be true and correct in all material respects as of the related Funding Date (or if such representations and warranties specifically refer to an earlier date, such earlier date), with the same effect as though made on the date of (and after giving effect to) such Advance or Reinvestment, and (iv) after giving effect to such Advance or Reinvestment (and any purchase of Eligible Collateral Obligations in connection therewith), the aggregate outstanding principal balance of the Advances will not exceed the Borrowing Base;
(b)Requests. (i) In connection with the funding of any Advance pursuant to Section 2.2(a), the Collateral Agent, each Agent and the Facility Agent shall have received the Advance Request for such Advance in accordance with Section 2.2(a), together with all items required to be delivered in connection therewith and (ii) in connection with any Reinvestment, the Collateral Agent, each Agent and the Facility Agent shall have received the Reinvestment Request for such reinvestment in accordance with Section 8.3(b), together with all items required to be delivered in connection therewith;
(c)Revolving Period. The Revolving Period shall not have ended;
(d)Document Checklist. The Facility Agent, each Agent and the Collateral Custodian shall have received a Document Checklist for each Eligible Collateral Obligation to be added to the Collateral on the related Funding Date;
(e)Borrowing Base Confirmation. The Collateral Agent, each Agent and the Facility Agent shall have received an Officer’s Certificate of the Borrower or the Servicer (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such request and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such date (if any), demonstrating that the aggregate principal amount of all outstanding Advances shall not exceed the Borrowing Base, calculated as of the Funding Date as if the Collateral Obligations purchased by the Borrower on such Funding Date were owned by the Borrower;
(f)Collateral Quality Tests, Minimum Equity Condition. The Collateral Agent, each Agent and the Facility Agent shall have received an Officer’s Certificate of the Servicer (which may be included as part of the Advance Request or Reinvestment Request) computed as of the date of such requested Advance or Reinvestment, and after giving effect thereto and to the purchase by the Borrower of the Collateral Obligations to be purchased by it on such Funding Date, demonstrating that (i) with respect to each Advance, all of the Collateral Quality Tests are satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Condition is satisfied; or (ii) with respect to each Reinvestment, (A) the Diversity Score is at least 8 and (B) each other Collateral Quality Test is satisfied or, if not satisfied, maintained or improved, and the Minimum Equity Condition is satisfied;
(g)Hedging Agreements. The Facility Agent shall have received evidence, in form and substance satisfactory to the Required Lenders, that the Borrower has entered into
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Hedging Agreements to the extent required by, and satisfying the requirements of, Section 10.6;
(h)Facility Agent Approval. In connection with the acquisition of any Collateral Obligation by the Borrower (other than a Non-Approval Collateral Obligation so long as the Facility Agent has received notice from the Borrower of such Non-Approval Collateral Obligation) or the incremental pledge of any Collateral Obligation owned by the Borrower, (1) the Borrower shall have received an Asset Approval Notice with respect to such Collateral Obligation from the Facility Agent (who shall forward a copy to the Collateral Agent, who shall forward a copy to each Agent) and (2) the Borrower (or the Servicer on its behalf) shall have given electronic notice back to the Facility Agent that it acknowledges and agrees to the terms set forth in the related Asset Approval Notice;
(i)Permitted Use. The proceeds of any Advance will be used solely by the Borrower for general corporate purposes consistent with the terms hereof, which, for the avoidance of doubt, include dividends and distributions to the Equityholder permitted pursuant to Section 10.16, or to acquire Collateral Obligations as identified on the applicable Asset Approval Request or to satisfy any unfunded commitments in connection with any Variable Funding Asset;
(j)Appraised Value. In connection with the acquisition of each Asset Based Loan and within the time periods set forth below, the Borrower or the Servicer (on behalf of the Borrower) shall have retained or shall have caused the Obligor to retain an Approved Valuation Firm to calculate the Appraised Value of (A) with respect to any such Collateral Obligation that has intellectual property, equipment or real property, as the case may be, in its borrowing base, the collateral securing such Collateral Obligation within twelve (12) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral and (B) with respect to all other Asset Based Loans, the collateral securing such Collateral Obligation within six (6) months prior to the acquisition of such Collateral Obligation and inclusion into the Collateral. The Borrower shall cause the Servicer to report the Approved Valuation Firm, appraisal metric and Appraised Value for such Collateral Obligation to the Facility Agent (with a copy to each Agent) in the Advance Request or Reinvestment Request, as applicable, related to such Collateral Obligation; and
(k)Borrower’s Certification. The Borrower shall have delivered to the Collateral Agent, each Agent and the Facility Agent an Officer’s Certificate (which may be included as part of the Advance Request or Reinvestment Request) dated the date of such requested Advance or Reinvestment certifying that the conditions described in Sections 6.2(a) through (j) have been satisfied; and
(l)Rating Letters. Solely with respect to the initial advance to be made by each Conduit Lender, each applicable Agent shall have received a letter from each applicable Rating Agency confirming its rating of such Conduit Lender.
SECTION 1.3.Transfer of Collateral Obligations and Permitted Investments. (a)  The Collateral Agent or the Collateral Custodian shall hold all Certificated Securities (whether Collateral Obligations or Permitted Investments) and Instruments in physical form at the Corporate Trust Office.
(a)On the Effective Date (with respect to each Collateral Obligation and Permitted Investment owned by the Borrower on such date) and each time that the Borrower shall (or shall cause the Servicer to) direct or cause the acquisition of any Collateral Obligation or Permitted Investment, the Borrower shall (or shall cause the Servicer to), if such Permitted Investment or, in the case of a Collateral Obligation, the related promissory
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note or assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in the definition of “Collateral Obligation File”, cause the delivery of such Permitted Investment or, in the case of a Collateral Obligation, the related promissory note or assignment documentation in accordance with the requirements set forth in the definition of “Collateral Obligation File” to the Collateral Custodian to be credited by the Collateral Custodian to the Principal Collection Account in accordance with the terms of this Agreement.
(b)The Borrower shall (or shall cause the Servicer to) cause all Collateral Obligations or Permitted Investments acquired by the Borrower to be transferred to the Collateral Agent for credit by it to the Principal Collection Account, and shall cause all Collateral Obligations and Permitted Investments acquired by the Borrower to be delivered to the Collateral Agent by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Collateral Agent a valid security interest in each Collateral Obligation and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired):
(i)in the case of an Instrument or a Certificated Security in registered form by having it Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Collateral Agent at the Corporate Trust Office and (B) causing the Collateral Agent to maintain (on behalf of the Secured Parties) continuous possession of such Instrument or Certificated Security at the Corporate Trust Office;
(ii)in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and causing such registration to remain effective; or (B) by causing such Uncertificated Security to be credited to a Securities Account for which the Collateral Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account;
(iii)in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to the Account in the name of the Borrower; and
(iv)in the case of General Intangibles (including any Collateral Obligation or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Collateral Obligation or Permitted Investment (or a description of “all assets” of the Borrower) as the collateral at the filing office of the Secretary of State of the State of Delaware.
ARTICLE XII

ADMINISTRATION AND Management OF COLLATERAL OBLIGATIONS
SECTION 1.1.Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Obligations shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 7.1. Subject to early termination due to the occurrence of a Servicer Event of Default or as otherwise provided below in this Article VII (subject to Section 13.3(b)), the Borrower hereby designates the Equityholder, and the Equityholder hereby agrees to serve, as Servicer until the termination of this Agreement.
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For the avoidance of doubt, the Servicer is not an agent of the Facility Agent, any Agent or any Lender.
SECTION 1.2.Resignation and Removal of the Servicer; Appointment of Successor Servicer. (a)  If a Servicer Event of Default shall occur and be continuing, then (subject to Section 13.3(b)), the Facility Agent by written notice given to the Servicer, may terminate all of the rights and obligations of the Servicer and appoint a successor pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Event of Default, the Servicer shall, if so requested by the Facility Agent, acting at the direction of the Required Lenders, deliver to any successor servicer copies of its Records within five (5) Business Days after demand therefor and a computer tape or diskette (or any other means of electronic transmission acceptable to such successor servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Collateral Obligations.
(a)The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer.
(b)Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. In addition to the foregoing and notwithstanding anything else to the contrary contained in this Agreement, the Servicer may (in its sole discretion) upon prior written notice to the Facility Agent, at any time and without the consent of any Person, assign all or a portion of its rights and obligations under this Agreement or delegate its rights or responsibilities under this Agreement Blackstone Private Credit Fund or any Affiliate thereof; provided that (i) such Affiliate has the ability to professionally and competently perform duties similar to those imposed upon the Servicer hereunder and otherwise qualifies as an Eligible Successor, (ii) such Affiliate is legally qualified to and has the capacity to act as Servicer hereunder and (iii) immediately after the assignment or delegation, such Affiliate employs or otherwise retains the services of principal personnel performing the duties required under this Agreement who are the same individuals who would have performed such duties had the assignment or delegation not occurred.
(c)Subject to the last sentence of this Section 7.2(d), until a successor Servicer has commenced servicing activities in the place of BCRED Twin Peaks LLC, BCRED Twin Peaks LLC shall continue to perform the obligations of the Servicer hereunder. On and after the termination of the Servicer pursuant to this Section 7.2, the successor servicer appointed by the Facility Agent shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Obligations, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Obligations and the delivery to any successor servicer in an orderly and timely
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fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Obligations containing all information necessary to enable the successor servicer to service the Collateral Obligations. Notwithstanding anything contained herein to the contrary (except Section 7.2(c)) and to the extent permitted by Applicable Law without causing the Servicer to have liability, the termination of the Servicer shall not become effective until an entity acceptable to the Facility Agent in its sole discretion shall have assumed the responsibilities and obligations of the Servicer.
(d)At any time, the Facility Agent or any Lender may irrevocably waive any rights granted to such party under Section 7.2(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Facility Agent.
SECTION 1.3.Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Obligations and perform the other actions required to be taken by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.
(a)The Servicer shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Obligation and its Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 7.1, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Obligations.
(b)The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall (i) instruct all Obligors (and related agents) to deposit Collections directly into the Collection Account, (ii) deposit all Collections received directly by it into the Collection Account within one (1) Business Day of receipt thereof and (iii) cause the Equityholder and each facility agent that is Affiliated with it to deposit all Collections received directly by the Equityholder or Affiliate into the Collection Account within one (1) Business Day of receipt thereof. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer. The Servicer may, on any date, instruct the Collateral Agent to convert funds on deposit in the Collection Account into any Eligible Currency, in each case using the Applicable Conversion Rate if, after giving effect to such exchange, the Borrower is in compliance with the Borrowing Base.
(c)The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Facility Agent, make available, or, upon the Facility Agent’s demand following the occurrence and during the continuation of a Servicer Event of Default, deliver to the Facility Agent copies of all Records in its possession which evidence or relate to the Collections.
(d)The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Obligation that do not constitute Collections or were paid in connection with a Retained Interest.
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(e)On each Measurement Date, the Servicer (on behalf of the Borrower) shall re-determine the status of each Eligible Collateral Obligation as of such date and provide notice of any change in the status of any Eligible Collateral Obligation to the Collateral Agent and, as a consequence thereof, Collateral Obligations that were previously Eligible Collateral Obligations on a prior Measurement Date may be excluded from the Aggregate Eligible Collateral Obligation Amount on such Measurement Date.
(f)The Servicer may, with the prior written consent of the Facility Agent, execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.
SECTION 1.4.Representations and Warranties of the Servicer. The Servicer represents and warrants to the Facility Agent and the Lenders as of the Effective Date and each Funding Date as to itself:
(a)Organization and Good Standing. It (i) has been duly organized, and is validly existing under the laws of its jurisdiction of formation and (ii) has all requisite organizational power and authority to own or lease its properties and conduct its business as such business is presently conducted.
(b)Due Qualification. It (i) is in good standing under the laws of its jurisdiction of formation, (ii) duly qualified to do business in its jurisdiction of formation and (iii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority. It (i) has all necessary organizational power and authority to (a) execute and deliver each Transaction Document to which it is a party, and (b) perform its obligations under the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary organizational action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.
(d)Binding Obligations. Each Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Events and general principles of equity (whether considered in a suit at law or in equity).
(e)No Violation. The execution, delivery and performance of each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) violate any organizational documents of the Servicer, (ii) violate any Applicable Law in any material respect or (iii) violate any Contractual Obligation of the Servicer, except where such violation of Applicable Law or a Contractual Obligation would not reasonably be expected to have a Material Adverse Effect.
(f)No Proceedings. There is no litigation, proceeding or investigation filed or pending against the Servicer before any Official Body (i) asserting the invalidity of any Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to
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which the Servicer is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.
(g)No Consents. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Official Body (if any) required for the due execution, delivery and performance by the Servicer of each Transaction Document to which the Servicer is a party have been obtained or made.
(h)Compliance with Law. The Servicer is in compliance with all Applicable Law to which it is subject, except such non-compliance as would not reasonably be expected to have a Material Adverse Effect.
(i)Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished to the Facility Agent or any Lender (including any such items delivered upon request of the Facility Agent or any Lender) in connection with this Agreement (other than projections, pro forma financial information, forward looking information, general economic data or industry information and, with respect to information prepared by the Servicer or an Affiliate or agent thereof for internal use or consideration, statements as to, or the failure to make a statement as to, the value of, collectibility of, prospects of or potential risks or benefits associated with such Loan or the related Obligor) provided or prepared by a Borrower, the Servicer or the Equityholder, are, as of their respective delivery dates, (or in the case of reports, financial statements or similar information or records, the stated date thereof), true, complete and correct in all material respects; provided that, to the extent any such information was furnished by an Obligor or any other third party, such information is true, correct and complete in all material respects to the actual knowledge of a Responsible Officer of the Servicer as of the date provided, in each case, after giving effect to all written updates provided by the Borrower, the Servicer or the Equityholder or on its behalf to the Facility Agent or any Lender.
(j)Financial Statements. The Equityholder has delivered to each Lender complete and correct copies of (A) the audited consolidated financial statements of the Parent for the most recent fiscal year for which such audited financial statements are required to be delivered under Section 7.6(i), and (B) the unaudited consolidated financial statements of the Parent for the most recently ended fiscal quarter for which such unaudited financial statements are required to be delivered under Section 7.6(i). Such financial statements fairly present the financial condition of the Parent as of the respective dates thereof and the results of operations for the periods covered thereby, each in accordance with GAAP, subject, as applicable, to normal year-end audit adjustments and the absence of footnotes. There has been no material adverse change in the business, operations, financial condition, properties or assets of the Parent since the most recent Determination Date with respect to the most recently delivered financial statements under this clause (j).
(k)Eligibility of Collateral Obligations. All Collateral Obligations included as Eligible Collateral Obligations in the most recent calculation of any Borrowing Base required to be determined hereunder were Eligible Collateral Obligations as of the date of such calculation.
(l)Collections. The Servicer acknowledges that all Collections received by it or its Affiliates (other than any Excluded Amount) are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account.
(m)Solvency. The transactions under the Transaction Documents to which the Servicer is a party do not and will not render the Servicer and its Subsidiaries, taken as a whole, not Solvent.
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(n)Reserved.
(o)No Injunctions. No injunction, writ, restraining order or other order of any nature materially adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.
(p)Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Agent or Lender.
SECTION 1.5.Reserved.
SECTION 1.6.Covenants Relating to the Servicer. Until the date on or after the Facility Termination Date on which the Advances shall have been repaid in full, all Yield shall have been paid, and no other Obligations (other than contingent Obligations for which no claims has been made) shall be owing to the Secured Parties under this Agreement:
(a)Compliance with Agreements and Applicable Law. The Servicer will comply with all Applicable Law, including those with respect to the performance of its obligations under this Agreement and the other Transaction Documents, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.
(b)Preservation of Company Existence. The Servicer will (i) preserve and maintain its organizational existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.
(c)Books and Records. (i) The Servicer will keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Obligations and (ii) the Servicer will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral indicating that the Loans are owned by the Borrower subject to the Lien of the Collateral Agent for the benefit of the Secured Parties hereunder.
(d) Other. The Servicer will promptly furnish to the Borrower and the Facility Agent such other information, documents, records or reports respecting the Collateral or the operations of the Servicer as the Facility Agent may from time to time reasonably request in order to protect the interests of the Facility Agent, the Collateral Agent or the Secured Parties under or as contemplated by this Agreement, in each case, to the extent such information, documents, records or reports (i) have been prepared or received by the Servicer or (ii) will be prepared or received in the ordinary course of the Servicer’s business.
(e)ERISA. The Servicer shall give the Facility Agent and each Agent prompt written notice of any event that could result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA. The Servicer shall not cause or permit to occur an event that would reasonably be expected to result in the imposition of a Lien on the Collateral under Section 430 of the Code or Section 303(k) or 4068 of ERISA.
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(f)Performance and Compliance with Collateral. The Servicer will exercise its rights hereunder in order to permit the Borrower to duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral in all material respects and will take all necessary action to preserve the first priority security interest (subject to Permitted Liens) of the Collateral Agent for the benefit of the Secured Parties in the Collateral and shall comply with the Servicing Standard in all material respects with respect to all Collateral Obligations; provided, however, that nothing in this Section 7.6(f) shall require the Servicer to exercise a standard of care with respect to the Collateral and the Collateral Obligations that is greater than that which is required by the Servicing Standard.
(g)Liens. The Servicer shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents (other than the Lien covering the Sale Agreement and existing on the Effective Date, which has been disclosed to the Facility Agent), whether with respect to the Collateral Obligations or any other Collateral other than Permitted Liens. For the avoidance of doubt, this Section 7.6(g) shall not apply to any property retained by the Servicer and not conveyed or purported to be conveyed to the Borrower under the Transaction Documents.
(h)Servicer Obligations. The Borrower shall not permit the Servicer to (i) agree to any amendment, waiver or other modification of any Transaction Document to which it is a party and to which the Facility Agent is not a party, in each case in a manner materially adverse to the Facility Agent as determined by such Facility Agent, without the prior written consent of the Facility Agent, (ii)  agree or permit the Borrower to agree to a Material Modification with respect to any Collateral Obligation without the prior written consent of the Facility Agent after the occurrence of a Facility Termination Event, (iii) interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Affected Person hereunder or under any other Transaction Documents or (iv) change its fiscal year so that the reports described in Section 7.6(i) would be delivered to the Facility Agent and each Agent less frequently than every 12 months.
(i)Financial Reports. The Borrower shall cause the Servicer to furnish, or cause to be furnished, to the Facility Agent and each Agent:
(i)within 120 days (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority) after the end of each fiscal year of the Parent, an annual report of the Parent and its Subsidiaries, on a consolidated basis, containing an audited consolidated statement of assets and liabilities as of the end of such fiscal year, and audited consolidated statements of operations, changes in net assets and cash flows, for the fiscal year then ended, prepared in accordance with GAAP, each reported on by independent public accountants of recognized national standing; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Commission, in the Parent’s annual report on Form 10-K, shall be deemed delivered to the Facility Agent and each Agent on the date such documents are made so available; and
(ii)within 60 days (or such longer period permitted pursuant to any orders, declarations, laws, regulations or letters issued by the SEC or any other government or regulatory authority) after the end of each of the first three quarters of each fiscal year of the Parent, an unaudited financial report of the Parent and its Subsidiaries, on a consolidated basis, containing a consolidated statement of assets and liabilities, consolidated statements of operations, changes in net assets, and cash flows, and a
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condensed schedule of investments regarding the Parent’s investments, in each case for the period then ended, all certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Commission, in the Parent’s quarterly report on Form 10-Q, shall be deemed delivered to the Facility Agent and each Agent on the date such documents are made so available.
(j)Obligor Reports. The Borrower shall cause the Servicer to furnish to the Facility Agent, with respect to each applicable Obligor:
(i)solely with respect to any Middle Market Loan, within 15 Business Days of Borrower’s receipt, each quarterly and annual financial reporting package received by the Borrower with respect to such Obligor and with respect to such Collateral Obligation (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Collateral Obligation); provided that, with respect to any Broadly Syndicated Loan, such information shall be provided upon the request of the Facility Agent to the extent such information is actually available to and in the possession of the Borrower;
(ii)solely with respect to any Middle Market Loan, on or prior to the date that is 120 days after the end of each fiscal year (or, with respect to any individual Middle Market Loan, at such other time upon the request of the Facility Agent), updated Obligor Information for each Obligor; provided that, with respect to any Broadly Syndicated Loan, such information shall be provided upon the request of the Facility Agent;
(iii)promptly after written request therefor, such other business and financial information regarding the Borrower, any Collateral Obligation owned by the Borrower or any related Obligor as the Facility Agent may from time to time reasonably request; provided that such information is in the possession of the Borrower or the Servicer, as applicable, or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Facility Agent or any Lender; and
(iv)to the extent the Servicer has actual knowledge or, pursuant to the terms of the applicable Underlying Instruments, has received notice of any Revaluation Event with respect to any Collateral Obligation, the Servicer shall give notice thereof to the Facility Agent and the Collateral Agent within three (3) Business Days after it receives notice or gains actual knowledge thereof.
(k)Commingling. The Servicer shall not, and shall not cause any Affiliate of the Servicer to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Obligations into the Collection Account.
(l)Proceedings. Within two (2) Business Days, the Servicer will furnish to the Facility Agent after the Servicer receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case, that would reasonably be expected to have a Material Adverse Effect.
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SECTION 1.7.Reserved.
SECTION 1.8.Collateral Reporting. The Borrower shall cause the Servicer to cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 11.3. Without limiting the generality of the foregoing, the Borrower shall cause the Servicer to supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Obligations and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.
SECTION 1.9.Reserved.
SECTION 1.10.Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records. (a)  The Borrower shall, and shall cause the Servicer to, at the Borrower’s expense, permit representatives of the Facility Agent at any time and from time to time as the Facility Agent shall reasonably request (A) to inspect and make copies of and abstracts from its records relating to the Collateral Obligations, and (B) to visit its properties in connection with the collection, processing or managing of the Collateral Obligations for the purpose of examining such records, and to discuss matters relating to the Collateral Obligations or such Person’s performance under this Agreement and the other Transaction Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Borrower agrees, and will cause the Servicer, to render to the Facility Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided, that such assistance shall not interfere in any material respect with the Servicer’s business and operations. So long as no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Servicer Event of Default or Servicer Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than twice in any calendar year. During the existence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Servicer Event of Default or a Servicer Event of Default, there shall be no limit on the timing or number of such inspections and no prior notice will be required before any inspection.
(a)Without duplication of the other inspection or audit rights of the Facility Agent set forth in this Section 7.10, the Borrower shall, and shall cause the Servicer to, at the Borrower’s expense and as applicable, provide to the Facility Agent access to the documentation evidencing the Collateral Obligations and all other documents regarding the Collateral Obligations included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Facility Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Unmatured Facility Termination Event, Facility Termination Event or Servicer Event of Default has occurred and is continuing), (ii) during normal business hours and (iii) up to twice per calendar year (so long as no Unmatured Facility Termination Event, Facility Termination Event or Servicer Event of Default has occurred and is continuing). From and after the Effective Date and periodically thereafter at the reasonable discretion of the Facility Agent, the Facility Agent may review the Borrower’s and the Servicer’s collection and administration of the Collateral Obligations in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as this Agreement and may, no more than twice in any calendar year (without duplication of the other inspection or audit rights of the Facility Agent set forth in this Section 7.10), conduct an audit of the Collateral Obligations and Records in conjunction with such review.
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(b)Nothing in this Section 7.10 shall derogate from the obligation of the Borrower and the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 7.10.
SECTION 1.11.Optional Sales. (a) The Borrower shall have the right to sell all or a portion of the Collateral Obligations (each, an “Optional Sale”), subject to the following terms and conditions:
(i)immediately after giving effect to such Optional Sale (together with such other Optional Sales and other actions to be effected in connection with any cure of a Borrowing Base deficiency in accordance with Section 8.1(e)):
(A)each Collateral Quality Test is satisfied (or, if any Collateral Quality Test is not satisfied, it is improved);
(B)the Minimum Equity Condition is satisfied;
(C)the Borrowing Base is greater than or equal to the Advances outstanding; and
(D)no Facility Termination Event, Unmatured Facility Termination Event, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing;
provided, notwithstanding the above, the Borrower may make (i) any Optional Sale of any Collateral Obligation that, in the Servicer’s reasonable judgment, has a significant risk of declining in credit quality and, with the lapse of time, becoming a Defaulted Collateral Obligation, if after giving effect to such Optional Sale,  (a) no Facility Termination Event is continuing and (b) the aggregate Principal Balance of all such Collateral Obligations sold pursuant to this proviso in any twelve-month period does not exceed 25% of the Aggregate Eligible Collateral Obligation Amount in effect on the date of such sale; provided that if such Optional Sale is made to satisfy any Collateral Quality Test or, if not satisfy, maintain or improve, then such Optional Sale shall not affect compliance with clause (b) above, (ii) any Optional Sale of any Collateral Obligation if (x) the sale price is equal to or greater than the Principal Balance of such Collateral Obligation and (y) the proceeds from such Optional Sale shall be deposited into the Collection Account or (iii) any Optional Sale the trade date of which was prior to the occurrence of a Facility Termination Event, Unmatured Facility Termination Event, Unmatured Servicer Event of Default or Servicer Event of Default, and the settlement date of which is scheduled to occur on a date following such Facility Termination Event, Unmatured Facility Termination Event, Unmatured Servicer Event of Default or Servicer Event of Default.
(ii)at least one (1) Business Day prior to the date of any Optional Sale, the Borrower shall cause the Servicer to give the Facility Agent, each Agent the Collateral Custodian and the Collateral Agent written notice of such Optional Sale, which notice shall identify the related Collateral subject to such optional sale and the expected proceeds from such Optional Sale and include (x) a pro forma Borrowing Base calculation demonstrating compliance with clauses (a)(i)(A), (B) and (C) and (y) to the extent requested by the Collateral Custodian, a certificate of the Servicer substantially in the form of Exhibit F-3 requesting the release of the related Collateral Obligation File in connection with such Optional Sale;
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(iii)such Optional Sale shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicing Standard, (B) reflecting arm’s length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);
(iv)(A) the Principal Balance of all Equityholder Collateral Obligations (other than Warranty Collateral Obligations) sold or substituted pursuant to this Section 7.11 to the Equityholder shall not exceed 20% of the Equityholder Purchased Loan Balance measured as of the date of such sale or substitution, and (B) the Principal Balance of all Equityholder Collateral Obligations (other than Warranty Collateral Obligations) that are Defaulted Collateral Obligations sold or substituted pursuant to this Section 7.11 to the Equityholder shall not exceed 10% of the Equityholder Purchased Loan Balance measured as of the date of such sale or substitution;
(v)if such Optional Sale is to an Affiliate of the Borrower or the Servicer, the Facility Agent has given its prior written consent (x) if during the Revolving Period, such Optional Sale is for a purchase price less than the fair market value thereof (as determined by the Servicer) and (y) if after the Revolving Period, such Optional Sale is for a purchase price less than par; and
(vi)on the date of such Optional Sale, all proceeds from such Optional Sale will be sent directly into the Collection Account.
(a)In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Collateral Agent shall be deemed to release and transfer to the Borrower (or the purchaser thereof from the Borrower) without recourse, representation or warranty all of the right, title and interest of the Collateral Agent for the benefit of the Secured Parties in, to and under such Collateral Obligation(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement.
(b)The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of the Facility Agent, the Collateral Agent, the Securities Intermediary, the Collateral Custodian, each Agent and each Lender in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, in the Collateral in connection with such Optional Sale), in accordance with and subject to the limitations of Section 17.4.
(c)In connection with any Optional Sale, the Collateral Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower, or the Servicer on its behalf, may reasonably request.
SECTION 1.12.Repurchase or Substitution of Warranty Collateral Obligations.~~(a)~~  In the event of a breach of Section 9.5, Section 9.13 or Section 9.26 with respect to a Collateral Obligation (or the Related Security and other related collateral constituting part of the Collateral related to such Collateral Obligation) (each such Collateral Obligation, a “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Equityholder or the Servicer and (y) receipt by the Equityholder or the Servicer of written notice thereof given by the Facility Agent (with a copy to each Agent), the Borrower shall either (a) repay Advances outstanding in an amount equal to the aggregate
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Repurchase Amount of such Warranty Collateral Obligation(s) to which such breach relates on the terms and conditions set forth below or (b) substitute for such Warranty Collateral Obligation one or more Eligible Collateral Obligations with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period the representations and warranties in Article IX with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had become part of the Collateral on such day or if the Advances outstanding do not exceed the Borrowing Base, as applicable. It is understood and agreed that the obligations of the Borrower to substitute any such Warranty Collateral Obligation is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Collateral Obligation which is not collected, not paid, or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor.
ARTICLE XIII

ACCOUNTS; PAYMENTS
SECTION 1.1.Accounts. (a)  On or prior to the Effective Date, the Borrower shall establish each Account in the name of the Borrower and each Account shall be a segregated, non-interest bearing trust account established with the Securities Intermediary, who shall forward funds from the Collection Account to the Collateral Agent for application by the Collateral Agent pursuant to Section 8.3 and the applicable Monthly Report. If at any time a Responsible Officer of the Collateral Agent obtains actual knowledge that any Account ceases to be an Eligible Account (with notice to the Servicer, the Facility Agent and each Agent), then the Borrower shall cause the Servicer to transfer such account to another institution such that such account shall meet the requirements of an Eligible Account.
Except as set forth below, amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower or at the direction of the Servicer (i) to fund any draw requests of the relevant Obligors under any Variable Funding Asset, or (ii) to make a deposit into the Collections Account as Principal Collections if, after giving effect to such withdrawal, the aggregate amount on deposit in the Unfunded Exposure Account is equal to or greater than the Aggregate Unfunded Amount.
Following the Facility Termination Date, the Borrower shall cause the Servicer to forward any draw request made by an Obligor under a Variable Funding Asset, along with wiring instructions for the applicable Obligor, to the Collateral Agent (with a copy to the Facility Agent and each Agent) along with an instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Agent shall fund such draw request in accordance with such instructions from the Servicer.
Following the end of the Revolving Period, if the Borrower shall receive any Principal Collections from an Obligor with respect to a Variable Funding Asset and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Amount (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Borrower shall cause the Servicer to direct the Collateral Agent to and the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections equal to the
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lesser of (a) the aggregate amount of such Principal Collections and (b) the Unfunded Exposure Shortfall (such amount to be determined by the Servicer).
(a)All amounts held in any Account shall, to the extent permitted by Applicable Laws, be invested by the Collateral Agent, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, such amounts shall remain uninvested), in Permitted Investments that mature (i) with respect to the Collection Account, not later than one Business Day prior to the Distribution Date for the Accrual Period to which such amounts relate and (ii) with respect to the Unfunded Exposure Account, on the immediately following Business Day. Any such written direction shall certify that any such investment is authorized by this Section 8.1. Investments in Permitted Investments shall be made in the name of the Securities Intermediary, and, except as specifically required below, such investments shall not be sold or disposed of prior to their maturity. If any amounts are needed for disbursement from the Collection Account and sufficient uninvested funds are not available therein to make such disbursement, the Collateral Agent shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such account to make such disbursement in accordance with and upon the written direction of the Servicer or, if the Servicer shall fail to give such direction, the Facility Agent. The Collateral Agent shall, upon written request, provide the Facility Agent with all information in its possession regarding transfer into and out of the Collection Account (including, but not limited to, the identity of the counterparty making or receiving such transfer). In no event shall the Collateral Agent or the Securities Intermediary be liable for the selection of any investments or any losses in connection therewith, or for any failure of the Servicer or the Facility Agent, as applicable, to timely provide investment instruction to the Collateral Agent. The Collateral Agent or the Securities Intermediary and their respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s or the Securities Intermediary’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments, and (iii) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement.
(b)Neither the Borrower nor the Servicer shall have any rights of direction or withdrawal, with respect to amounts held in the Collection Account, except to the extent explicitly set forth in Section 8.1(a), Section 8.1(b), Section 8.2, Section 8.3(b) or Section 10.16.
Subject to the other provisions hereof, the Collateral Agent shall have sole Control (within the meaning of the UCC) over each Account and each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered to the Collateral Agent or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Collateral Agent in a manner that complies with this Section 8.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Accounts shall be deposited or transferred to the Collection Account and distributed pursuant to Section 8.3(a).
(c)The Equityholder may, from time to time in its sole discretion (x) deposit amounts into the Principal Collection Account and/or (y) transfer Eligible Collateral Obligations as equity contributions to the Borrower. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Borrowing Base and the Minimum Equity Condition.
(d)Notwithstanding any provision of the Transaction Documents to the contrary, if at any time a Borrowing Base Deficiency exists, then the Borrower may eliminate
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such deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions: (A) deposit into or credit to the Collection Account cash and Permitted Investments, (B) repay Loans, (C) sell Collateral Obligations in accordance with Section 7.11, or (D) subject to the approval of the Facility Agent in its sole discretion (other than in the case of any Non-Approval Collection Obligation), during the Reinvestment Period, pledge additional Collateral Obligations as Collateral.
SECTION 1.2.Excluded Amounts. The Borrower may cause the Servicer to direct the Collateral Agent and the Securities Intermediary to withdraw from the applicable Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Facility Agent and the Collateral Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Facility Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such notice.
SECTION 1.3.Distributions, Reinvestment and Dividends. (a) On each Distribution Date, the Collateral Agent shall distribute from the Collection Account, in accordance with the applicable Monthly Report prepared by the Collateral Agent pursuant to Section 8.5, the Amount Available for such Distribution Date in the following order of priority:
(i)From the Interest Collection Account, the Amount Available constituting Interest Collections for such Distribution Date in the following order of priority:
(A)FIRST, to the payment of taxes and governmental fees owing by the Borrower, if any, which expenses shall not exceed $50,000 on any Distribution Date;
(B)SECOND, to the Collateral Agent and the Collateral Custodian, any accrued and unpaid Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses for the related Accrual Period pursuant to the Collateral Agent and Collateral Custodian Fee Letter, which expenses shall not exceed the amount of the Capped Fees/Expenses;
(C)THIRD, to the Servicer (unless waived or deferred in whole or in part by the Servicer), any fees of the Servicer in an aggregate amount not to exceed the amount of any accrued and unpaid Primary Servicer Fee for the related Accrual Period;
(D)FOURTH, pro rata, based on the amounts owed to such Persons under this Section 8.3(a)(D), (A) to the Lenders, an amount equal to the Yield on the Advances accrued during the Accrual Period with respect to such Distribution Date (and any Yield with respect to any prior Accrual Period to the extent not paid on a prior Distribution Date), (B) to the Facility Agent and the Agents on behalf of their respective Lenders, all accrued and unpaid Fees due to the Lenders, the Agents and the Facility Agent and (C) to the Hedge Counterparties, any amounts owed for the current and prior Distribution Dates to the Hedge Counterparties under Hedging Agreements (other than Hedge Breakage Costs), together with interest accrued thereon;
(E)FIFTH, during the Revolving Period, to the Agents on behalf of their respective Lenders pro rata in accordance with the amount of the outstanding Advances (1) in the amount necessary to reduce the Advances
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outstanding to an amount not to exceed the lower of the Borrowing Base and the Maximum Availability and (2) if either (or both of) the Minimum Diversity Test or the Minimum Equity Condition is not satisfied on such Distribution Date, in the amount necessary to reduce the Advances outstanding to zero;
(F)SIXTH, reserved;
(G)SEVENTH, after the end of the Revolving Period, first (1) if a Revaluation Diversion Event or a Facility Termination Event has occurred, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding in the amount necessary to reduce the Advances outstanding to zero and second (2) if the Diversity Score is equal to or less than 10, to the Agents on behalf of their respective Lenders pro rata to repay the Advances outstanding, in an amount equal to all remaining Amount Available constituting Interest Collections;
(H)EIGHTH, to the Servicer (unless waived or deferred in whole or in part by the Servicer), any fees of the Servicer in an aggregate amount not to exceed the amount of any accrued and unpaid Secondary Servicer Fee for the related Accrual Period, as well as any expenses of the Servicer or other amounts owing to the Servicer;
(I)NINTH, pro rata based on amounts owed to such Persons under this Section 8.3(a)(I), to the Hedge Counterparties, any unpaid Hedge Breakage Costs, together with interest accrued thereon;
(J)TENTH, to any Affected Persons, any Increased Costs then due and owing;
(K)ELEVENTH, to the extent not previously paid pursuant to Section 8.3(a)(A) above, to the payment of taxes and governmental fees owing by the Borrower, if any;
(L)TWELFTH, to the extent not previously paid by or on behalf of the Borrower, to each Indemnified Party, any Indemnified Amounts then due and owing to each such Indemnified Party;
(M)THIRTEENTH, at the election of the Servicer to pay to the Servicer any deferred and unpaid Primary Servicer Fee or deferred and unpaid Secondary Servicer Fee;
(N)FOURTEENTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) above, to the Collateral Agent and the Collateral Custodian, any Collateral Agent Fees and Expenses and Collateral Custodian Fees and Expenses due to the Collateral Agent and the Collateral Custodian under the Transaction Documents;
(O)FIFTEENTH, to pay any other amounts due under this Agreement and the other Transaction Documents and not previously paid pursuant to this Section 8.3(a);
(P)SIXTEENTH, to the Equityholder as a Permitted RIC Distribution; and
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(Q)SEVENTEENTH, (A) during an Unmatured Facility Termination Event, to remain in the Interest Collection Account as Interest Collections, (B) during the occurrence of a Cash Trap Event, to repay the Advances outstanding in the amount necessary to reduce the Advances outstanding to zero, (C) otherwise, (i) during the Revolving Period, the remaining Amount Available constituting Interest Collections to the Borrower for distribution to the Equityholder or for Reinvestment and (ii) after the end of the Revolving Period, to the Borrower for distribution to the Equityholder.
(ii)From the Principal Collection Account, the Amount Available constituting Principal Collections for such Distribution Date in the following order of priority:
(A)FIRST, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (A) through (F), in that order, but, in each case, only to the extent not paid in full thereunder;
(B)SECOND, after the end of the Revolving Period and to the extent not paid pursuant to Section 8.3(a)(i)(G), to the Lenders pro rata to repay the Advances outstanding;
(C)THIRD, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clauses (I) and (J) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder;
(D)FOURTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (K) of such Section 8.3(a)(i) but, in each case, only to the extent not paid in full thereunder;
(E)FIFTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (L) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;
(F)SIXTH, to the extent not previously paid pursuant to Section 8.3(a)(i)(B) or Section ~~8.3(a)(i)(M)~~8.3(a)(i)(N), to the Collateral Agent, the Securities Intermediary and the Collateral Custodian, any costs and expenses due to the Collateral Agent, the Securities Intermediary and the Collateral Custodian under the Transaction Documents (other than Increased Costs and Indemnified Amounts);
(G)SEVENTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (N) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;
(H)EIGHTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (O) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;
(I)NINTH, to pay, in accordance with Section 8.3(a)(i) above, the amounts referred to in clause (P) of such Section 8.3(a)(i) but only to the extent not paid in full thereunder;
(J)TENTH, during the Revolving Period, to remain in the Principal Collection Account as Principal Collections, which may be distributed to the
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Equityholder in accordance with Section 10.16 or withdrawn for Reinvestment; and
(K)ELEVENTH, after the end of the Revolving Period, (i) during the occurrence of a Cash Trap Event, to repay the Advances outstanding in the amount necessary to reduce the Advances outstanding to zero or (ii) otherwise, the remaining Amount Available to the Borrower for distribution to the Equityholder.
(a)During the Revolving Period, the Borrower may make distributions pursuant to Section 10.16. The Borrower may also withdraw from the Collection Account (x) any Principal Collections, or (y) if after giving effect to such withdrawal, the Borrower is able to make all required payments pursuant to Section 8.3 on the next Distribution Date on a pro forma basis, Interest Collections, and apply such Collections to (A) prepay the Advances outstanding in accordance with Section 2.4 or (B) acquire additional Collateral Obligations (each such reinvestment of Collections, a “Reinvestment”), subject to the following conditions:
(i)the Borrower shall have given written notice to the Collateral Agent, each Agent and the Facility Agent of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, one (1) Business Day prior to the proposed date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be sent electronically and shall include the Borrowing Base calculation (including the Collateral Obligations to be acquired by the Borrower on the Reinvestment Date), the proposed Reinvestment Date and the amount of such proposed Reinvestment; and
(ii)each condition precedent set forth in Section 6.2, other than those set forth in clause (i) thereof, shall be satisfied.
Subject to the Collateral Agent’s receipt of an Officer’s Certificate of the Servicer as to the satisfaction of the conditions precedent set forth in Section 6.2 (other than clause (i) thereof) and this Section 8.3, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount of Collections on deposit in the Collection Account.
(c)    At any time, the Borrower may withdraw from the Principal Collection Account the proceeds of any Advance on deposit therein as may be needed to settle any pending acquisition of an Eligible Collateral Obligation.
SECTION 1.4.Fees. The Borrower shall pay, pursuant hereto, the Undrawn Fee, the Make-Whole Fee, the Prepayment Fee and any other fees (collectively, “Fees”) in the amounts and on the dates set forth herein or in one or more fee letter agreements, dated on or after the date hereof, signed by the Borrower, the Facility Agent and/or any applicable Lender Group (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”).
SECTION 1.5.Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Servicer, the Facility Agent, the Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Facility Agent, each Agent, the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in November 2021. Each Monthly Report delivered in a month with a Distribution Date shall specify the amounts for payment pursuant to each clause of Section 8.3(a) and, to the extent sufficient funds are available therefor, such amounts shall be paid using Collections received in
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the applicable Eligible Currency. To the extent Collections in any Eligible Currency are insufficient, the Servicer shall direct that amounts be converted from each other Eligible Currency (pro rata, or as otherwise specified by the Servicer to the Facility Agent and the Collateral Agent in writing) using the Applicable Conversion Rate; provided that the Servicer shall provide any such direction at least two (2) Business Days prior to the applicable Distribution Date (provided further that such direction is received by 12:00 p.m. (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day)). If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Facility Agent) a copy of such notice and information to the Facility Agent, each Agent and the Servicer. Unless the Collateral Agent is otherwise timely directed by the Facility Agent, the Collateral Agent shall distribute a revised Monthly Report within two Business Days after it receives such information. If the Collateral Agent is directed by the Facility Agent that the Collateral Agent should not make such correction, the Collateral Agent shall take such action as instructed by the Facility Agent. The Facility Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.
The Servicer shall cooperate with the Collateral Agent in connection with the preparation of the Monthly Report and any supplement thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, (i) the Servicer shall be responsible for providing the Collateral Agent the information required for parts (a) through (c) of Exhibit D of the Monthly Report and (ii) the Facility Agent and the Agents shall be responsible for providing to the Collateral Agent the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Agent may conclusively rely. The Servicer shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Servicer, such reports, instructions, statements and certificates shall be executed by the Borrower and, in the case of the Monthly Report, the Collateral Agent shall make the distributions required by Section 8.3 pursuant to such Monthly Report.
ARTICLE XIV

REPRESENTATIONS AND WARRANTIES OF THE BORROWER
In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Advances hereunder, the Borrower hereby represents and warrants to the Facility Agent, the Agents and the Lenders as to itself, as of the Effective Date and each Funding Date, as follows:
SECTION 1.1.Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and its interest in the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and the Related Security and the other Collateral and (y) to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
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SECTION 1.2.Due Qualification. It is duly qualified to do business and has obtained all necessary licenses and approvals and made all necessary filings and registrations in all jurisdictions, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
SECTION 1.3.Power and Authority. It has the power, authority and legal right to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; has full power, authority and legal right to grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral Obligations and the other Collateral and has duly authorized such grant by all necessary action.
SECTION 1.4.Binding Obligations. This Agreement and the Transaction Documents to which it is a party have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.
SECTION 1.5.Security Interest. This Agreement creates a valid and continuing Lien on the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC (to the extent such security interest may be perfected by filing a UCC-1 financing statement under such article), and is enforceable as such against creditors of and purchasers from the Borrower; the Collateral is comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations as set forth herein; with respect to Collateral that constitute Security Entitlements (a) all of such Security Entitlements have been credited to the Accounts and the Securities Intermediary has agreed to treat all assets credited to the Accounts as Financial Assets, (b) the Borrower has taken all steps necessary to enable the Collateral Agent to obtain Control with respect to the Accounts and (c) the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Borrower has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Borrower may, or may cause the Servicer to, cause cash in the Accounts to be invested or distributed in accordance with this Agreement; all Accounts constitute Securities Accounts or Deposit Accounts; the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens); the Borrower has received all consents and approvals required by the terms of any Collateral Obligation to the granting of a security interest in the Collateral Obligations hereunder to the Collateral Agent, on behalf of the Secured Parties; the Borrower has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the State of Delaware; all original executed copies of each underlying promissory note constituting or evidencing any Collateral Obligation have been or, subject to the delivery requirements contained herein and/or Section 18.7, will be delivered to the Collateral Custodian; the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or
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evidence the Collateral Obligations has any marks or notations indicating that they have been and at such time are pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent on behalf of the Secured Parties; with respect to Collateral that constitutes a Certificated Security, such Certificated Security has been delivered to the Collateral Custodian and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Custodian or in blank by an effective Indorsement or has been registered in the name of the Collateral Custodian upon original issue or registration of transfer by the Borrower of such Certificated Security, in each case to be held by the Collateral Custodian on behalf of the Collateral Agent for the benefit of the Secured Parties; and in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and causing such registration to remain effective or (B) by causing such Uncertificated Security to be credited to a Securities Account for which the Collateral Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has Control over such Securities Account.
SECTION 1.6.No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party, and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Borrower is a party or by which it is bound or any of its properties or revenues are subject; or result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument; or violate or exceed any limits or restrictions contained in, or constitute speculation, leverage or concentration of exposure prohibited by any applicable constitutions, charters, laws, rules, regulations, government codes, constituent or governing instruments, trust documents, resolutions, guidelines, policies, investment management agreements, ordinances, orders, writs, judgments, decrees, charges, rulings or similar documents or determinations (including, any Similar Law) to which the Borrower, or the Borrower’s properties or revenues are subject; or in any way materially adversely affect the Borrower’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.
SECTION 1.7.No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against the Borrower, before any court or Official Body having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents or (D) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on any of the Collateral.
SECTION 1.8.No Consents. It is not required to obtain the material consent of any other Person or any material approval, authorization, consent, license, approval or authorization, or registration or declaration with, any Official Body having jurisdiction over it or its properties in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party, in each case other than consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof.
SECTION 1.9.Solvency. It is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the Transaction Documents. After
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giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, it will have an adequate amount of capital to conduct its business in the foreseeable future.
SECTION 1.10.Compliance with Laws. It has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and all Collateral.
SECTION 1.11.Taxes. For U.S. federal income tax purpose, it is, and always has been, an entity disregarded as separate from the Equityholder and the Equityholder or its parent is treated as a United States person for U.S. federal income tax purposes. It has filed on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and has paid all federal and other material Taxes due and payable by it and any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower). Other than Permitted Liens, no Lien has been filed, and no claim is being asserted, with respect to any Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges payable by the Borrower in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby including the transfer of each Collateral Obligation and the Related Security to the Borrower have been paid or shall have been paid if and when due.
SECTION 1.12.Monthly Report. Each Monthly Report is accurate in all material respects as of the date thereof, subject, in the case of information contained therein (which shall include any statements and calculations to the extent such statements or calculations are inaccurate solely as a result of such information) received from any un-Affiliated third party, to the standard set forth in Section 9.14 with respect to information received from an un-Affiliated third party.
SECTION 1.13.No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Lien (other than Permitted Liens) and the Borrower has the full right, power and lawful authority to assign, transfer and pledge the same and interests therein, and upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Lien (other than Permitted Liens), to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. The Borrower has not pledged, granted a security interest in or otherwise conveyed by way of collateral security any of the Collateral and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” pursuant hereto or as necessary or advisable in connection with the Sale Agreement. There are no judgments or Liens for Taxes with respect to the Borrower and no claim is being asserted with respect to the Taxes of the Borrower, other than Permitted Liens.
SECTION 1.14.Information True and Correct. All information, exhibits, financial statements, documents, books, records or reports furnished to the Facility Agent or any Lender (including any such items delivered upon request of the Facility Agent or any Lender) in connection with this Agreement (other than projections, pro forma financial information forward looking information, general economic data or industry information and, with respect to information prepared by the Servicer or an Affiliate or agent thereof for internal use or
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consideration, statements as to, or the failure to make a statement as to, the value of, collectibility of, prospects of or potential risks or benefits associated with such loan or the related Obligor) provided or prepared by the Borrower, the Servicer or the Equityholder, are, as of their respective delivery dates, (or in the case of reports, financial statements or similar information or records, the stated date thereof), true, complete and correct in all material respects; provided that, to the extent any such information was furnished by an Obligor or any other third party, such information is true, correct and complete in all material respects to the actual knowledge of a Responsible Officer of the Servicer as of the date provided, in each case, after giving effect to all written updates provided by the Borrower, the Servicer or the Equityholder or on its behalf to the Facility Agent or any Lender.
SECTION 1.15.Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.
SECTION 1.16.Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.
SECTION 1.17.Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures were employed which are intended to be adverse to the interests of any Agent or Lender.
SECTION 1.18.Indebtedness. The Borrower has no Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) Indebtedness incurred under the terms of the Transaction Documents and (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Transaction Documents.
SECTION 1.19.No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.
SECTION 1.20.No Subsidiaries. The Borrower has no Subsidiaries.
SECTION 1.21.ERISA Matters. It has no benefit plans subject to ERISA. It is not a Benefit Plan Investor.
SECTION 1.22.Investment Company Status. It is not an “investment company” as such term is defined in the 1940 Act.
SECTION 1.23.Set-Off, Etc. No Collateral Obligation has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, pursuant to the Transaction Documents and as otherwise permitted hereby.
SECTION 1.24.Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are
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held and shall be held in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 10.10.
SECTION 1.25.Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Equityholder (including, for this purpose, equity of the Borrower) or the applicable third party seller in exchange for the purchase of the Collateral Obligations (or any number of them). No such transfer has been made for or on account of an antecedent debt and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
SECTION 1.26.Regulatory Compliance. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and none of the proceeds of the Advances will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X or any other regulation promulgated by the FRS Board from time to time.
SECTION 1.27.Separate Existence. The Borrower is operated as an entity with assets and liabilities distinct from those of any of its Affiliates or any Affiliates of the Servicer, and the Borrower hereby acknowledges that the Facility Agent, each of the Agents and each of the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity. Since its formation, the Borrower has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 10.5.
SECTION 1.28.Transaction Documents. The Transaction Documents delivered to the Facility Agent represent all material agreements between the Equityholder, on the one hand, and the Borrower, on the other. Upon the purchase and/or contribution of each Collateral Obligation (or an interest in a Collateral Obligation) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Obligation and all assets relating thereto, free and clear of any Lien (other than Permitted Liens); provided that, with respect to any Assigned Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the elevation of such Assigned Participation Interest. All such assets are transferred to the Borrower without recourse to the Equityholder except as described in the Sale Agreement. The purchases of such assets by the Borrower constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower constitute valid and true transfers for consideration, each enforceable against creditors of the Equityholder, and no such assets shall constitute property of the Equityholder; provided that, with respect to any Assigned Participation Interest purchased by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the elevation of such Assigned Participation Interest.
SECTION 1.29.Anti-Terrorism, Anti-Money Laundering. (a)  Neither the Borrower nor any Affiliate, officer, employee or director, acting on behalf of the Borrower is (i) a country, territory, organization, person or entity named on any sanctions list administered or imposed by the U.S. Government including, without limitation, the Office of Foreign Asset Control (“OFAC”) list, or any other list maintained for the purposes of sanctions enforcement by any of the United Nations, the European Union,  ~~Her~~His Majesty’s Treasury in the UK, Germany, Canada, Australia, and any other country or multilateral organization (collectively, “Sanctions”), including but not limited to Afghanistan, Cuba, Iran, Syria, North Korea, the “Donetsk People’s Republic”, the “Luhansk People’s Republic” ~~and the Crimea~~, the “Zaporizhzhia” region in Ukraine, the “Kherson” region in Ukraine and the Crimean region in Ukraine (the “Sanctioned Countries”); (ii) a Person that resides, is organized or located in any of the Sanctioned Countries or which is designated as a “Non-Cooperative Jurisdiction” by the
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Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction or any Sanctioned Countries (a “Sanction Target”) or is owned 50% or more or otherwise controlled, directly or indirectly by, or acting on behalf of, one or more Person who is the subject or target of Sanctions; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. The Borrower is in compliance with (a) all OFAC rules and regulations, (b) all applicable United States of America, United Kingdom, United Nations, European Union, German, Canadian, Australian and all other sanctions, embargos and trade restrictions that the Borrower or any of its Affiliates is subject and (c) the Anti-Money Laundering Laws. In addition, the described purpose does not include any kind of activities or business of or with any Person or in any country or territory that is subject to or the target of any sanctions administered by the U.S. Government, OFAC, the United Kingdom, the European Union or the United Nations Security Council (including the Sanctioned Countries) and does not involve commodities or services of a Sanctioned Country origin or shipped to, through or from a Sanctioned Country, or on vessels or aircrafts owned or registered by a Sanctioned Country, or financed or subsidized any of the foregoing.
(a)The Borrower has complied, in all material respects, with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act (collectively, the “Anti-Money Laundering Laws”).
SECTION 1.30.Anti-Bribery and Corruption. (a)  Neither the Borrower nor, to the best of the Borrower’s knowledge, any director, officer, employee, or anyone acting on behalf of the Borrower has engaged in any activity, or will take any action, directly or indirectly, which would breach applicable anti-bribery and corruption laws and regulations, including but not limited to the US Foreign and Corrupt Practices Act 1977, as amended, and the Bribery Act 2010 of the United Kingdom (the “Anti-Bribery and Corruption Laws”).
(a)The Borrower has instituted and maintains policies and procedures reasonably designed to promote continued compliance with all applicable Anti-Bribery and Corruption Laws.
(b)The Borrower will not directly or, to its knowledge, indirectly use, lend or contribute the proceeds of the Advances for any purpose that would breach the Anti-Bribery and Corruption Laws.
SECTION 1.31.EEA Financial Institution. The Borrower is not an EEA Financial Institution.
SECTION 1.32. [Reserved].

SECTION 1.1.AIFMD. The Borrower is not (i) an AIFM or (ii) an AIF managed by an AIFM (as such term is defined in the AIFMD) required to be authorized or registered in accordance with AIFMD.
SECTION 1.2.Similar Law. The Borrower is not a plan subject to any Similar Law or an entity subject to any Similar Law by reason of the investment in the Borrower of one or more “governmental plans” (as defined by Section 3(32) of ERISA) or other plans or during any period that the assets, properties or revenues of the Borrower are subject to any Similar Law,
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by reason of the investment in the Borrower of one or more “governmental plans” (as defined by Section 3(32) of ERISA) or other plans, neither the entering into and performance of the Agreement nor any other transactions entered into under the Transaction Documents will constitute or result in a violation of any Similar Law. The representations in this Section 9.34 shall be deemed repeated on each day that an Obligation is outstanding.
ARTICLE XV

COVENANTS
From the date hereof until the first day on or after the Facility Termination Date on which all Obligations (other than contingent Obligations for which no claim shall have been made) shall have been paid in full, the Borrower hereby covenants and agrees with the Lenders, the Agents and the Facility Agent that:
SECTION 1.1.Protection of Security Interest of the Secured Parties. (a)  At or prior to the Effective Date, the Borrower shall have filed or caused to be filed a UCC-1 financing statement, naming the Borrower as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the Collateral, with the office of the Secretary of State of the State of Delaware. From time to time thereafter, the Borrower shall file (and the Borrower hereby authorizes, but does not obligate, the Collateral Agent to file) such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Collateral Agent in favor of the Secured Parties under this Agreement in the Collateral and in the proceeds thereof. The Borrower shall deliver (or cause to be delivered) to the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Borrower fails to perform its obligations under this subsection, the Collateral Agent or the Facility Agent may (but shall have no obligation to) do so, in each case at the expense of the Borrower, however neither the Collateral Agent nor the Facility Agent shall have any liability in connection therewith.
(a)The Borrower shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Borrower in accordance with subsection (a) above seriously misleading or change its jurisdiction of organization, unless the Borrower shall have given the Facility Agent, each Agent and the Collateral Agent at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent, each Agent and Facility Agent together with an Officer’s Certificate to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).
(b)The Borrower shall maintain its computer systems, if any, so that, from and after the time of the first Advance under this Agreement, the Borrower’s master computer records (including archives) that shall refer to the Collateral indicate clearly that such Collateral is subject to the first priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties. Indication of the Collateral Agent’s (for the benefit of the Secured Parties) security interest shall be deleted from or modified on the Borrower’s computer systems when, and only when, the Collateral in question shall have been paid in full, the security interest under this Agreement has been released in accordance with its terms, upon such Collateral Obligation becoming a Repurchased Collateral Obligation, Substituted Collateral Obligation or otherwise as expressly permitted by this Agreement.
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SECTION 1.2.Other Liens or Interests. Except for the security interest granted hereunder and as otherwise permitted pursuant to Sections 7.10, 7.11 and 10.16, the Borrower will not pledge or collaterally assign to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Borrower shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Borrower (other than Permitted Liens).
SECTION 1.3.Costs and Expenses. The Borrower shall pay (or cause to be paid) all of its reasonable costs, charges and disbursements in connection with the performance of its obligations hereunder and under the Transaction Documents.
SECTION 1.4.Reporting Requirements. The Borrower shall furnish, or cause to be furnished, to the Facility Agent, the Collateral Agent and each Agent:
(a)within three Business Days after a Responsible Officer of the Borrower shall have knowledge of the occurrence of a Facility Termination Event, Unmatured Facility Termination Event, Servicer Event of Default or Unmatured Servicer Event of Default, the statement of an Executive Officer of the Borrower setting forth complete details of such event and the action which the Borrower has taken, is taking and proposes to take with respect thereto;
(b)promptly, from time to time, such other information, documents, records or reports respecting the Collateral Obligations or the Related Security, the other Collateral or the condition or operations, financial or otherwise, of the Borrower as such Person may, from time to time, reasonably request; provided that such information is in the possession of the Borrower or or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Facility Agent or any Lender;
(c)promptly, in reasonable detail, (i) of any Lien (other than a Permitted Lien) known to it that is made or asserted against any of the Collateral and (ii) any Material Modification;
(d)promptly following any request therefor, the Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent for purposes of compliance with its Beneficial Ownership Certification; and
(e)promptly, upon discovery thereof, the Borrower shall inform the applicable Lender, the Collateral Agent, the applicable Agent or the Facility Agent, as applicable, of any information which it found to be incorrect in any material respect in violation of Section 9.14 after such information was furnished.
SECTION 1.5.Separate Existence. (a) The Borrower shall at all times: (i) maintain at least one Independent Manager; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) [reserved]; (v) file its own Tax returns, except to the extent that the Borrower is treated as a “disregarded entity” for Tax purposes and is not required to file Taxes under Applicable Law, and pay any Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Borrower has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements; provided, however, that the Borrower’s assets may be included in a consolidated financial statement of its Affiliate if (A) appropriate notation shall be
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made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet (if the Borrower prepares its own separate balance sheet); (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s length relationship with the Equityholder and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) cause its member or members to keep minutes of all meetings and actions by written consent and observe in all respects all other limited liability company formalities; (xviii) not acquire the obligations or any securities of its Affiliates (except as otherwise permitted under the Transaction Documents); (xix) [reserved]; and (xx) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Borrower, shall immediately become the member of the Borrower in accordance with its organizational documents.
(a)The Borrower shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a) or otherwise pursuant to the Transaction Documents; (ii) fail to be solvent; (iii) release, sell, transfer, convey or assign any Collateral Obligation unless in accordance with the Transaction Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.
SECTION 1.6.Hedging Agreements. (a)  With respect to any Fixed Rate Collateral Obligation (other than Fixed Rate Collateral Obligations not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount”), the Borrower hereby covenants and agrees that, upon the direction of the Facility Agent in its sole discretion as notified to the Borrower and the Servicer on or prior to the related Funding Date for such Collateral Obligation, the Borrower shall obtain and deliver to the Collateral Agent (with a copy to the Facility Agent and each Agent) one or more Hedging Agreements from qualified Hedge Counterparties having, singly or in the aggregate, an Aggregate Notional Amount not less than the amount determined by the Facility Agent in its reasonable discretion, which (1) each shall have a notional principal amount equal to or greater than $1,000,000, (2) may provide for reductions of the Aggregate Notional Amount on each Distribution Date on an amortization schedule for such Aggregate Notional Amount assuming a 0.0 ABS prepayment speed (or such other ABS prepayment speed as may be approved in writing by the Facility Agent) and zero losses, and (3) shall have other terms and conditions and be represented by Hedging Agreements otherwise acceptable to the Facility Agent in its sole discretion.
(a)In the event that any Hedge Counterparty defaults in its obligation to make a payment to the Borrower under one or more Hedging Agreements on any date on which payments are due pursuant to a Hedging Agreement, the Borrower shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York City time, on such date. The Borrower shall give notice to each Agent upon the continuing failure by any Hedge Counterparty to perform its obligations during the two Business
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Days following a demand made by the Borrower on such Hedge Counterparty, and shall take such action with respect to such continuing failure as may be directed by the Facility Agent.
(b)In the event that any Hedge Counterparty no longer maintains the ratings specified in the definition of “Hedge Counterparty,” then within 30 days after receiving notice of such decline in the creditworthiness of such Hedge Counterparty as determined by any Rating Agency, either (x) such Hedge Counterparty, upon the receipt of the consent of the Facility Agent, will enter into an arrangement the purpose of which shall be to assure performance by the Hedge Counterparty of its obligations under the applicable Hedging Agreement; or (y) the Borrower shall, at its option and with the written consent (in its sole discretion) of the Facility Agent, either (i) cause such Hedge Counterparty to pledge securities in the manner provided by applicable law which shall be held by the Collateral Agent, for the benefit of the Secured Parties, free and clear of the Lien of any third party, in a manner conferring on the Collateral Agent a perfected first Lien in such securities securing such Hedge Counterparty’s performance of its obligations under the applicable Hedging Agreement, (ii) provided that a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of Section 10.6(d) has been obtained, (A) provide written notice to such Hedge Counterparty (with a copy to the Collateral Agent, each Agent and the Facility Agent) of its intention to terminate the applicable Hedging Agreement within such 30-day period and (B) terminate the applicable Hedging Agreement within such 30-day period, request the payment to it of all amounts due to the Borrower under the applicable Hedging Agreement through the termination date and deposit any such amounts so received, on the day of receipt, to the Collection Account, or (iii) establish any other arrangement (including an arrangement or arrangements in addition to or in substitution for any prior arrangement made in accordance with the provisions of this Section 10.6(c)) with the written consent (in its sole discretion) of the Facility Agent (a “Qualified Substitute Arrangement”); provided, that in the event at any time any alternative arrangement established pursuant to the above shall cease to be satisfactory to the Facility Agent, then the provisions of this Section 10.6(c), shall again be applied and in connection therewith the 30-day period referred to above shall commence on the date the Borrower receives notice of such cessation or termination, as the case may be.
(c)Unless an alternative arrangement pursuant to clause (x) or (y)(i) or (y)(iii) of Section 10.6(c) is being established, the Borrower shall use its best efforts to obtain a Replacement Hedging Agreement or Qualified Substitute Arrangement meeting the requirements of this Section 10.6 during the 30-day period referred to in Section 10.6(c). The Borrower shall not terminate the Hedging Agreement unless, prior to the expiration of the 30-day period referred to in said Section 10.6(c), the Borrower delivers to the Collateral Agent (with a copy to the Facility Agent and each Agent) (i) a Replacement Hedging Agreement or Qualified Substitute Arrangement, (ii) to the extent applicable, an Opinion of Counsel reasonably satisfactory to the Facility Agent as to the due authorization, execution and delivery and validity and enforceability of such Replacement Hedging Agreement or Qualified Substitute Arrangement, as the case may be, and (iii) evidence that the Facility Agent has consented in writing to the termination of the applicable Hedging Agreement and its replacement with such Replacement Hedging Agreement or Qualified Substitute Arrangement.
(d)The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent within five Business Days after a Responsible Officer of such Person shall obtain knowledge that the senior unsecured debt rating of a Hedge Counterparty has been withdrawn or reduced by any Rating Agency.
(e)The Borrower may at any time obtain a Replacement Hedging Agreement with the consent (in its sole discretion) of the Facility Agent.
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(f)The Borrower shall not agree to any amendment to any Hedging Agreement without the consent (in its sole discretion) of the Facility Agent.
(g)The Borrower shall notify the Facility Agent, each Agent and the Collateral Agent after a Responsible Officer of the Borrower shall obtain actual knowledge of the transfer by the related Hedge Counterparty of any Hedging Agreement, or any interest or obligation thereunder.
(h)The Borrower, with the consent of the Facility Agent in its sole discretion, may sell all or a portion of the Hedging Agreements; provided, that no consent of the Facility Agent shall be required for the sale of all or a portion of any Hedging Agreement relating to Fixed Rate Collateral Obligations not counted as “excess” pursuant to clause (d) of the definition of “Excess Concentration Amount.” The Borrower shall have the duty of obtaining a fair market value price for the sale of any Hedging Agreement, notifying the Facility Agent, each Agent and the Collateral Agent of prospective purchasers and bids, and selecting the purchaser of such Hedging Agreement. The Borrower and, at the Borrower’s request, the Collateral Agent, upon receipt of the purchase price in the Collection Account shall, with the prior written consent of the Facility Agent, execute all documentation necessary to release the Lien of the Collateral Agent on such Hedging Agreement and proceeds thereof.
Notwithstanding the foregoing, with respect to any Collateral Obligation, the Borrower may include in an Asset Approval Request provisions of Hedging Agreements applicable to such Collateral Obligation, and, if nothing to the contrary is included in the related Asset Approval Request delivered to the Borrower by the Facility Agent, the provisions relating to Hedging Agreements in the Asset Approval Request shall control to the extent such provisions conflict with this Section 10.6. Notwithstanding anything to the contrary in this Section 10.6, the parties hereto agree that should the Borrower fail to observe or perform any of its obligations under this Section 10.6 with respect to any Hedging Agreement, the sole result will be that the Collateral Obligation or Collateral Obligations that are the subject of such Hedging Agreement shall immediately cease to be Eligible Collateral Obligations for all purposes under this Agreement.
SECTION 1.7.Tangible Net Worth.
The Borrower shall maintain at all times a positive Tangible Net Worth; provided that this Section 10.7 shall be deemed to be satisfied if the Minimum Equity Condition is satisfied as of such date of determination.
SECTION 1.8.Taxes. For U.S. federal income tax purpose, the Borrower will be an entity disregarded as separate from the Equityholder and the Equityholder or its parent will be treated as a United States person for U.S. federal income tax purposes. The Borrower will file on a timely basis all federal and other material Tax returns required to be filed, if any, and will pay all federal and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).
SECTION 1.9.Merger, Consolidation, Etc. The Borrower shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of its business or assets without the prior written consent of the Facility Agent in its sole discretion.
SECTION 1.10.Deposit of Collections. The Borrower shall transfer, or cause to be transferred, all Collections to the Collection Account by the close of business on the
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Business Day following the date such Collections are received by the Borrower, the Equityholder, the Servicer or any of their respective Affiliates.
SECTION 1.11.Indebtedness; Guarantees. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness other than Indebtedness permitted under the Transaction Documents. The Borrower shall incur no Indebtedness secured by the Collateral other than the Obligations. The Borrower shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital, other than as expressly permitted under the Transaction Documents.
SECTION 1.12.Collateral Obligation Limitations.~~Section 10.13~~  The Borrower must (at all times) own no fewer than three Collateral Obligations.
SECTION 1.13.Documents. Except as otherwise expressly permitted herein, it shall not cancel or terminate any of the Transaction Documents to which it is party (in any capacity), or consent to or accept any cancellation or termination of any of such agreements, or amend or otherwise modify any term or condition of any of the Transaction Documents to which it is party (in any capacity) or give any consent, waiver or approval under any such agreement, or waive any default under or breach of any of the Transaction Documents to which it is party (in any capacity) or take any other action under any such agreement not required by the terms thereof, unless (in each case) the Facility Agent shall have consented thereto in its sole discretion.
SECTION 1.14.Preservation of Existence. It shall do or cause to be done all things necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights and franchises in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction where the failure to qualify and remain qualified would reasonably be expected to have a Material Adverse Effect.
SECTION 1.15.Limitation on Investments. The Borrower shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Transaction Documents.
SECTION 1.16.Distributions. (a) The Borrower shall not declare or make (i) payment of any distribution on or in respect of any equity interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire such equity interests; provided that the Borrower may make a distribution of (A) (1) Interest Proceeds, if, as certified in writing by the Borrower and Servicer to the Facility Agent (with a copy to each Agent), sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a)(i) (other than clause (P) thereof) on the next Distribution Date, (2) during any 12-month period, an aggregate amount of Principal Collections or proceeds of any Advance (excluding any such amounts needed such to settle the acquisition of any Eligible Collateral Obligations) equal to 30% of the Aggregate Eligible Collateral Obligation Amount as of the first day of such 12-month period during the Revolving Period (or such greater amount approved by the Facility Agent in its sole discretion), and (3) with the prior written consent of the Facility Agent (which consent shall not be unreasonably withheld, conditioned or delayed), any Collateral Obligations or other assets of the Borrower, (B) amounts paid to it pursuant to Section 8.3(a) on the applicable Distribution Date and (C) the proceeds of any Advance on the
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applicable Advance Date, but only if such Advance is made in respect of an Eligible Collateral Obligation acquired by the Borrower either (1) prior to such Advance Date if such Eligible Collateral Obligation was identified on the related Asset Approval Request as an asset with respect to which the Borrower intends to make a future distribution pursuant to this Section 10.16(C)(1) or (2) on such Advance Date and none of the proceeds from such Advance are needed to settle the acquisition of such Eligible Collateral Obligation; provided further that clause (A), (B) and (C) above shall only be permitted if (v) certified in writing by the Borrower and Servicer to the Facility Agent (with a copy to each Agent), sufficient proceeds remain for all payments to be made pursuant to Section 8.3(a)(i)(A) through (E) on the next Distribution Date, (u) no Cash Trap Event shall have occurred and be continuing, (w) no Unmatured Facility Termination Event, Facility Termination Event, Unmatured Servicer Event of Default or Servicer Event of Default shall have occurred and be continuing, (x) each Collateral Quality Test is satisfied, (y) the Minimum Equity Condition is satisfied and (z) the Borrowing Base Condition is satisfied.
(a)Prior to foreclosure by the Facility Agent upon any Collateral pursuant to Section 13.3(a)(iii), nothing in this Section 10.16 or otherwise in this Agreement shall restrict (i) the Servicer from exercising any Warrant Assets issued to it by Obligors from time to time or (ii) the Borrower from exercising any Warrant Assets issued to it by Obligors from time to time to the extent funds are available to the Borrower under Section 8.3(a) or made available to the Borrower.
SECTION 1.17.Performance of Borrower Assigned Agreements. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Transaction Documents (including each of the Borrower Assigned Agreements) to which it is a party to be performed or observed by it, maintain such Transaction Documents in full force and effect, and enforce such Transaction Documents in accordance with their terms, and (ii) upon reasonable request of the Facility Agent, make to any other party to such Transaction Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.
SECTION 1.18.Material Modifications.
The Borrower shall not consent to a Material Modification with respect to any Collateral Obligation without the express written consent of the Facility Agent (in its sole discretion) after the occurrence of a Facility Termination Event; provided that, if the Facility Agent fails to provide consent to any amendment or waiver to the extent required under this Section 10.18, then notwithstanding any provision of the Facility Documents to the contrary (excluding Section 7.11(a)(iv)), the Borrower shall be permitted to sell or distribute the relevant Collateral Obligation as long as the sale price is at least equal to par.

SECTION 1.19.Further Assurances; Financing Statements. ~~.  (a)~~  (a)  The Borrower agrees that at any time and from time to time, at its expense and upon reasonable request of the Facility Agent or the Collateral Agent (acting at the request of the Facility Agent), it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the assignments and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Collateral Agent (acting solely at the Facility Agent’s request) may reasonably request to protect
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and preserve the assignments and security interests granted by this Agreement. Such financing statements filed against the Borrower may describe the Collateral in the same manner specified in Section 12.1 or in any other manner as the Facility Agent may reasonably determine is necessary to ensure the perfection of such security interest (without disclosing the names of, or any information relating to, the Obligors thereunder), including describing such property as all assets or all personal property of the Borrower whether now owned or hereafter acquired.
(a)~~(a)~~ The Borrower and each Secured Party hereby severally authorize the Collateral Agent, upon receipt of written direction from the Facility Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral; provided that such information is in the possession of the Borrower, or the Servicer, as applicable, or reasonably obtainable thereby without undue burden or expense and not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Facility Agent or any Lenders.
(b)~~(b)~~ It shall furnish to the Collateral Agent and the Facility Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Collateral as the Collateral Agent (acting solely at the Facility Agent’s request) or the Facility Agent may reasonably request, all in reasonable detail.
SECTION 1.1.Obligor Payment Instructions. (a) The Borrower acknowledges that the power of attorney granted in Section 13.10 to the Collateral Agent permits the Collateral Agent to send (solely at the Facility Agent’s written direction after the occurrence and during the continuance of a Facility Termination Event) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments to an Account as directed by the Collateral Agent (at the written direction of the Facility Agent).
(b)    The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, thorben.wedderien@db.com and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.6(j) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com; provided that any document delivered pursuant to this Section 10.20 shall be deemed as delivered if it is posted to an electronic system agreed upon between the Borrower and Facility Agent.
SECTION 1.2.Delivery of Collateral Obligation Files. The Borrower (or the Servicer on behalf of the Borrower) shall deliver to the Collateral Custodian (with a copy to the Facility Agent at the following e-mail addresses (for electronic copies): amit.patel@db.com, josh.buckman@db.com and james.kwak@db.com, and a copy to each Agent) the related Collateral Obligation Files identified on the related Document Checklist promptly upon receipt but in no event later than five (5) Business Days of the related Funding Date; provided that any file stamped document included in any related Collateral Obligation File shall be delivered as soon as they are reasonably available (even if not within five (5) Business Days of the related Funding Date).
(a)The Borrower shall deliver the following: (i) all Asset Approval Requests to lenderfinance_collatreview@list.db.com, (ii) Monthly Reports delivered in connection with Section 8.5 to csg.india@db.com, abs.conduits@db.com, dbinvestor@list.db.com, amit.patel@db.com, james.kwak@db.com,
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erica.flor@db.com and andrew.goldsmith@db.com, (iii) requests or notices delivered in accordance with Sections 2.2, 2.4 or 8.3(b), to abs.conduits@db.com, lenderfinance_collatreview@list.db.com, amit.patel@db.com, james.kwak@db.com, erica.flor@db.com and andrew.goldsmith@db.com and (iv) obligor reports delivered in connection with Section 7.6(j) to gcrt.ratingrequests@db.com and lenderfinance_collatreview@list.db.com.
SECTION 1.3.Beneficial Ownership Certification. Promptly following any request therefor, the Borrower shall deliver to the Facility Agent information and documentation reasonably requested by the Facility Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including any Beneficial Ownership Certification in relation to the Borrower.
SECTION 1.4.Limitation on Purchases from Affiliates. Other than pursuant to the Sale Agreement, the Borrower shall not purchase any asset from the Equityholder or the Servicer or any Affiliate of the Borrower, the Equityholder or the Servicer; provided that, notwithstanding the foregoing and for the avoidance of doubt, the Borrower may purchase assets from Parent or any Affiliate thereof (other than the Equityholder or the Servicer) pursuant to an agreement other than the Sale Agreement, provided such purchase reflects arm’s length market terms.
SECTION 1.5.ERISA.
The Borrower shall not become a Benefit Plan Investor at any time while any Obligations are outstanding.
SECTION 1.6.Policies and Procedures for Sanctions. The Borrower is subject to policies and procedures reasonably designed to ensure compliance with Sanctions.
SECTION 1.7.Compliance with Sanctions. The Borrower shall not directly or indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture, partner or other Person or entity, to fund or facilitate (i) any activities of or business with any Sanction Target, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any Person of Sanctions.
SECTION 1.8.Compliance with Anti-Money Laundering. The Borrower shall comply in all material respects with all applicable Anti-Money Laundering Laws and shall provide notice to the Facility Agent, within five (5) Business Days, of the Borrower’s receipt of any Anti-Money Laundering Law regulatory notice or action involving the Borrower.
SECTION 1.9.Ineligible Collateral.~~Section 10.29~~  At the direction of the Facility Agent, the Borrower shall  use commercially reasonable efforts to divest (either by sale, dividend or as otherwise selected by the Servicer) any asset that does not satisfy the definition of “Eligible Collateral Obligation” or “Permitted Investment” if the Facility Agent determines that the Borrower’s ownership of such asset is reasonably likely to (i) have materially adverse regulatory consequences on any Lender, (ii) results in any reputational harm to any Lender or (iii) result in unfavorable capital treatment for any Lender, in each case, which determination shall be consistent with directions generally being given by the Facility Agent to other similarly situated borrowers with respect to credit facilities of this type. The Facility Agent agrees to cooperate in good faith with any waivers necessary to permit any divestiture pursuant to this Section 10.28; provided that in no event shall an Unmatured Event of Default or an Event of Default be deemed to have occurred in the event the Borrower is not able to effect any divestiture pursuant to this
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Section 10.28 as a result of the Facility Agent’s failure to grant any necessary consent or waiver in connection therewith.
ARTICLE XVI

THE COLLATERAL AGENT
SECTION 1.1.Appointment of Collateral Agent. WTNA is hereby appointed as Collateral Agent pursuant to the terms hereof. The Secured Parties hereby appoint the Collateral Agent to act exclusively as the agent for purposes of perfection of a security interest in the Collateral and Collateral Agent of the Secured Parties to act as specified herein and in the other Transaction Documents to which the Collateral Agent is a party.
SECTION 1.2.Monthly Reports. The Collateral Agent shall prepare the Monthly Report in accordance with Section 8.5 and distribute funds in accordance with such Monthly Report in accordance with Section 8.3.
SECTION 1.3.Collateral Administration. The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer, the Facility Agent and the Agents certain reports, schedules and calculations, all as more particularly described in this Section 11.3, based upon information and data received from the Borrower and/or the Servicer pursuant to Section 7.8 or from the Agents and/or the Facility Agent.
(a)In connection therewith, the Collateral Agent shall:
(i)within 15 days after the Effective Date, create a Collateral database with respect to the Collateral that has been pledged to the Collateral Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Obligations credited to the Accounts from time to time and Permitted Investments in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);
(ii)update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral granted to the Collateral Agent from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Borrower, the Servicer or the Facility Agent as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an underlying instrument, or similar source);
(iii)track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Servicer and Facility Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Facility Agent or the Servicer upon its request therefor;
(iv)prepare and deliver to the Facility Agent, each Agent, the Borrower and the Servicer on each Reporting Date, the Monthly Report and any update pursuant to Section 8.5 when requested by the Servicer, the Borrower or the Facility Agent, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by each Agent and the Facility Agent
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pursuant to Section 3.4 and such other information as may be provided to the Collateral Agent by the Borrower, the Servicer, the Facility Agent, any Agent or any Lender;
(v)provide other such information with respect to the Collateral granted to the Collateral Agent and not released as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function pursuant hereunder, as the Borrower, the Servicer, the Facility Agent, any Agent or any Lender may reasonably request from time to time;
(vi)upon the written request of the Servicer on any Business Day no later than the Business Day following the Collateral Agent’s receipt of such request (if, however, any such request is received after 5:00 p.m. (New York time) on such date such request will be deemed to have been received on the next succeeding Business Day), the Collateral Agent shall perform the following functions: as of the date the Servicer commits on behalf of the Borrower to purchase Collateral Obligations to be included in the Collateral, perform a pro forma calculation of the tests and other requirements set forth in Sections 6.2(e) and (f), in each case, based upon information contained in the Collateral Database and report the results thereof to the Servicer in a mutually agreed format;
(vii)upon the Collateral Agent’s receipt on any Business Day of written notification from the Servicer of its intent to sell (in accordance with Section 7.11) Collateral Obligations, the Collateral Agent shall perform, no later than the Business Day following the Collateral Agent’s receipt of such request (if, however, any such request is received after 5:00 p.m. (New York time) on such date such request will be deemed to have been received on the next succeeding Business Day), a pro forma calculation of the tests set forth in Sections 7.11(a)(i)(A), (B) and (C) based upon information contained in the Collateral Database and information furnished by the Servicer, compare the results thereof and report the results to the Servicer in a mutually agreed format; and
(viii)track the Principal Balance of each Collateral Obligation and report such balances to the Facility Agent and the Servicer upon request.
(b)The Collateral Agent shall provide to the Servicer a copy of all written notices and communications received by it and identified as being sent to it in connection with the Collateral Obligations and the other Collateral held hereunder which it receives from the related Obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of a Facility Termination Event or a Servicer Event of Default or the Facility Agent, after the occurrence of a Facility Termination Event or a Servicer Event of Default, in which event the Collateral Agent shall only vote, consent or take such other action in accordance with such instructions.
(c)In addition to the above:
(i)The Facility Agent and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Facility Agent) as its agent to execute and deliver all further instruments and documents, and take all further action (at the written direction of the Facility Agent)
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that the Facility Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution or filing by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral Obligations now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 11.3(c)(i) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 10.1. It is understood and agreed that any and all actions performed by the Collateral Agent in connection with this Section 11.3(c)(i) shall be at the written direction of the Facility Agent, and the Collateral Agent shall have no responsibility or liability in connection with determining any actions necessary or desirable to perfect, protect or more fully secure the security interest granted by the Borrower hereunder or to enable any Person to exercise or enforce any of their respective rights hereunder.
(ii)The Facility Agent may direct the Collateral Agent in writing to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Facility Agent; provided that the Collateral Agent shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Facility Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Facility Agent within 10 Business Days after its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.
(iii)Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it (x) unless and until (and to the extent) expressly so directed by the Facility Agent or (y) prior to the Facility Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Facility Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Facility Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including a Facility Termination Event or any notice, document, certificate or other information required to be forwarded by the Facility Agent to the Collateral Agent, unless a Responsible Officer of the Collateral Agent has knowledge of such matter or written notice thereof is received by the Collateral Agent.
(d)If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request
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written instructions from the Facility Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.
(e)Concurrently herewith, the Facility Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Account Control Agreement and any other related agreements in the form delivered to the Collateral Agent. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Account Control Agreement and any other related agreements in such capacity. The Facility Agent hereby agrees that it will (i) not direct the Collateral Agent to deliver a Notice of Exclusive Control (as defined in the Account Control Agreement) except after the occurrence and during the continuation of a Facility Termination Event and (ii) direct the Collateral Agent to promptly rescind any delivered Notice of Exclusive Control (as defined in the Account Control Agreement) following the waiver or rescission of a Facility Termination Event in connection with any waiver or rescission of such Facility Termination Event.
SECTION 1.4.Removal or Resignation of Collateral Agent. The Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 30 days’ prior written notice to the Servicer, the Borrower, the Facility Agent and each Agent; provided, that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Unmatured Servicer Event of Default, Servicer Event of Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Agent’s resignation, the Facility Agent shall promptly appoint a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Majority Lenders and the Borrower) by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, each Agent, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 60 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. The Facility Agent upon at least 30 days’ prior written notice to the Collateral Agent, the Borrower and each Agent, may with or without cause remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement. Promptly after giving notice of removal of the Collateral Agent, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Agent (which successor Collateral Agent shall be reasonably acceptable to the Majority Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower, each Agent and the Servicer.
SECTION 1.5.Representations and Warranties. The Collateral Agent represents and warrants to the Borrower, the Facility Agent, the Lenders and Servicer that:
(a)the Collateral Agent has the corporate power and authority and the legal rights to execute and deliver, and to perform its obligations under, this Agreement, and has
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taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;
(b)no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Official Body and no consent of any other Person (including any stockholder or creditor of the Collateral Agent) is required in connection with the execution, delivery performance, validity or enforceability of this Agreement; and
(c)this Agreement has been duly executed and delivered on behalf of the Collateral Agent and constitutes a legal, valid and binding obligation of the Collateral Agent enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law).
SECTION 1.6.No Adverse Interest of Collateral Agent. By execution of this Agreement, the Collateral Agent represents and warrants that it currently holds and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any Collateral Obligation or any document in the Collateral Obligation Files. Neither the Collateral Obligations nor any documents in the Collateral Obligation Files shall be subject to any security interest, lien or right of set-off by the Collateral Agent or any third party claiming through the Collateral Agent, and the Collateral Agent shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Collateral Obligations or documents in the Collateral Obligation Files, except that the preceding clause shall not apply to the Collateral Agent or the Collateral Custodian with respect to (i) the Collateral Agent Fees and Expenses or the Collateral Custodian Fees and Expenses, and (ii) in the case of any accounts, with respect to (x) returned or charged-back items, (y) reversals or cancellations of payment orders and other electronic fund transfers, or (z) overdrafts in the Collection Account.
SECTION 1.7.Reliance of Collateral Agent. The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, Collateral Agent may rely conclusively on Borrowing Base certificates and an Officer’s Certificate of the Servicer. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.
SECTION 1.8.Limitation of Liability and Collateral Agent Rights. (a)  The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, judgment, order, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.
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(a)The Collateral Agent may consult counsel of its choosing and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(b)The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(c)The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(d)The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and the other Transaction Documents to which it is a party and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.
(e)The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(f)It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(g)In case any reasonable question arises as to its duties hereunder or any other Transaction Document, the Collateral Agent may, prior to the occurrence of a Facility Termination Event, request instructions from the Servicer and may, after the occurrence of a Facility Termination Event, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received written instructions from the Servicer or the Facility Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent. In no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)In the event that the Collateral Custodian is not the same entity as the Collateral Agent, the Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian.
(i)Without limiting the generality of any terms of this section, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Facility Agent or the Borrower to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that
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is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.
(j)The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Agent. It is expressly acknowledged by the Borrower, the Servicer, the Facility Agent and each Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Facility Agent, any Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Obligation, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time. For purposes of tracking changes in ratings, the Collateral Agent shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting service (which for ratings by Standard & Poor’s shall be www.standardpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, of other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable service.
(k)The Collateral Agent may exercise any of its rights or powers hereunder (or under any other Transaction Document) or perform any of its duties hereunder either directly or, by or through agents or attorneys, and the Collateral Agent shall not be liable for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting gross negligence or willful misconduct of the Collateral Agent’s duties hereunder. The Collateral Agent shall in no event have any liability for the actions or omissions of the Borrower, the Servicer, the Facility Agent or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Borrower, the Servicer, the Facility Agent or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own gross negligence or willful misconduct of its duties hereunder. The Collateral Agent shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Borrower or the Servicer, the Facility Agent or another Person in furnishing necessary, timely and accurate information to the Collateral Agent.
(l)The Collateral Agent shall be under no obligation to exercise or honor any of the rights or powers vested in it by this Agreement or other Transaction Document at the request or direction of the Facility Agent (or any other Person authorized or permitted to direct the Collateral Agent hereunder) pursuant to this Agreement, unless the Facility Agent (or such other Person) shall have offered the Collateral Agent security or indemnity reasonably acceptable to the Collateral Agent against costs, expenses and liabilities
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(including any legal fees) that might reasonably be incurred by it in compliance with such request or direction.
(m)The permissive rights of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Collateral Agent shall not be answerable for other than its gross negligence or willful misconduct.
SECTION 1.9.Tax Reports. The Collateral Agent shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Collateral Agent’s compensation or for reimbursement of expenses.
SECTION 1.10.Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement and any other Transaction Document to which the Collateral Agent is a party without further act of any of the parties to this Agreement.
SECTION 1.11.Collateral Agent Compensation. As compensation for its activities hereunder and under the other Transaction Documents, the Collateral Agent (in each of its capacities hereunder and as Securities Intermediary under the Account Control Agreement) shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Agent and the Securities Intermediary under the Transaction Documents (including, without limitation, Indemnified Amounts payable under Article XVI) (collectively, the “Collateral Agent Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent in accordance with the provisions of Section 8.3 for all reasonable, out-of-pocket, documented expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents.
SECTION 1.12.Anti-Terrorism Laws. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent and the Collateral Custodian are required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent and the Collateral Custodian. Accordingly, each of the parties agrees to provide to the Collateral Agent and the Collateral Custodian, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent and the Collateral Custodian to comply with Applicable Laws as set forth above.
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ARTICLE XVII

GRANT OF SECURITY INTEREST
SECTION 1.1.Borrower’s Grant of Security Interest. As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations (including Advances, Yield, all Fees and other amounts at any time owing hereunder), the Borrower hereby assigns and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in and lien upon, all of the Borrower’s personal property, including the Borrower’s right, title and interest in and to the following (other than Retained Interests), in each case whether now or hereafter existing or in which Borrower now has or hereafter acquires an interest and wherever the same may be located (collectively, the “Collateral”):
(a)all Collateral Obligations;
(b)all Related Security;
(c)the Sale Agreement and all documents now or hereafter in effect to which the Borrower is a party (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Borrower Assigned Agreements, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Borrower Assigned Agreements, (iii) claims of the Borrower for damages arising out of or for breach of or default under the Borrower Assigned Agreements, and (iv) the right of the Borrower to amend, waive or terminate the Borrower Assigned Agreements, to perform under the Borrower Assigned Agreements and to compel performance and otherwise exercise all remedies and rights under the Borrower Assigned Agreements; notwithstanding anything contained herein to the contrary, the Collateral shall not include the right of the Borrower to terminate the Servicer or replace the Servicer;
(d)all of the following (the “Account Collateral”):
(i)each Account, all funds held in any Account (other than Excluded Amounts), and all certificates and instruments, if any, from time to time representing or evidencing any Account or such funds,
(ii)all investments from time to time of amounts in the Accounts and all certificates and instruments, if any, from time to time representing or evidencing such investments,
(iii)all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent or any Secured Party or any assignee or agent on behalf of the Collateral Agent or any Secured Party in substitution for or in addition to any of the then existing Account Collateral, and
(iv)all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Account Collateral;
(e)all additional property that may from time to time hereafter be granted and pledged by the Borrower or by anyone on its behalf under this Agreement;
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(f)all Accounts, all Certificated Securities, all Chattel Paper, all Documents, all Equipment, all Financial Assets, all General Intangibles, all Instruments, all Investment Property, all Inventory, all Securities Accounts, all Security Certificates, all Security Entitlements and all Uncertificated Securities of the Borrower;
(g)each Hedging Agreement, including all rights of the Borrower to receive moneys due and to become due thereunder; and
(h)all proceeds, accessions, substitutions, rents and profits of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a) through (g) above) and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent or a Secured Party or any assignee or agent on behalf of the Collateral Agent or a Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.
SECTION 1.2.Borrower Remains Liable. Notwithstanding anything in this Agreement, (a) except to the extent of the Servicer’s duties under the Transaction Documents, the Borrower shall remain liable under the Collateral Obligations, Borrower Assigned Agreements and other agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by a Secured Party or the Collateral Agent of any of its rights under this Agreement shall not release the Borrower or the Servicer from any of their respective duties or obligations under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral, (c) the Secured Parties and the Collateral Agent shall not have any obligation or liability under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral by reason of this Agreement, and (d) neither the Collateral Agent nor any of the Secured Parties shall be obligated to perform any of the obligations or duties of the Borrower or the Servicer under the Collateral Obligations, Borrower Assigned Agreements or other agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.
SECTION 1.3.Release of Collateral. Until the Obligations have been paid in full (other than contingent Obligations for which no claim has been asserted), the Collateral Agent may not release any Lien covering any Collateral except for (i) Collateral Obligations sold pursuant to Section ~~7.11~~7.11, (ii) any Related Security identified by the Borrower (or the Servicer on behalf of the Borrower) to the Collateral Agent so long as the Facility Termination Date has not occurred or (iii) Repurchased Collateral Obligations or Substituted Collateral Obligation pursuant to Section 7.12.
In connection with the release of a Lien on any Collateral permitted pursuant to this Section 12.3, the Collateral Agent, on behalf of the Secured Parties, will, at the sole expense of the Borrower, execute and deliver to the Borrower any assignments, bills of sale, termination statements and any other releases and instruments as the Borrower may reasonably request in order to effect the release and transfer of such Collateral; provided, that the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment.
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ARTICLE XVIII

FACILITY TERMINATION EVENTS
SECTION 1.1.Facility Termination Events. Each of the following shall constitute a Facility Termination Event under this Agreement:
(a)any default in the payment when due of (i) any principal of any Advance or (ii) any other amount payable by the Borrower or the Servicer hereunder, including any Yield on any Advance, any Undrawn Fee or any other Fee, in each case, which default shall continue for three (3) Business Days;
(b)the Borrower or the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, or any other Transaction Document on its part to be performed or observed and, except in the case of the covenants and agreements contained in Section 10.9, Section 10.11, Section 10.16 and Section 10.24, as to each of which no grace period shall apply, any such failure shall remain unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof;
(c)any representation or warranty of the Borrower or the Servicer made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of the Borrower or the Servicer to the Facility Agent, any Agent or any Lender for purposes of or in connection with this Agreement or any other Transaction Document (including any Monthly Report) shall prove to have been false or incorrect in any material respect when made or deemed to have been made and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Servicer, and (ii) the date on which a Responsible Officer of the Borrower or the Servicer acquires knowledge thereof; provided, that no breach shall be deemed to occur hereunder in respect of any representation or warranty relating to the “eligibility” of any Collateral Obligation if the Borrower complies with its obligations in Section 7.12 with respect to such Collateral Obligation;
(d)an Insolvency Event shall have occurred and be continuing with respect to either the Borrower, the Servicer or the Equityholder;
(e)the aggregate principal amount of all Advances outstanding hereunder exceeds the Borrowing Base and such condition continues unremedied for three (3) consecutive Business Days (or, if an Equity Cure Notice was delivered within three (3) Business Days after the occurrence of such event, such condition continues unremedied for twelve (12) Business Days thereafter) (or such longer period as consented to by the Facility Agent in its sole discretion in the event the next monthly equity subscription into the Parent is not scheduled to occur until after the expiration of such period);
(f)the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower (other than a Permitted Lien), or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 430 of the Code or Section 303(k) or 4068 of ERISA with respect to any of the assets of the Borrower;
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(g)(i) any Transaction Document or any lien or security interest granted thereunder by the Borrower shall (except in accordance with its terms), in whole or in material part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; or (ii) the Borrower or the Servicer or any Affiliate thereof shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document; or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest (except, as to priority, for Permitted Liens) against the Borrower;
(h)a Servicer Event of Default shall have occurred and be continuing past any applicable notice or cure period provided in the definition thereof;
(i)the Borrower or the Servicer shall fail to pay any principal of or premium or interest on any Indebtedness having an aggregate principal amount of $250,000 or greater (or in the case of the Servicer $25,000,000 or greater), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness of the Borrower or the Servicer, as applicable, or any other event, shall occur and such default or event shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof; or any early amortization event, pay out event or other similar event (other than as a result of a voluntary prepayment) shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to any such Indebtedness if the effect of such event is to cause the principal of such Indebtedness to be amortized on an accelerated basis;
(j)a Change of Control shall have occurred;
(k)failure on the part of the Borrower or the Servicer to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Person or Indemnified Party) required by the terms of any Transaction Document in accordance with Section 10.10 or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral, in each case, subject to the grace periods in Section 13.1 to the extent applicable, or otherwise, in no case exceeding three (3) consecutive Business Days;
(l)(i) failure of the Borrower to maintain at least one Independent Manager or (ii) the removal of any Independent Manager without Cause or prior written notice to the Facility Agent and each Agent (in each case as required by the organization documents of the Borrower); provided that, in the case of each of clauses (i) and (ii), the Borrower shall have five (5) Business Days to replace any Independent Manager upon the death, resignation or incapacitation of the current Independent Manager;
(m)the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document
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without first obtaining the specific written consent of the Majority Lenders, which consent may be withheld in the exercise of its sole and absolute discretion;
(n)any court shall render a final, non-appealable judgment against the Borrower or the Servicer (i) in an amount in excess of $250,000 (or, with respect to the Servicer, $25,000,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 60 days of the making thereof or (ii) for which the Facility Agent shall not have received evidence satisfactory to it that an insurance provider for the Borrower or the Servicer, as applicable, has agreed to satisfy such judgment in full subject to any deductibles not exceeding $250,000 (or, with respect to the Servicer, $25,000,000); or the attachment of any material portion of the property of the Borrower or the Servicer which has not been released or provided for to the reasonable satisfaction of the Facility Agent within 30 days after the making thereof;
(o)the Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that neither Dechert LLP nor any other reputable counsel could render a substantive nonconsolidation opinion with respect to the Borrower being substantively consolidated into the Equityholder upon an Insolvency Event with respect to the Equityholder;
(p)failure to pay, on the Facility Termination Date, all outstanding Obligations; or
(q)during the Revolving Period, the Minimum Equity Condition is not satisfied and such condition continues unremedied for (x) two (2) consecutive Business Days or (y) if an Equity Cure Notice was delivered with respect to such event, twelve (12) consecutive Business Days (or such longer period as consented to by the Facility Agent in its sole discretion in the event the next monthly equity subscription into the Parent is not scheduled to occur until after the expiration of such period).
SECTION 1.2.Effect of Facility Termination Event.
(a)Optional Termination. Upon notice by the Collateral Agent, acting at the direction of the Facility Agent or the Majority Lenders, that a Facility Termination Event (other than a Facility Termination Event described in Section 13.1(d)) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent, acting at the direction of the Facility Agent or the Majority Lenders, may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.
(b)Automatic Termination. Upon the occurrence of a Facility Termination Event described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).
SECTION 1.3.Rights upon Facility Termination Event.:
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(a)If a Facility Termination Event shall have occurred and be continuing, the Facility Agent may, in its sole discretion, or shall at the direction of the Majority Lenders, direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral and the Collateral Agent shall promptly, at the written direction of the Facility Agent or the Majority Lenders, also do one or more of the following (subject to Section 13.9)
(i)institute proceedings in its own name and on behalf of the Secured Parties as Collateral Agent for the collection of all Obligations, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Borrower and any other obligor with respect thereto moneys adjudged due, for the specific enforcement of any covenant or agreement in any Transaction Document or in the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Agent by Applicable Law or any Transaction Document;
(ii)exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the right and remedies of the Collateral Agent and the Secured Parties which rights and remedies shall be cumulative; and
(iii)require the Borrower and the Servicer, at the Servicer’s expense, to (1) assemble all or any part of the Collateral as directed by the Collateral Agent (at the direction of the Facility Agent) and make the same available to the Collateral Agent at a place to be designated by the Collateral Agent (at the direction of the Facility Agent) that is reasonably convenient to such parties and (2) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s or the Facility Agent’s offices or elsewhere in accordance with Applicable Law. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent (at the direction of the Facility Agent) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied against all or any part of the outstanding Advances pursuant to Section 4.1 or otherwise in such order as the Collateral Agent shall be directed by the Facility Agent (in its sole discretion).
(b)Notwithstanding anything to the contrary herein or in any Transaction Document, in connection with any liquidation or disposition of the Collateral, including without limitation, upon the termination of the Commitments following the occurrence and during the continuation of a Facility Termination Event, it is understood that the Equityholder, the Servicer or any of their respective Affiliates may submit its bid for the Collateral or any portion thereof as a combined bid with the bids of other members of a group of bidders, and shall have the right to find bidders to bid on the Collateral or any portion thereof, and, unless a Servicer Event of Default (other than pursuant to clause (e) of the definition thereof) shall have occurred and be continuing, in no event shall the Servicer be removed from its capacity as such pursuant to Section 7.02 for the first 10 days following the occurrence of such Facility Termination Event except in connection with the disposition of the Collateral to a third party unaffiliated with the Equityholder, the Servicer or any of their respective Affiliates in accordance with this Section 13.3; provided that, as a condition thereto, the Servicer shall, during such 10 day period, deliver a plan to the Facility Agent
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setting forth, in reasonable detail, a plan to cure such Facility Termination Event and the Facility Agent may decide to accept such plan in its sole discretion.
SECTION 1.4.Collateral Agent May Enforce Claims Without Possession of Notes.  All rights of action and of asserting claims under the Transaction Documents, may be enforced by the Collateral Agent without the possession of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Collateral Agent shall be brought in its own name as Collateral Agent and any recovery of judgment, subject to the payment of the reasonable, out-of-pocket and documented expenses, disbursements and compensation of the Collateral Agent each predecessor Collateral Agent and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Notes and other Secured Parties.
SECTION 1.5.Collective Proceedings.  In any proceedings brought by the Collateral Agent to enforce the Liens under the Transaction Documents (and also any proceedings involving the interpretation of any provision of any Transaction Document), the Collateral Agent shall be held to represent all of the Secured Parties, and it shall not be necessary to make any Secured Party a party to any such proceedings.
SECTION 1.6.Insolvency Proceedings.  In case there shall be pending, relative to the Borrower or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Borrower, its property or such other obligor or Person, or in case of any other comparable judicial proceedings relative to the Borrower or other obligor upon the Notes, or to the creditors of property of the Borrower or such other obligor, the Collateral Agent irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered but without any obligation, subject to Section 13.9(a), by intervention in such proceedings or otherwise:
(a)to file and prove a claim or claims for the whole amount of principal and Yield owing and unpaid in respect of the Notes, all other amounts owing to the Lenders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent (including any claim for reimbursement of all expenses (including the fees and expenses of counsel) and liabilities incurred, and all advances, if any, made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own gross negligence or willful misconduct) and of each of the other Secured Parties allowed in such proceedings;
(b)unless prohibited by Applicable Law and regulations, to vote (with the consent of the Facility Agent) on behalf of the holders of the Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;
(c)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Secured Parties on their behalf; and
(d)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent or the Secured Parties allowed in any judicial proceedings relative to the Borrower, its creditors and its property;
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and any trustee, receiver, liquidator, collateral agent or trustee or other similar official in any such proceeding is hereby authorized by each of such Secured Parties to make payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of payments directly to such Secured Parties, to pay to the Collateral Agent such amounts as shall be sufficient to cover all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Agent and each predecessor Collateral Agent except as determined to have been caused by its own negligence or willful misconduct.
SECTION 1.7.Delay or Omission Not Waiver.  No delay or omission of the Collateral Agent or of any other Secured Party to exercise any right or remedy accruing upon any Facility Termination Event shall impair any such right or remedy or constitute a waiver of any such Facility Termination Event or an acquiescence therein. Every right and remedy given by this Section 13.7 or by law to the Collateral Agent or to the other Secured Parties may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the other Secured Parties, as the case may be.
SECTION 1.8.Waiver of Stay or Extension Laws.  The Borrower waives and covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force (including filing a voluntary petition under Chapter 11 of the Bankruptcy Code and by the voluntary commencement of a proceeding or the filing of a petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect), which may affect the covenants, the performance of or any remedies under this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 1.9.Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the safekeeping of the Collateral Obligation Files in accordance with Article  XVIII, neither the Collateral Agent nor the Collateral Custodian shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Collateral Agent nor the Collateral Custodian shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Neither the Collateral Agent nor the Collateral Custodian shall be liable or responsible for any misconduct, negligence or loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent, attorney or bailee selected by the Collateral Agent or the Collateral Custodian in good faith and with due care hereunder.
(a)Neither the Collateral Agent nor the Collateral Custodian shall be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, or for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
(b)Neither the Collateral Agent nor the Collateral Custodian shall have any duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States.
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SECTION 1.10.Power of Attorney. (a)  The Borrower hereby irrevocably appoints the Collateral Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement including without limitation the following powers: (i) to give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (iii) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (iv) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent (at the direction of the Facility Agent), the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.
(a)No person to whom this power of attorney is presented as authority for the Collateral Agent to take any action or actions contemplated by clause (a) shall inquire into or seek confirmation from the Borrower as to the authority of the Collateral Agent to take any action described below, or as to the existence of or fulfillment of any condition to the power of attorney described in clause (a), which is intended to grant to the Collateral Agent unconditionally the authority to take and perform the actions contemplated herein, and the Borrower irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this power of attorney. The power of attorney granted in clause (a) is coupled with an interest and may not be revoked or canceled by the Borrower until all obligations of the Borrower under the Transaction Documents have been paid in full and the Collateral Agent has provided its written consent thereto.
(b)Notwithstanding anything to the contrary herein, the power of attorney granted pursuant to this Section 13.10 shall only be effective after the occurrence of a Facility Termination Event.
ARTICLE XIX

THE FACILITY AGENT
SECTION 1.1.Appointment. Each Lender and each Agent hereby irrevocably designates and appoints DBNY as Facility Agent hereunder and under the other Transaction Documents, and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Facility Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Lender in each Lender Group hereby irrevocably designates and appoints the Agent for such Lender Group as the agent of such Lender under this Agreement, and each such Lender irrevocably authorizes such Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Facility Agent nor any Agent (the Facility Agent and each Agent being referred to in this Article as a “Note Agent”) shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary
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relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Note Agent.
SECTION 1.2.Delegation of Duties. Each Note Agent may execute any of its duties under this Agreement and the other Transaction Documents by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Note Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
SECTION 1.3.Exculpatory Provisions. No Note Agent (acting in such capacity) nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 14.2 under or in connection with this Agreement or the other Transaction Documents (except, solely with respect to liability to the Borrower, for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Person for any recitals, statements, representations or warranties of any Person (other than itself) contained in the Transaction Documents or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, the Transaction Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Transaction Documents or any other document furnished in connection therewith or herewith, or for any failure of any Person (other than itself or its directors, officers, agents or employees) to perform its obligations under any Transaction Document or for the satisfaction of any condition specified in a Transaction Document. Except as otherwise expressly provided in this Agreement, no Note Agent shall be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, the Transaction Documents, or to inspect the properties, books or records of the Borrower or the Servicer.
SECTION 1.4.Reliance by Note Agents. Each Note Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to each of the Lenders), Independent Accountants and other experts selected by such Note Agent. Each Note Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction (i) in the case of the Facility Agent, by the Lenders or (ii) in the case of an Agent, by the Lenders in its Lender Group, against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action. The Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders in such Lender Group.
SECTION 1.5.Notices. No Note Agent shall be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Facility
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Termination Event unless it has received notice from the Servicer, the Borrower or any Lender, referring to this Agreement and describing such event. In the event that any Agent receives such a notice, it shall promptly give notice thereof to the Lenders in its Lender Group. The Facility Agent shall take such action with respect to such event as shall be reasonably directed in writing by the Required Lenders, and each Agent shall take such action with respect to such event as shall be reasonably directed by Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group; provided, that unless and until such Note Agent shall have received such directions, such Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Lenders or of the Lenders in its Lender Group, as applicable.
SECTION 1.6.Non-Reliance on Note Agents. The Lenders expressly acknowledge that no Note Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Note Agent hereafter taken, including any review of the affairs of the Borrower or the Servicer, shall be deemed to constitute any representation or warranty by such Note Agent to any Lender. Each Lender represents to each Note Agent that it has, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Note Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Servicer, and the Collateral Obligations. Except as expressly provided herein, no Note Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Collateral or the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Servicer or the Lenders which may come into the possession of such Note Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
In no event shall any Note Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such Note Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall such Note Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.
SECTION 1.7.Indemnification. The Lenders agree to indemnify the Facility Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), ratably according to the outstanding amounts of their Advances from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on,
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incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith.
SECTION 1.8.Successor Note Agent. If the Facility Agent shall resign as Facility Agent under this Agreement, then the Majority Lenders shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term “Facility Agent” shall mean such successor agent, effective upon its acceptance of such appointment, and the former Facility Agent’s rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. In addition, prior to any assignment or participation by DBNY (or any of its affiliates) of any interest in its Commitment which, in either case, after giving effect to such assignment or participation would result in DBNY (or any of its affiliates) holding (unparticipated) less than 25% of the Facility Amount, the Required Lenders shall be permitted to appoint a new Facility Agent with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned). Any Agent may resign as Agent upon ten days’ notice to the Lenders in its Lender Group and the Facility Agent (with a copy to the Borrower) with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 14.8. If an Agent shall resign as Agent under this Agreement, then Lenders in its Lender Group holding greater than 50% of the outstanding Advances held by such Lender Group shall appoint a successor agent for such Lender Group. After any Note Agent’s resignation hereunder, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Note Agent under this Agreement. No resignation of any Note Agent shall become effective until a successor Note Agent shall have assumed the responsibilities and obligations of such Note Agent hereunder; provided, that in the event a successor Note Agent is not appointed within 60 days after such notice of its resignation is given as permitted by this Section 14.8, the applicable Note Agent may petition a court for its removal.
SECTION 1.9.Note Agents in their Individual Capacity. Each Note Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Servicer as though such Note Agent were not an agent hereunder. Any Person which is a Note Agent may act as a Note Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.
SECTION 1.10. Borrower Procedural Review. The Facility Agent shall, at the Borrower’s expense, retain Protiviti, Inc. (or another nationally recognized audit firm acceptable to the Facility Agent in its sole discretion) to conduct and complete a procedural review of the Collateral Obligations in compliance with the standards set forth on Exhibit B hereto (as such Exhibit B may be updated from time to time with the consent of the Facility Agent and the Servicer, each in their reasonable discretion), (i) within 120 days after the Effective Date and (ii) annually at the request of the Facility Agent thereafter. The Facility Agent shall promptly forward the results of such audit to the Servicer.
ARTICLE XX

ASSIGNMENTS
SECTION 1.1.Restrictions on Assignments. Except as specifically provided herein, the Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Majority Lenders in their
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respective sole discretion and any attempted assignment in violation of this Section 15.1 shall be null and void.
SECTION 1.2.Documentation. In connection with any permitted assignment, each Lender shall deliver to each assignee an assignment, in such form as such Lender and the related assignee may agree, duly executed by such Lender assigning any such rights, obligations, Advance or Note to the assignee; and such Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee’s right, title and interest in and to the items assigned, and to enable the assignee to exercise or enforce any rights hereunder or under the Notes evidencing such Advance.
SECTION 1.3.Rights of Assignee. Upon the foreclosure of any assignment of any Advances made for security purposes, or upon any other assignment of any Advance from any Lender pursuant to this Article XV, the respective assignee receiving such assignment shall have all of the rights of such Lender hereunder with respect to such Advances and all references to the Lender or Lenders in Sections 4.3 or 5.1 shall be deemed to apply to such assignee.
SECTION 1.4.Assignment by Lenders. So long as no Facility Termination Event or Servicer Event of Default has occurred and is continuing, no Lender may make any assignment, and no such assignment shall be permitted, other than any proposed assignment (i) to an Affiliate of such Lender, (ii) to another Lender hereunder or (iii) if (x) such Lender makes a reasonable determination that its ownership of any of its rights or obligations hereunder (and under other similar facilities (if any) held by such Lender) is prohibited by the Volcker Rule and (y) to the extent such Lender is permitted by the applicable documentation, such Lender is making commercially reasonable efforts to assign its interest in other similar facilities in a manner similar to such proposed assignment, to any Person other than a Competitor, without the prior written consent of the Borrower (which consent, if such assignment is to a Person other than a Competitor, shall not to be unreasonably withheld, delayed or conditioned); provided that the Lenders shall not assign any interest in, or sell a participation in any Advance (or portion thereof) or its Commitment (or any portion thereof), to the Equityholder or any Affiliate of the Equityholder. Each Lender shall endorse the Notes to reflect any assignments made pursuant to this Article XV or otherwise.
SECTION 1.5.Registration; Registration of Transfer and Exchange. (a)  The Facility Agent, acting solely for this purpose agent for the Borrower (and, in such capacity, the “Note Registrar”), shall maintain a register for the recordation of the name and address of each Lender (including any assignees), and the principal amounts (and stated interest) owing to such Lender pursuant to the terms hereof from time to time (the “Note Register”).  The entries in the Note Register shall be conclusive absent manifest error, and the Borrower, the Collateral Agent, the Facility Agent, each Agent and each Lender shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as a Lender hereunder.  The Note Register shall be available for inspection by the Borrower, the Collateral Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(a)Each Person who has or who acquired an interest in a Note shall be deemed by such acquisition to have agreed to be bound by the provisions of this Section 15.5. A Note may be exchanged (in accordance with Section 15.5(c)) and transferred to the holders (or their agents or nominees) of the Advances and to any assignee (in accordance with Section 15.1) (or its agent or nominee) of all or a portion of the Advances. The Note Registrar shall not register (or cause to be registered) the transfer of such Note, unless the proposed transferee shall have delivered to the Note Registrar either (i) an Opinion of Counsel that the transfer of such Note is exempt from registration or qualification under the Securities Act of 1933, as amended, and all applicable state securities laws and that the
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transfer does not constitute a non-exempt “prohibited transaction” under ERISA or (ii) an express agreement by the proposed transferee to be bound by and to abide by the provisions of this Section 15.5 and the restrictions noted on the face of such Note.
(b)At the option of the holder thereof, a Note may be exchanged for one or more new Notes of any authorized denominations and of a like class and aggregate principal amount at an office or agency of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower shall execute and deliver (through the Note Registrar) the new Note which the holder making the exchange is entitled to receive at the Note Registrar’s office, located at DB Services Americas Inc., 5022 Gate Parkway, Suite 200, Jacksonville, Florida, 32256, Attention: Transfer Unit.
(c)Upon surrender for registration of transfer of any Note at an office or agency of the Borrower, the Borrower shall execute and deliver (through the Note Registrar), in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like class and aggregate principal amount.
(d)All Notes issued upon any registration of transfer or exchange of any Note in accordance with the provisions of this Agreement shall be the valid obligations of the Borrower, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Note(s) surrendered upon such registration of transfer or exchange.
(e)Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Borrower or the Note Registrar) be fully endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the holder thereof or his attorney duly authorized in writing.
(f)No service charge shall be made for any registration of transfer or exchange of a Note, but the Borrower may require payment from the transferee holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of exchange of a Note.
(g)The holders of the Notes shall be bound by the terms and conditions of this Agreement.
SECTION 1.6.Mutilated, Destroyed, Lost and Stolen Notes. (a)  If any mutilated Note is surrendered to the Note Registrar, the Borrower shall execute and deliver (through the Note Registrar) in exchange therefor a new Note of like class and tenor and principal amount and bearing a number not contemporaneously outstanding.
(a)If there shall be delivered to the Borrower and the Note Registrar prior to the payment of the Notes (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Borrower or the Note Registrar that such Note has been acquired by a bona fide Lender, the Borrower shall execute and deliver (through the Note Registrar), in lieu of any such destroyed, lost or stolen Note, a new Note of like class, tenor and principal amount and bearing a number not contemporaneously outstanding.
(b)Upon the issuance of any new Note under this Section 15.6, the Borrower may require the payment from the transferor holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.
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(c)Every new Note issued pursuant to this Section 15.6 and in accordance with the provisions of this Agreement, in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Borrower, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.
(d)The provisions of this Section 15.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note.
SECTION 1.7.Persons Deemed Owners. The Borrower, the Servicer, the Facility Agent, the Collateral Agent and any agent for any of the foregoing may treat the holder of any Note as the owner of such Note for all purposes whatsoever, whether or not such Note may be overdue, and none of Borrower, the Servicer, the Facility Agent, the Collateral Agent and any such agent shall be affected by notice to the contrary.
SECTION 1.8.Cancellation. All Notes surrendered for payment or registration of transfer or exchange shall be promptly canceled. The Borrower shall promptly cancel and deliver to the Note Registrar any Notes previously authenticated and delivered hereunder which the Borrower may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Borrower. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 15.8, except as expressly permitted by this Agreement.
SECTION 1.9.Participations; Pledge. (a)  At any time and from time to time, each Lender may, in accordance with Applicable Law, at any time grant participations in all or a portion of its Note and/or its interest in the Advances and other payments due to it under this Agreement to any Person other than a Competitor (each, a “Participant”). Each Lender hereby acknowledges and agrees that (A) any such participation will not alter or affect such Lender’s direct obligations hereunder, and (B) none of the Borrower, the Servicer, the Facility Agent, any Agent, any Lender, the Collateral Agent nor the Servicer shall have any obligation to have any communication or relationship with any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 4.3 and Section 5.1 (subject to the requirements and limitations therein, including the requirements under Section 4.3(f) (it being understood that the documentation required under Section 4.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Article XV; provided that such Participant (A) agrees to be subject to the provisions of Section 17.16 as if it were an assignee under this Article XV; and (B) shall not be entitled to receive any greater payment under Section 4.3 or Section 5.1, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a change in any Applicable Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 17.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 17.1 as though it were a Lender.
(a)Notwithstanding anything in Section 15.9(a) to the contrary, each Lender may pledge its interest in the Advances and the Notes to any Federal Reserve Bank as collateral in accordance with Applicable Law without the prior written consent of any Person.
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(b)Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Transaction Document) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.
SECTION 1.10.Reallocation of Advances. Any reallocation of Advances among Committed Lenders pursuant to an assignment executed by such Committed Lender and its assignee(s) and delivered pursuant to Article XV executed and delivered pursuant to Article XV in each case shall be wired by the applicable purchasing Lender(s) to the Collateral Custodian pursuant to the wiring instructions provided by the Collateral Custodian; provided that the Custodian shall not fund such wire until it has received an executed assignment.
ARTICLE XXI

INDEMNIFICATION
SECTION 1.1.Borrower Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Borrower agrees to indemnify the Facility Agent, the Agents, the Lenders, the Note Registrar, the Collateral Custodian, the Securities Intermediary and the Collateral Agent and each of their Affiliates, and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages (including punitive damages), losses, claims, liabilities, costs, expenses and disbursements (including, without limitation, attorney's fees and expenses and the costs of enforcement of this Agreement or any provision hereof), but limited, in the case of legal fees and expenses, to the reasonable and documented legal fees and expenses of one law firm for the Facility Agent and the Lenders, taken as a whole, and one law firm for the Collateral Agent and the Collateral Custodian, taken as a whole, plus any local counsel deemed appropriate by any such law firm (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated hereby or thereby or the use of proceeds therefrom by the Borrower, including in respect of the funding of any Advance or any breach of any representation, warranty or covenant of the Borrower or the Servicer in any Transaction Document or in any certificate or other written material delivered by any of them pursuant to any Transaction Document, excluding, however, Indemnified Amounts payable to an Indemnified Party (a) to the extent determined by a court of competent jurisdiction to have resulted from (i) with respect to the Collateral Agent and Collateral Custodian, the gross negligence or willful misconduct on the part of the Collateral Agent or Collateral Custodian, as applicable, and (ii) with respect to any other Indemnified Party, the gross negligence, bad faith or willful misconduct on the part of any such Indemnified Party or (b) resulting from the performance or non-performance of the Collateral Obligations. This Section 16.1 shall not apply to Taxes (other than Taxes that are damages, losses, claims and liabilities arising in connection with a non-Tax claim).
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Indemnification under this Section 16.1 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party and shall include reasonable fees and expenses of counsel and expenses of litigation.
SECTION 1.2.Reserved.
SECTION 1.3.Contribution. If for any reason (other than the exclusions set forth in the first paragraph of Section 16.1) the indemnification provided above in Section 16.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, but also the relative fault of such Indemnified Party, on the one hand, and the Borrower and its Affiliates, on the other hand, as well as any other relevant equitable considerations.
SECTION 1.4.Net After-Tax Basis. Indemnification under Section 16.1 and Section 16.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences, on a net after-Tax basis (including, for example, taking into account the deductibility of an applicable underlying damage, cost or expense) to the Indemnified Party of the receipt of the indemnity provided hereunder (or of the incurrence of such applicable underlying damage, cost or expense), including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.
ARTICLE XXII

MISCELLANEOUS
SECTION 1.1.No Waiver; Remedies. No failure on the part of any Lender, the Facility Agent, the Collateral Agent, any Agent, any Indemnified Party or any Affected Person to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Lender is hereby authorized by the Borrower during the existence of a Facility Termination Event, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower to the amounts owed by the Borrower under this Agreement, to the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, any Agent, any Affected Person, any Indemnified Party or any Lender or their respective successors and assigns.
SECTION 1.2.Amendments, Waivers. ~~(a)~~  (a)  This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 17.2. The Borrower, the Facility Agent and the Required Lenders, may, upon written notice to the Servicer and each Agent, from time to time enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any payment with respect to
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an Advance or reduce the rate or extend the time of payment of Yield thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this Section 17.2 or Section 17.11, or reduce the percentage specified in the definition of Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Agent, in each case without the prior written consent of the Collateral Agent, (iv) amend, modify or waive any provision adversely affecting the obligations or duties of the Facility Agent, in each case without the prior written consent of the Facility Agent, (v) amend, modify or waive any provision adversely affecting the obligations or duties of the Collateral Custodian, in each case without the prior written consent of the Collateral Custodian, (vi) constitute a Fundamental Amendment without the prior written consent of each Lender, (vii) waive any Facility Termination Event or Servicer Event of Default without the prior written consent of the Majority Lenders, (viii) materially affect the rights or duties of the Servicer unless the Servicer has consented thereto, or (ix) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Facility Termination Date”, “Fundamental Amendment”, “Maximum Portfolio Advance Rate” or “Minimum Equity Condition”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion, without the prior written consent of the Supermajority Lenders.
(b)Notwithstanding any provision to the contrary set forth in this Agreement, if at any time the Facility Agent determines (and the Borrower consents to such determination), that (i) the circumstances described in clause (a) or (b) of the definition of “Base Rate” (excluding any Benchmark Transition Event) have arisen with respect to ~~the LIBOR Rate~~Term SOFR or Daily Simple SONIA and such circumstances are unlikely to be temporary (or the Facility Agent has received notice from the Collateral Agent to that effect) or (ii) the circumstances described in clause (a) or (b) of the definition of “Base Rate” (excluding any Benchmark Transition Event) have not arisen with respect to ~~the LIBOR Rate~~Term SOFR or Daily Simple SONIA but the ~~supervisor for~~SOFR Administrator, the administrator ~~of the London interbank offered rate,~~for Daily Simple SONIA or a governmental authority having jurisdiction over the Collateral Agent or the Facility Agent has made a public statement identifying a specific date after which ~~the London interbank offered rate~~Term SOFR or Daily Simple SONIA shall no longer be used for determining interest rates for loans in Dollars or GBPs (as applicable), then the Facility Agent and the Borrower may designate a new benchmark rate (which may include spread adjustments applicable to such rate or any rate based on such rate) to be used to calculate ~~the LIBOR Rate~~Term SOFR or Daily Simple SONIA, which benchmark rate may be (A) a comparable successor rate that, at such time, is broadly accepted by the U.S. syndicated loan market for loans denominated in Dollars or GBP (as applicable) in lieu of ~~the applicable LIBOR Rate~~Term SOFR or Daily Simple SONIA or (B) such other benchmark rate designated by the Facility Agent and the Borrower and consented to by the Required Lenders.  Except as set forth in clause (B) of the immediately preceding sentence, the designation of such alternative benchmark rate shall become effective without any further action or consent of any other party to this Agreement.  If (x) the circumstances described in clause (i) or clause (ii) above have arisen and (y) ~~the LIBOR Rate~~Term SOFR or Daily Simple SONIA for any Accrual Period cannot be determined for such Accrual Period in accordance with the definition of ~~LIBOR Rate~~Term SOFR or Daily Simple SONIA, then until an alternate benchmark rate shall be determined in accordance with this paragraph, for any Advance the Base Rate for which would otherwise be ~~the LIBOR Rate~~Term SOFR or Daily Simple SONIA, the Base Rate shall be the Alternate Base Rate.
(c)Notwithstanding any provision to the contrary set forth in this Agreement, if at any time the Facility Agent determines (and the Borrower consents to such determination), that a Benchmark Transition Event shall have occurred with respect to any Applicable Index, on a Benchmark Replacement Date, the relevant Applicable Index will be replaced hereunder and
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under any Transaction Document with the applicable Benchmark Replacement~~; provided that with respect to Advances in Dollars, if the Facility Agent determines (and the Borrower consents to such determination) that a Term SOFR Transition Event has occurred, and the Facility Agent notifies each Lender of such availability, then from and after the beginning of the Accrual Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be Term SOFR plus the relevant Benchmark Replacement Adjustment.~~.
(d)The Facility Agent will promptly (in one or more notices) notify each Lender (at the direction of the Facility Agent) of (x) any occurrence of any of the events, periods or circumstances under the definition of “Benchmark Transition Event”, (y) the Benchmark Replacement Date and (z) the Benchmark Replacement.
(e)In connection with the implementation of a Benchmark Replacement, the Facility Agent and the Borrower will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Facility Agent shall post each such amendment implementing such Benchmark Replacement Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(f)If a Benchmark Transition Event has occurred with respect to the Benchmark Replacement then in effect, then the successor rate thereto shall be determined in accordance with the definition of “Benchmark Replacement.”

(g)The Borrower and the Servicer each acknowledge that the Facility Agent may be communicating with other Lenders, Agents or potential lenders in connection with an amendment or syndication of this Agreement.
SECTION 1.3.Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on Annex A or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2, shall not be effective until received. In connection with any instructions, requests or directions sent pursuant to this Agreement or any other Transaction Document, the Collateral Agent, Securities Intermediary and the Collateral Custodian shall be entitled to request from such Person a list of authorized signers and any evidence of such related signatures (as may be amended from time to time).
SECTION 1.4.Costs and Expenses. In addition to the rights of indemnification granted under Section 16.1, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Agents and the Lenders in connection with the preparation, execution, delivery, syndication and administration of this Agreement, any liquidity support facility and the other documents and agreements to be delivered hereunder or with respect hereto, in each case, subject to any cap on such costs and expenses agreed upon in a separate letter agreement among the Borrower, the Servicer and the Facility Agent or the
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Collateral Agent and Collateral Custodian Fee Letter, as applicable, and the Borrower further agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Facility Agent in connection with any amendments, waivers or consents executed in connection with this Agreement, including the reasonable fees and out-of-pocket, documented expenses of counsel for the Facility Agent, the Collateral Agent, the Securities intermediary, the Collateral Custodian, the Agents and the Lenders with respect thereto and with respect to advising the Facility Agent and the Lenders as to its rights and remedies under this Agreement, and to pay all reasonable, documented and out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), of the Facility Agent, the Collateral Agent, the Collateral Custodian, the Agents and the Lenders, in connection with the enforcement against the Servicer or the Borrower of this Agreement or any of the other Transaction Documents and the other documents and agreements to be delivered hereunder or with respect hereto; provided, that in the case of reimbursement of (A) counsel for the Lenders other than the Facility Agent, such reimbursement shall be limited to one counsel for all the Facility Agent, the Agents and Lenders and (B) counsel for the Collateral Agent and Collateral Custodian shall be limited to one counsel for such Persons. For the avoidance of doubt, the costs and expenses described in this Section 17.4 shall not include Taxes.
SECTION 1.5.Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, the Lenders, the Facility Agent, the Agents, the Collateral Agent, the Collateral Custodian and their respective successors and assigns, and the provisions of Section 4.3, Article V, and Article XVI shall inure to the benefit of the Affected Persons and the Indemnified Parties, respectively, and their respective successors and assigns; provided, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XV. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until (subject to the immediately following sentence) such time when all Obligations have been finally and fully paid in cash and performed. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article IX and the indemnification and payment provisions of Article V. Article XVI and the provisions of Section 17.10, Section 17.11 and Section 17.12 shall be continuing and shall survive any termination of this Agreement and any termination of the Servicer.
SECTION 1.6.Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section of or Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
SECTION 1.7.Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 1.8.GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
SECTION 1.9.Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the
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same as handwritten signatures for the purposes of validity, enforceability, and admissibility. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, photocopied, or other electronically imaged manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, photocopied, or other electronically imaged manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, photocopied, or other electronically imaged manual signature, or other electronic signature, of any other party (whether such signature is with respect to this Agreement or any notice, officer’s certificate or other ancillary document delivered pursuant to or in connection with this Agreement) and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 1.10.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE BORROWER, THE SERVICER, THE FACILITY AGENT, THE AGENTS, THE INVESTORS OR ANY OTHER AFFECTED PERSON. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ITS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER TRANSACTION DOCUMENT.
SECTION 1.11.No Proceedings.
(a)Notwithstanding any other provision of this Agreement, each of the Collateral Agent, the Collateral Custodian, each Agent, each Lender and the Facility Agent hereby agrees that it will not institute against the Borrower, or join any other Person in instituting against the Borrower, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Advances or other amounts due from the Borrower hereunder shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Advances or other amounts shall be outstanding. The foregoing shall not limit such Person’s right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Person.
(b)Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against any Conduit Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any commercial paper note issued by such applicable Conduit Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper notes shall be outstanding.
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(c)The provisions of this Section 17.11 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof.  The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 17.11 and the Facility Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws. The provisions of this paragraph shall survive the termination of this Agreement.
SECTION 1.12.Limited Recourse. (a)     Notwithstanding any other provision of this Agreement, the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower (and not any of its Affiliates or any other party) payable solely from the Collateral in accordance with Section 8.3. No recourse shall be had against any officer, director, employee, shareholder, member, manager, agent, partner, principal or incorporator of the Borrower or their respective successors or assigns for any amounts payable under this Agreement. It is understood that the foregoing provisions of this Section 17.12(a) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until such Collateral has been realized. It is further understood that the foregoing provisions of this Section 17.12(a) shall not limit the right of any Person to name the Borrower as a party defendant in any proceeding or in the exercise of any other remedy under this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Borrower.
(b) No recourse under any obligation, covenant or agreement of a Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any Lender or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of a Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.
Notwithstanding anything to the contrary in this Agreement or in any of the Transaction Documents, the parties hereto acknowledge that the obligations of any Conduit Lender arising hereunder are limited recourse obligations payable solely from the unsecured assets of such Conduit Lender (the “Available Funds”) and, following the application of such Available Funds or the proceeds thereof, any claims of the parties hereto (and the obligations of such Conduit Lender) shall be extinguished. No recourse shall be had for the payment of any amount owing under this Agreement against any officer, member, director, employee, security holder or incorporator of any Conduit Lender or its successors or assigns, and no action may be brought against any officer, member, director, employee, security holder or incorporator of any Conduit Lender personally; provided that the foregoing shall not relieve any such Persons from any liability they might otherwise have as a result of fraudulent actions taken or omissions made by them. The parties hereto agree that they will not petition a court, or take any action or commence any proceedings, for the liquidation or the winding-up of, or the appointment of an
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examiner to, any Conduit Lender or any other bankruptcy or insolvency proceedings with respect to such Conduit Lender; provided that nothing in this sentence shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this sentence that was instituted against any Conduit Lender by any Person other than such party. The provisions of this paragraph shall survive the termination of this Agreement.
Each Conduit Lender shall only be required to pay (a) any fees or liabilities that it may incur under this Agreement only to the extent such Conduit Lender has Excess Funds on the date of such determination and (b) any expenses, indemnities or other liabilities that it may incur under this Agreement or any fees, expenses, indemnities or other liabilities under any other Transaction Agreement only to the extent such Conduit Lender receives funds designated for such purposes or to the extent it has Excess Funds not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of all of its outstanding commercial paper notes as of the date of such determination. In addition, no amount owing by any Conduit Lender hereunder in excess of the liabilities that such Conduit Lender is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against such Conduit Lender.
SECTION 1.13.ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
SECTION 1.14.Confidentiality. (a)  The Borrower, the Servicer, the Collateral Custodian and the Collateral Agent shall hold in confidence, and not disclose to any Person, the identity of any Lender or the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors, prospective lenders, equity investors, affiliates or representatives, (ii) with the consent of such Lender, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Person, or (iv) to the extent the Borrower, the Servicer, the Collateral Custodian or the Collateral Agent or any Affiliate of any of them should be required by any law or regulation applicable to it (including securities laws) or requested by any Official Body to disclose such information.
(a)The Facility Agent, the Collateral Agent, the Collateral Custodian, each Agent and each Lender, severally and with respect to itself only, covenants and agrees that any information about the Borrower or its Affiliates or the Obligors, the Collateral Obligations, the Related Security or otherwise obtained by the Facility Agent, the Collateral Agent, such Agent or such Lender pursuant to this Agreement shall be held in confidence except (A) the Facility Agent hereunder may disclose such information to the Lenders and Agents and (B) the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender may disclose such information (i) to its affiliates, officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Facility Agent, the Collateral Agent, the Collateral Custodian, such Agent or such Lender, (iii) to the extent such information was available to the Facility Agent, such Agent or such Lender on a non-confidential basis prior to its disclosure to the Facility Agent, such Agent or such Lender hereunder, (iv) with the consent of the Servicer, (v) to the extent permitted by Article XV, or (vi) to the extent the Facility Agent, such Agent or such Lender should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Official Body to disclose such information; provided, that in the case
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of clause (vi) above, the Facility Agent, such Agent or such Lender, as applicable, will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify the Servicer of its intention to make any such disclosure prior to making any such disclosure; provided, further, that in no event shall information that constitutes internal, proprietary memoranda or analysis of the Borrower, Servicer, the Parent or any of their respective Affiliates be disclosed to any Person pursuant to this clause (b) (other than pursuant to clauses (B)(i), (iv) or (vi) above) without the prior written consent of the Borrower.
SECTION 1.15.Non-Confidentiality of Tax Treatment. All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 17.15 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.
SECTION 1.16.Replacement of Lenders.
(a)If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or Official Body for the account of any Lender pursuant to Section 4.3, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking the Obligations or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.3 or Section 5.1, as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)At any time there is more than one Lender, the Borrower shall be permitted, at its sole expense and effort, to replace any Lender, except (i) the Facility Agent or (ii) any Lender which is administered by the Facility Agent or an Affiliate of the Facility Agent, that (a) requests reimbursement, payment or compensation for any amounts owing pursuant to Section 4.3 or Section 5.1 or (b) has received a written notice from the Borrower of an impending change in law that would entitle such Lender to payment of additional amounts pursuant to Section 4.3 or Section 5.1, unless such Lender designates a different lending office before such change in law becomes effective pursuant to Section 17.16(a) and such alternate lending office obviates the need for the Borrower to make payments of additional amounts pursuant to Section 4.3 or Section 5.1 or (c) has not consented to any proposed amendment, supplement, modification, consent or waiver, each pursuant to Section 17.2 or (d) defaults in its obligation to make Advances hereunder; provided, that (i) nothing herein shall relieve a Lender from any liability it might have to the Borrower or to the other Lenders for its failure to make any Advance, (ii) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (iii) during the Revolving Period, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Facility Agent, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 15.5, (v) until such time as such replacement shall
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be consummated, the Borrower shall pay all additional amounts (if any) for Increased Costs or Indemnified Taxes, as the case may be, (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Facility Agent or any other Lender shall have against the replaced Lender, and (vii) if such replacement is being effected as a result of a Lender requesting compensation pursuant to Section 4.3 or Section 5.1, such replacement, if effected, will result in a reduction in such compensation or payment thereafter. Notwithstanding anything to the contrary contained herein or in the Fee Letter, in the event that the Facility Agent or an Affiliate of the Facility Agent takes any action described in the foregoing clauses (a), (b) or (d), the Borrower may elect to prepay all outstanding Advances and terminate the remaining Commitments hereunder. Notwithstanding anything contained to the contrary in this Agreement, no Lender removed or replaced under the provisions hereof shall have any right to receive any amounts set forth in Section 2.5(b) in connection with such removal or replacement. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 1.17.Consent to Jurisdiction. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
SECTION 1.18.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
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SECTION 1.19.Lender Representation. Each Lender hereby individually represents and warrants, as to itself, that (i) it is a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act, and (ii) it is making Advances and acquiring its Note, as applicable, for investment for its own account and not with a view to any distribution of such Advances or Note (but without prejudice to its right at all times to assign its interest in its Advances and/or its Note in accordance herewith).
SECTION 1.20.Acknowledgement Regarding Any Supported QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 1.21.Electronic Communications and Signatures.~~(a)~~  The parties agree that this Amendment may be executed and delivered by electronic signatures and that the signatures appearing on this Amendment are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
ARTICLE XXIII

COLLATERAL CUSTODIAN
SECTION 1.1.Designation of Collateral Custodian.
The role of Collateral Custodian with respect to the Collateral Obligation Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 18.1. WTNA is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof.
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SECTION 1.2.Duties of the Collateral Custodian.
(a)Duties. The Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:
(i)The Collateral Custodian, as the duly appointed agent of the Secured Parties, for these purposes, acknowledges that the Borrower shall cause the Servicer to deliver, on or prior to the applicable Funding Date (but no more than five (5) Business Days after such Funding Date, except as set forth in Section ~~10.23~~10.21), the Collateral Obligation Files delivered to it for each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Asset Approval Request. The Collateral Custodian acknowledges that in connection with any Asset Approval Request, additional Collateral Obligation Files (specified on an accompanying Schedule of Collateral Obligations supplement) may be delivered to the Collateral Custodian from time to time, and that the Collateral Agent will credit each Collateral Obligation File to the Collection Account in accordance with the terms hereof. Promptly upon the receipt of any such delivery of Collateral Obligation Files and without any review, the Collateral Custodian shall send notice of such receipt to the Servicer, the Facility Agent and each Agent.
(ii)With respect to each Collateral Obligation File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian is acting exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Obligation File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Obligation Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Collateral Agent’s security interest therein under the UCC. Except upon compliance with the provisions of Section 18.5, no Collateral Obligation File or other document constituting a part of a Collateral Obligation File shall be released from the possession of the Collateral Custodian.
(iii)The Collateral Custodian shall maintain continuous custody of all items in its possession in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Secured Parties therein. Each Collateral Obligation File which comes into the possession of the Collateral Agent (other than documents delivered electronically) shall be maintained in fire-resistant vaults or cabinets at the office of the Collateral Custodian. Each Collateral Obligation File shall be marked with an appropriate identifying label and maintained in such manner so as to permit retrieval and access by the Collateral Custodian and the Facility Agent. The Collateral Custodian shall keep the Collateral Obligation Files clearly segregated from any other documents or instruments in its files.
(iv)With respect to the documents comprising each Collateral Obligation File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Obligation File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Facility Agent; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Facility Agent, the Facility Agent’s written instructions shall control.
(v)The Collateral Custodian shall accept only written instructions of an Executive Officer, in the case of the Borrower or the Servicer, or a Responsible Officer,
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in the case of the Facility Agent, concerning the use, handling and disposition of the Collateral Obligation Files.
(vi)In the event that (i) the Borrower, the Facility Agent, any Agent, the Servicer, the Collateral Custodian or the Collateral Agent shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Obligation File or a document included within a Collateral Obligation File or (ii) a third party shall institute any court proceeding by which any Collateral Obligation File or a document included within a Collateral Obligation File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by law, continue to hold and maintain all the Collateral Obligation Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Obligation File or a document included within such Collateral Obligation File as directed by the Facility Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.
(vii)The Facility Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Facility Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Facility Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Facility Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Facility Agent within ten (10) Business Days of its receipt of such request, then the Facility Agent shall be deemed to have declined to consent to the relevant action.
(viii)The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Facility Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including a Facility Termination Event, unless a Responsible Officer of the Collateral Custodian has knowledge of such matter or written notice thereof is received by the Collateral Custodian.
SECTION 1.3.Delivery of Collateral Obligation Files. (a)  In connection with each delivery of a Collateral Obligation File to the Collateral Custodian, the Borrower shall represent, warrant and agree that the Collateral Obligation Files delivered to the Collateral Custodian shall include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Schedule of Collateral Obligations are
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complete in all material respects and correct pursuant to a certification in the form of Exhibit H executed by or on behalf of the Borrower.
(a)Reserved.
(b)With respect to any documents comprising the Collateral Obligation File that have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Servicer shall indicate such on a Schedule of Collateral Obligations supplement and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Servicer shall deliver such original documents to the Collateral Custodian promptly when they are received.
SECTION 1.4.Collateral Obligation File Certification. (a) On or prior to each Funding Date, the Borrower shall cause the Servicer to provide a Schedule of Collateral Obligations and related Document Checklist dated as of such Funding Date to the Collateral Custodian, the Facility Agent and each Agent (such information contained on the Schedule of Collateral Obligations shall also be delivered to the Collateral Custodian, the Facility Agent and each Agent simultaneously in Microsoft Excel format or another format reasonably acceptable to it) with respect to the Collateral Obligations to be delivered to the Collateral Agent on such Funding Date.
(a)In connection with (and as a part of) each Monthly Report, with respect to the Collateral Obligation Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be included as a part of each Monthly Report) in respect of each of the Collateral Obligations, to the effect that, as to each Collateral Obligation listed on the Schedule of Collateral Obligations attached to the related Advance Request or Reinvestment Request, based on the Collateral Custodian’s examination of the Collateral Obligation File for each Collateral Obligation and the related Document Checklist, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Obligation Files (“Exceptions”), (i) all documents required to be delivered in respect of such Collateral Obligations pursuant to the Document Checklist have been delivered and are in the possession of the Collateral Custodian as part of the Collateral Obligation File for such Collateral Obligation (other than those released pursuant to Section 18.5), and (ii) all such documents have been reviewed by the Collateral Custodian and appear on their face to be regular and to relate to such Collateral Obligation. The Collateral Custodian shall also maintain records of the total number of Collateral Obligation Files that do not have the documents provided on the Document Checklist and will include such total in each Monthly Report.
(b)Notwithstanding any language to the contrary herein, the Collateral Custodian shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Obligation File or (ii) the collectability, insurability, effectiveness or suitability of any such Collateral Obligation.
SECTION 1.5.Release of Collateral Obligation Files. (a)  Upon satisfaction of any of the conditions set forth in Section 12.3, the Borrower shall cause the Servicer to provide an Officer’s Certificate to such effect to the Collateral Custodian (with a copy to the Collateral Agent) and shall delivered to the Collateral Custodian a Request for Release and Receipt (substantially in the form of Exhibit F-2) of the Collateral Obligation File and a copy thereof shall be sent concurrently by the Servicer to the Facility Agent and each Agent. Upon receipt of such certification and request, unless it receives notice to the contrary from the Facility Agent,
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the Collateral Custodian shall within three Business Days release the related Collateral Obligation File to the Servicer and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.
(a)From time to time and as appropriate for the management or foreclosure of any of the Collateral Obligations, including, for this purpose, collection under any insurance policy relating to the Collateral Obligations, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit F-2 from an authorized representative of the Servicer (as listed on Exhibit F-1, as such exhibit may be amended from time to time by the Servicer with notice to the Collateral Custodian, the Facility Agent and each Agent), release the related Collateral Obligation File or the documents set forth in such Request for Release and Receipt to the Servicer. In the event an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Servicer Event of Default or a Servicer Event of Default has occurred and is continuing, the Borrower shall not permit the Servicer to make any such request with respect to any original documents unless the Facility Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Borrower shall cause the Servicer to return each and every original document previously requested from the Collateral Obligation File to the Collateral Custodian when the need therefor by the Servicer no longer exists unless (x) the Collateral Obligation File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, and (y) the Servicer has delivered to the Collateral Custodian a certificate executed by an Executive Officer certifying as to the name and address of the Person to which such Collateral Obligation File or such document was delivered and the purpose or purposes of such delivery, in which case the Servicer shall complete such return as soon as possible. Upon receipt of a certificate of the Servicer substantially in the form of Exhibit F-3, with a copy to the Facility Agent and each Agent, stating that such Collateral Obligation was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to an Optional Sale in accordance with Section 7.11, the Collateral Custodian shall within three (3) Business Days release the Request for Release and Receipt to the Servicer, or, in connection with an Optional Sale, the requested Collateral Obligation File, and the Servicer will not be required to return the related Collateral Obligation File to the Collateral Custodian.
(b)Notwithstanding anything to the contrary set forth herein, the Borrower shall not permit the Servicer to, without the prior written consent of the Facility Agent (not to be unreasonably withheld, conditioned or delayed), request any documents (other than copies thereof) held by the Collateral Custodian if the sum of the unpaid Principal Balances of all Collateral Obligations for which the Servicer is then in possession of the related Collateral Obligation File or any document comprising such Collateral Obligation File (other than for Collateral Obligations then held by the Servicer which have been sold, repurchased, paid off or liquidated in accordance with this Agreement) (including the documents to be requested) exceeds 5% of the Adjusted Aggregate Eligible Collateral Obligation Balance. The Servicer may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as Collateral Custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the management of the Collateral Obligations and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Collateral Custodian and the Borrower, holds any Collateral, the Borrower shall cause the Servicer to do so as such standard applies to Servicers acting as custodial agent. The Borrower shall cause the Servicer to promptly report to the Collateral Custodian and the Facility Agent the loss by it of all or part of any Collateral
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Obligation File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. In such custodial capacity, the Borrower shall cause the Servicer to perform the following powers and duties:
(i)hold the Collateral Obligation Files and any document comprising a Collateral Obligation File that it may from time to time receive hereunder from the Collateral Custodian for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Obligation to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;
(ii)implement policies and procedures and requirements of this Agreement so that the integrity and physical possession of such Collateral Obligation Files will be maintained; and
(iii)take all other actions, in connection with maintaining custody of such Collateral Obligation Files on behalf of the Collateral Agent.
Acting as custodian of the Collateral Obligation Files pursuant to this Section 18.5, the Borrower shall cause the Servicer to agree that it does not and will not have or assert any beneficial ownership interest in the Collateral Obligations or the Collateral Obligation Files.
SECTION 1.6.Examination of Collateral Obligation Files. Upon reasonable prior notice to the Collateral Custodian, the Borrower, the Servicer and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Obligation Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Obligations. Prior to the occurrence of an Unmatured Facility Termination Event, a Facility Termination Event, an Unmatured Servicer Event of Default or a Servicer Event of Default, upon the request of the Facility Agent and at the cost and expense of the Borrower, the Collateral Custodian shall promptly provide the Facility Agent with the Collateral Obligation Files or copies, as designated by the Facility Agent, subject to any applicable cap on costs and expenses, the Collateral Custodian shall promptly provide the Facility Agent with the Collateral Obligation Files or copies, as designated by the Facility Agent; provided, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.
SECTION 1.7.Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Obligation that was in its possession pursuant to Section 10.21 within five (5) Business Days after required or requested by the Facility Agent and provided that (a) the Collateral Custodian previously certified in writing to the Facility Agent that it had received such original promissory note and (b) such original promissory note is not outstanding pursuant to a Request for Release and Receipt, then the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Facility Agent upon request a lost note affidavit.
SECTION 1.8.Transmission of Collateral Obligation Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Obligation Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Borrower or the Servicer to the Collateral Custodian prior to any shipment of any Collateral Obligation Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Borrower or the Servicer, the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Borrower shall cause the Servicer to arrange for the provision of such services at its sole cost and expense (or, at the Collateral Custodian’s
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option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Obligation Files as the Servicer deems appropriate.
SECTION 1.9.Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.
SECTION 1.10.Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Agent and Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under Article XVI) under the Transaction Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian in accordance with the provisions of Section 8.3 for all reasonable expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Transaction Documents or in the enforcement of any provision hereof or in the other Transaction Documents.
SECTION 1.11.Removal or Resignation of Collateral Custodian. (a)  The Collateral Custodian may at any time resign and terminate its obligations under this Agreement upon at least 30 days’ prior written notice to the Servicer, the Borrower and the Facility Agent and each Agent; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed which successor Collateral Custodian, so long as no Unmatured Servicer Event of Default, Servicer Event of Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Facility Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, each Agent, the resigning Collateral Custodian and to the successor Collateral Custodian.
(a)The Facility Agent upon at least 30 days’ prior written notice to the Collateral Custodian and each Agent, may (or shall upon the request of the Majority Lenders) remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Facility Agent shall appoint, or petition a court of competent jurisdiction to appoint, a successor Collateral Custodian (which successor Collateral Custodian shall be reasonably acceptable to the Majority Lenders and the Borrower). Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Servicer.
(b)In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Facility Agent, all the Collateral Obligation Files being administered under this Agreement.
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The cost of the shipment of Collateral Obligation Files arising out of the resignation of the Collateral Custodian pursuant to Section 18.11(a), or the termination for cause of the Collateral Custodian pursuant to Section 18.11(b), shall be at the expense of the Collateral Custodian. Any cost of shipment arising out of the removal or discharge of the Collateral Custodian without cause pursuant to Section 18.11(b) shall be at the expense of the Borrower.
SECTION 1.12.Limitations on Liability. (a)  The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, judgment, order, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Facility Agent or (b) the verbal instructions of the Facility Agent.
(a)The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(b)The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties and in the case of the grossly negligent performance of its duties in taking and retaining custody of the Collateral Obligation Files; provided that, the Collateral Custodian hereby agrees that any failure of the Collateral Custodian to produce an original promissory note satisfying the conditions described in clauses (a) and (b) of Section 18.7 shall constitute negligence.
(c)The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(d)The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
(e)The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.
(f)It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
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(g)In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of a Facility Termination Event or the Facility Termination Date, request instructions from the Servicer and may, after the occurrence of a Facility Termination Event or the Facility Termination Date, request instructions from the Facility Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Facility Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Facility Agent. In no event shall the Collateral Custodian be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)Each of the rights, protections, reliances, indemnities and immunities offered to the Collateral Agent in Section 11.7 and Section 11.8 shall be afforded to the Collateral Custodian.
SECTION 1.13.Collateral Custodian as Agent of Collateral Agent. The Collateral Custodian agrees that, with respect to any Collateral Obligation File at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC. For so long as the Collateral Custodian is the same entity as the Collateral Agent, the Collateral Custodian shall be entitled to the same rights and protections afforded to the Collateral Agent hereunder.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.
BCRED DENALI PEAK FUNDING LLC, as Borrower
By:
Name:
Title:

BCRED TWIN PEAKS LLC, as Servicer
By:
Name:
Title:

USActive 57084911.14    S-2

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian
By:
Name:
Title:

USActive 57084911.14    S-3

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent
By:
Name:
Title:
By:
Name:
Title:

USActive 57084911.14    S-4

DEUTSCHE BANK AG, NEW YORK BRANCH, as an Agent and as a Committed Lender
By:
Name:
Title:
By:
Name:
Title:
DEUTSCHE BANK AG, LONDON BRANCH, as a Committed Lender
By:
Name:
Title:
By:
Name:
Title:

USActive 57084911.14    S-5

ALTSHULER SHAHAM PROVIDENT FUNDS & PENSION LTD, as an Agent and as a Lender

By:
Name:
Title:

USActive 57084911.14    S-6

RAYMOND JAMES BANK, as an Agent and as a Lender

By:
Name:
Title:
USActive 57084911.14    S-7

ANNEX A
BCRED DENALI PEAK FUNDING LLC
345 Park Avenue, 31st Floor
New York, NY 10154
Attention: Jana Douglas
Telephone: (212) 503-2025
Email: CreditAssetServicing@Blackstone.com
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Agent, Collateral Custodian and Securities Intermediary

Wilmington Trust, N.A.
1100 North Market Street
Wilmington, DE 19890
Attention: Erica Zhao
Email: qzhao1@wilmingtontrust.com
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent
~~60 Wall Street~~One Columbus Circle
New York, ~~New York 10005~~NY 10019
Attention: Asset Finance Department
~~Facsimile: 212-797-5160~~
Facsimile: amit.patel@db.com, james.kwak@db.com, abs.conduits@db.com; lenderfinance_collatreview@list.db.com
DEUTSCHE BANK AG, NEW YORK BRANCH,
as an Agent and as a Committed Lender
~~60 Wall Street~~One Columbus Circle
New York, ~~New York 10005~~NY 10019
Attention: Asset Finance Department
~~Facsimile: 212-797-5160~~
Facsimile: amit.patel@db.com, james.kwak@db.com, abs.conduits@db.com; lenderfinance_collatreview@list.db.com
ALTSHULER SHAHAM PROVIDENT FUNDS & PENSION LTD, as an Agent and as a Lender
Attention: Oren Streit, Credit Analyst
Phone: +972-732348194
Facsimile: 972-73-2462509
All electronic dissemination of Notices should be sent to Fax
RAYMOND JAMES BANK,
as an Agent and as a Lender
USActive 57084911.14

880 Carillon Parkway
Saint Petersburg, FL 33716
Attention: Mark Specht
Phone: (727) 567-1720
Facsimile: (866) 205-1396
All electronic dissemination of Notices should be sent to Fax-RJB-Loanops@RaymondJames.com
DEUTSCHE BANK AG, LONDON BRANCH,
as an Agent and a Committed Lender
Winchester
1 Great Winchester Street
London EC2N 2DB
United Kingdom
Attention: Amit Rohatgi
Email: amit.rohatgi@db.com

USActive ~~31637433.4~~57084911.14    A-2

Annex B

Lender	Commitment
Deutsche Bank AG, New York Branch	$300,000,000
Deutsche Bank AG, London Branch	$300,000,000
Raymond James Bank	$75,000,000
Altshuler Shaham Provident Funds & Pension Ltd	$75,000,000

~~Altshuler Shaham Provident Funds & Pension Ltd     $75,000,000~~

Total                            $750,000,000

APPENDIX B